Exhibit 10.4

$125,000,000 TERM LOAN CREDIT AGREEMENT

Dated as of July 6, 2007

Among

EXPRESS HOLDING, LLC,

as Parent

EXPRESS, LLC,

as Borrower

and

THE INITIAL LENDERS NAMED HEREIN

as Initial Lenders

and

MORGAN STANLEY & CO. INCORPORATED

as Collateral Agent

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent and Syndication Agent

MORGAN STANLEY SENIOR FUNDING, INC.,

as Sole Lead Arranger and Sole Bookrunner

T A B L E  O F  C O N T E N T S

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SCHEDULES TO THE CREDIT AGREEMENT

Schedule I	-	Commitments and Applicable Lending Offices
Schedule II	-	Subsidiary Guarantors
Schedule III	-	EBITDA
Schedule 4.01(b)	-	Loan Parties
Schedule 4.01(c)	-	Subsidiaries and Other Equity Investments
Schedule 4.01(e)	-	Governmental Authorizations
Schedule 4.01(g)	-	Litigation
Schedule 4.01(q)	-	Certain Employee Benefits Plans
Schedule 4.01(s)	-	Tax Returns
Schedule 4.01(t)	-	Existing Debt
Schedule 4.01(u)	-	Surviving Debt
Schedule 4.01(v)	-	Liens
Schedule 4.01(z)	-	Intellectual Property
Schedule 5.02(f)	-	Investments
Schedule 5.02(l)	-	Negative Pledge
Schedule 5.02(h)	-	Limited Liability Company Agreements

EXHIBITS

Exhibit A	-	Form of Term Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Assumption
Exhibit D	-	Form of Term Loan Security Agreement
Exhibit E	-	Form of Guaranty Supplement
Exhibit F	-	Form of Opinion of Counsel to the Loan Parties
Exhibit G	-	Form of Solvency Certificate
Exhibit H	-	Form of Intercreditor Agreement

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TERM LOAN CREDIT AGREEMENT

TERM LOAN CREDIT AGREEMENT dated as of July 6, 2007 among EXPRESS HOLDING, LLC, a Delaware limited liability company (the “Parent”), EXPRESS, LLC, a Delaware limited liability company (the “Borrower”), the Subsidiary Guarantors (as hereinafter defined), the Lenders (as hereinafter defined), MORGAN STANLEY & CO. INCORPORATED (“MS&Co”), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the “Collateral Agent”) for the Secured Parties (as hereinafter defined), and MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as syndication agent, and MSSF, as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the “Administrative Agent” and, together with the Collateral Agent, the “Agents”) for the Lender Parties (as hereinafter defined).

PRELIMINARY STATEMENTS:

(1) Express Investment Corp., a Delaware corporation (“Express”), has entered into that certain Unit Purchase Agreement dated as of May 15, 2007, as amended, supplemented or otherwise modified in accordance with its terms, to the extent permitted hereunder (the “Purchase Agreement”), with Limited Brands Store Operations, Inc., a Delaware corporation (the “Seller”), Limited Brands, Inc., a Delaware corporation, and the Parent for the purposes of acquiring (the “Acquisition”) from the Seller 75% of the issued and outstanding limited liability company interests (the “Units”) of the Parent.

(2) The Borrower has requested that, substantially simultaneously with the consummation of the Acquisition, (a) the Lender Parties lend to the Borrower $125,000,000 under the Facility (as hereinafter defined) and (b) the Lender Parties (as defined in the ABL Facility Credit Agreement (as hereinafter defined)) lend to the Borrower up to $200,000,000 under the ABL Facility (as hereinafter defined).

(3) The Sponsor (as hereinafter defined) and certain co-investors will indirectly purchase for cash equity of the Parent in an aggregate amount of not less than $484,875,000 (the “Equity Contribution”) and, upon consummation of the Acquisition, Express will own 75% of the Units of the Parent, and the Parent will own, directly or indirectly, all of the Units of the Borrower.

(4) The proceeds of the Facility (as hereinafter defined) are to be used to finance, in part, the Acquisition and to pay transaction fees and expenses relating to the Transaction (as hereinafter defined).

(5) The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABL Facility” means the senior secured asset-based revolving credit facility to be provided to the Borrower concurrently with the Facility pursuant to the ABL Facility Credit Agreement.

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“ABL Facility Credit Agreement” means the credit agreement of even date herewith among the Borrower, the Parent, the Administrative Agent (as defined in the ABL Facility Credit Agreement), the Collateral Agent (as defined in the ABL Facility Credit Agreement) and the lenders party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“ABL Facility Loan Documents” means those documents that are specified as “Loan Documents” in the ABL Facility Credit Agreement.

“Acquisition” has the meaning specified in the preliminary statements to this Agreement.

“Additional Term Commitment Amendment” has the meaning specified in Section 2.15(b).

“Additional Commitments Effective Date” has the meaning specified in Section 2.15(b).

“Additional Term Commitments” means the commitments of the Additional Term Lenders to make Additional Term Advances pursuant to Section 2.15.

“Additional Term Lenders” means the lenders providing the Additional Term Advances.

“Additional Term Advances” means any loans made in respect of any Additional Term Commitments that shall have been added pursuant to Section 2.15.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent specified by the Administrative Agent in writing to the Lender Parties from time to time.

“Advance” means a Term Advance or an Additional Term Advance.

“Advisory Agreement” means the advisory agreement dated as of the date hereof among the Parent, the Borrower and GGC, as amended to the extent permitted under this Agreement.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person by contract or other agreement.

“Agents” has the meaning specified in the recital of parties to this Agreement.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount, if any, determined by the counterparty of the Hedge Agreement that is not a Loan Party or a Subsidiary of such Loan Party that would be payable by such Loan Party or Subsidiary that is a party to such Hedge Agreement to its counterparty to such Hedge Agreement in accordance

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with its terms, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole “Affected Party” and (iii) such counterparty was the sole party determining such payment amount.

“Applicable Lending Office” means, with respect to each Lender Party, such Lender Party’s Domestic Lending Office in the case of a Base Rate Advance and such Lender Party’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Margin” means (a), for the first two full fiscal quarters following the Effective Date, 1.75% per annum for Base Rate Advances and 2.75% per annum for Eurodollar Rate Advances and (b) thereafter, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

Leverage Ratio	Base Rate Advances	Eurodollar Rate Advances
Level I less than 1.00:1.00	1.50%	2.50%
Level II 1.00:1.00 or greater	1.75%	2.75%

In the case of Term Advances following the first two full fiscal quarters after the Effective Date, the Applicable Margin for Base Rate Advances shall be determined by reference to the Leverage Ratio in effect from time to time and the Applicable Margin for Eurodollar Rate Advances shall be determined by reference to the Leverage Ratio in effect on the first day of each Interest Period for such Advance; provided, however, that (A) no reduction in the Applicable Margin shall be effective until the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Parent in determining compliance with the covenant set forth in Section 5.05 and (B) the Applicable Margin shall be at Level II for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

If for any period the actual Leverage Ratio (the “Actual Leverage Ratio”) is greater than the Leverage Ratio set forth in the schedule described in clause (A) of the proviso of this definition and application of the Actual Leverage Ratio would have resulted in a higher Applicable Margin for any period (the “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Applicable Margin shall be determined as if Level II (as provided in this definition) were applicable for such Applicable Period and (ii) such resulting additional interest shall accrue and be payable on the earlier of the Termination Date and demand. Notwithstanding anything contained herein, the foregoing shall not limit the rights of the Administrative Agent and Lender Parties with respect to Sections 6.01 and 2.05(b).

“Approved Fund” means any Fund that is administered or managed by (i) a Lender Party, (ii) an Affiliate of a Lender Party or (iii) an entity or an Affiliate of an entity that administers or manages a Lender Party.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender Party and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07 or by the definition of “Eligible Assignee”), and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto or any other form approved by the Administrative Agent and Borrower.

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“Bankruptcy Law” means Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

(a) the rate of interest published by the Wall Street Journal from time to time, as the prime lending rate; and

(b)  1 /2 of 1% per annum above the Federal Funds Rate.

“Base Rate Advance” means an Advance that bears interest as provided in Section 2.05(a)(i).

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrower’s Account” means the account of the Borrower specified by the Borrower in writing to the Administrative Agent from time to time.

“Borrowing” means a Term Borrowing.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City, and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Capital Expenditures” means, for any Person for any period, without duplication, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person. For purposes of this definition, “Capital Expenditures” shall not include expenditures (i) made to restore, replace, rebuild, develop, maintain, improve or upgrade property, to the extent such expenditure is made with, or subsequently reimbursed out of, insurance proceeds, indemnity payments, condemnation awards (or payments in lieu thereof) or damage recovery proceeds or other settlements relating to any damage, loss, destruction or condemnation of such property, (ii) constituting reinvestment of the net proceeds of any Transfer, to the extent permitted hereunder, (iii) made by the Parent or any of its Subsidiaries as payment of the consideration for Permitted Acquisitions, (iv) made by Parent or any of its Subsidiaries to effect leasehold improvements to any property leased by Parent or any of its Subsidiaries as lessee, to the extent that such expenses have been reimbursed in cash by the landlord, (v) actually paid for by a third party (excluding any Loan Party) and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other person (whether before, during or after such period), or (vi) made with the cash proceeds from the sale or issuance of Qualified Capital Stock of Parent.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

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“Cash Equivalents” means any of the following, to the extent owned by the Parent or any of its Subsidiaries free and clear of all Liens other than Permitted Liens and Liens created under the Collateral Documents and, in each case, having a maturity of not greater than one year from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) readily marketable direct obligations of any member of the European Economic Area, Switzerland or Japan, or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of such country, and, at the time of acquisition thereof having a credit rating of at least AA- (or the equivalent grade) by Moody’s or Aa3 by S&P, (c) marketable general obligations issued by any state of the United States or any political subdivision thereof or any or any instrumentality thereof that is guaranteed by the full faith and credit of such state and, at the time of acquisition thereof having a credit rating of at least AA- (or the equivalent grade) by Moody’s or Aa3 by S&P, (d) insured certificates of deposit, time deposits, eurodollar time deposits or overnight time deposits with any commercial bank that is organized under the laws of the United States or any State thereof, any member of the European Economic Area, Switzerland or Japan and has combined capital and surplus of at least $500 million, (e) commercial paper issued by any Lender or any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, (f) repurchase agreements and reverse repurchase agreements with a duration of not more than 30 days for underlying securities of the types set forth in clauses (a) through (e) entered into with any financial institution meeting the specifications in clause (d) above, (g) auction rate securities or (h) Investments in money market funds, of which at least 95% of the portfolios are limited solely to Investments of the character, quality and maturity described in clauses (a) through (f) of this definition. With respect to any Foreign Subsidiary, “Cash Equivalents” shall also include any Investment substantially comparable to the foregoing but in the currency of the jurisdiction of organization of such Subsidiary, Euros or U.S. Dollars.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means an entity that is a controlled foreign corporation of the Borrower under Section 957 of the Internal Revenue Code.

“Change of Control” means the occurrence of any of the following: (a) at any time prior to the consummation of an IPO of the Equity Interests of the Parent, the Sponsor shall cease to own at least 50% (directly or indirectly) of the Voting Interests in the Parent; or (b) at any time after the consummation of an IPO of the Equity Interests of the Parent, any Person or two or more Persons acting in concert other than the Sponsor shall have acquired beneficial ownership (within the meaning of Rule 13(d)-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Parent, unless the Sponsor owns Voting Interests representing a greater percentage; or (c) at any time after the consummation of an IPO of the Equity Interests of the Parent, during any period of up to 24 consecutive months, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Parent.

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“Collateral” means all “Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” has the meaning specified in the recital of parties to this Agreement.

“Collateral Documents” means the Term Loan Security Agreement, the Intellectual Property Term Loan Security Agreement, the Intercreditor Agreement, each of the collateral documents, instruments and agreements delivered pursuant to Section 5.01(j), and each other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment.

“Confidential Information” means information that any Loan Party or its Subsidiaries furnishes to any Agent or any Lender Party, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender Party of its obligations hereunder or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties who is not subject to any legally binding obligation to any Loan Party or its Subsidiaries to keep such information confidential.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Continuing Directors” means, in the case of the Parent, the directors of the Parent on the Effective Date and each other director if, in each case, such other director’s nomination for election to the board of directors of the Parent is recommended by at least a majority of the then Continuing Directors.

“Conversion,” “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07 or 2.08.

“Current Assets” of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP (excluding deferred taxes).

“Current Liabilities” of any Person means all items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person excluding Debt and deferred taxes.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than (1) trade payables not overdue by more than 90 days, deferred compensation and straight-line rent and landlord allowance, in each case incurred in the ordinary course of such Person’s business and (2) purchase price adjustments under the Purchase Agreement), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person with respect to Disqualified Stock, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the

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Agreement Value thereof, (i) all Guaranteed Debt and Synthetic Debt of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations; but limited in amount to the lesser of (i) the fair market value of such property or (ii) the amount of such indebtedness or other payment obligations.

Notwithstanding anything to the contrary contained herein, Debt shall not include (i) any amounts relating to preferred equity (other than Disqualified Stock), employee consulting arrangements, accrued expenses, deferred rent (other than Capitalized Leases), deferred taxes, obligations under employment agreements, unredeemed gift card deferred revenue and deferred compensation, or (ii) in connection with the existing letters of credit or any Permitted Acquisition or other acquisition otherwise permitted hereunder or consented to by the Lenders or consummated prior to the Effective Date, (A) reimbursement obligations in respect of such existing letters of credit or any letter of credit assumed in such Permitted Acquisition or other acquisition, the payment of which is either fully (x) backed by a letter of credit or (y) cash collateralized, or (B) post-closing purchase price adjustments, earn-outs or similar obligations that are dependent upon the performance of the acquisition target after such closing to which the seller in such Permitted Acquisition or acquisition may become entitled.

“Debt for Borrowed Money” of any Person means, at any date of determination, the sum of (a) the outstanding principal amount of all Debt of the type referred to in clauses (a), (c) and (e) of the definition of “Debt”, (b) all reimbursement Obligations at such date of such Person under acceptance, letter of credit or similar facilities at such date for amounts that have been drawn under such facilities and (c) all Synthetic Debt of such Person at such date; provided, however, for purposes of calculating Debt for Borrowed Money, the amount of the Revolving Credit Advances (as defined in the ABL Facility Credit Agreement) included therein shall (i) for any date that is within twelve (12) months after the date of this Agreement, be equal to $33,000,000, and (ii) for any date thereafter, be equal to the average daily outstanding balance of such revolving loans during the twelve (12) month period ended on such date

“Default” means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.

“Default Interest” has the meaning set forth in Section 2.05(b).

“Defaulted Advance” means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.13(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

“Defaulted Amount” means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid by such Lender Party as of such time, including, without limitation, any amount required to be paid by such

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Lender Party to (a) the Administrative Agent pursuant to Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party and (b) any other Lender Party pursuant to Section 2.11 to purchase any participation in Advances owing to such other Lender Party. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.13(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

“Defaulting Lender” means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

“Disqualified Stock” means any Equity Interest that, by its terms, matures or is Redeemable, in whole or in part, on or prior to the date that is 91 days after the Termination Date. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement shall be the maximum amount that the Loan Parties may become obligated to pay upon such maturity of, or pursuant to such Redeemable provisions in respect of, such Disqualified Stock.

“Domestic Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

“EBITDA” means, for any period and with respect to any Person, Consolidated Net Income of such Person for such period, plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income (except with respect to item (xiv)), the sum of (i) Consolidated interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Debt (including the Advances hereunder and the ABL Facility) of such Person for such period, (ii) Consolidated income tax (and franchise tax in the nature of income tax) (including federal, state, local and foreign income tax) expense and foreign withholding tax expense, in each case for such period, and any state single business unitary or similar tax of such Person for such period, (iii) depreciation and amortization expense (including amortization or impairment of intangibles (including goodwill) and organization costs) for such period (excluding amortization expense attributable to a prepaid cash item (except for deferred finance charges) that was paid in a prior period) of such Person for such period, (iv) any other non-cash deductions, losses, charges or expenses made in the ordinary course of business in determining Consolidated Net Income (but excluding any such non-cash charge in respect of an item that increased Consolidated Net Income in a prior period (to the extent of such increase) of such Person for such period, (v) any extraordinary losses and unusual or non-recurring expenses or charges incurred in such period, (vi) any Transaction Expenses paid in such period, (vii) costs and expenses incurred in the ordinary course of business in connection with acquisitions permitted under Section 5.02(f), Excluded Issuances, recapitalizations, Transfers or incurrence of Debt permitted under Article V hereunder (for the purposes of this definition, each a “Permitted Item”), (viii) any payments made or accrued pursuant to the Advisory Agreement (as in effect on the Effective Date or as permitted to be amended hereby) and of reimbursement of ordinary course out-of-pocket costs and expenses payable to GGC or its Affiliates pursuant to the Advisory Agreement, (ix) foreign exchange losses recorded in “other income”, (x) expenses in connection with earn-out obligations, (xi) any

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one-time payments made related to any Permitted Item, including, without limitation, one-time compensation charges, stay bonuses paid to existing management and severance cost, (xii) expenses incurred to the extent reimbursable by third parties pursuant to indemnification provisions and either so collected or reasonably expected to be so collected, (xiii) all losses during such period resulting from the sale or disposition of any asset of Parent or any Subsidiary outside the ordinary course of business, (xiv) proceeds received from business interruption insurance, in each case, with respect to such measurement period, (xv) non-cash expenses resulting from the grant or periodic remeasurement of stock options or other equity-related incentives (and, for the avoidance of doubt, including any non-cash expenses related to any stock option or other equity-related incentives resulting from the acceleration of vesting in the event of a change in control) to any director, officer, employee, former employee or consultant of Parent or any Subsidiary pursuant to a written plan or agreement approved by the board of directors of Parent, (xvi) salary, benefit and other direct savings resulting from workforce reductions implemented or reasonably expected to be implemented within the following twelve months and severance related thereto in connection with the Permitted Acquisitions, (xvii) losses in respect of post-retirement benefits, as a result of the application of FASB 106, (xviii) losses during such period in connection with the extinguishment, retirement or write-off of Debt and (xix) the amount of any loss from stores which have been closed or identified to be closed, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income of such Person, any non-cash gains included in Consolidated Net Income of such Person for such period (other than any gains which represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period), minus (c) without duplication and to the extent included in determining such Consolidated Net Income of such Person, any extraordinary gains and unusual or non-recurring gains for such period, all determined on a Consolidated basis in accordance with GAAP, minus (d) without duplication and to the extent included in determining such Consolidated Net Income of such Person, foreign exchange gains recorded in “other income”, minus (e) without duplication and to the extent included in determining such Consolidated Net Income of such Person, all gains during such period resulting from the sale or disposition of any asset of Parent or any Subsidiary outside the ordinary course of business, minus (f) without duplication and to the extent included in determining such Consolidated Net Income of such Person, the amount of any gain in respect of post-retirement benefits as a result of the application of FASB 106; provided that, for the purpose of determining EBITDA for the first four fiscal quarters after the Effective Date, EBITDA shall be determined in accordance with the pro forma adjustments set forth on Schedule III hereto, to the extent applicable.

The historical EBITDA for any Measurement Period of entities (A) that are acquired by the Parent or any of its Subsidiaries after the Effective Date as permitted under the Loan Documents will be included in the calculation of EBITDA and (B) that are disposed of by the Parent or any of its Subsidiaries after the Effective Date will be excluded in the calculation of EBITDA; provided that, in the case of entities that are acquired by the Parent or any of its Subsidiaries after the Effective Date, the Administrative Agent shall be furnished with audited financial statements, or if audited financial statements are not available, other financial statements reasonably acceptable to the Administrative Agent, of such entities (or if the acquisition is of a division or branch of a larger business or a group of businesses, the audited financial statements, or if audited financial statements are not available, other financial statements reasonably acceptable to the Administrative Agent of such larger business or group of businesses, so long as the individual activities of the acquired entity are clearly reflected in such financial statements, together with a certificate certifying that the Parent has reviewed the historical financial statements of the division or branch and that they reflect proper divisional accounting in relation to the large

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business or group of businesses in all material respects), reasonably satisfactory to the Administrative Agent in all material respects, confirming such historical results. In addition, EBITDA for any Measurement Period will be determined after giving effect to any identifiable cost savings resulting from any acquisition consummated during such Measurement Period and expected to be realized within 12 months following the closing thereof on a pro forma basis, in each case to the extent calculated on terms reasonably satisfactory to the Administrative Agent and certified by a Responsible Officer of the Parent.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Assignee” means (a) a Lender Party; (b) an Affiliate of a Lender Party; (c) an Approved Fund; and (d) any other Person (other than an individual) approved by the Administrative Agent and, unless an Event of Default under Section 6.01(a) and (f) has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any violation of, or liability under, any Environmental Law, or an Environmental Permit or arising from an alleged injury or threat to the environment, or to health and safety with regard to exposure to Hazardous Materials, including, without limitation, and to the extent arising from the foregoing, by any governmental or regulatory authority or third party for enforcement, cleanup, removal, response, remedial or other actions, damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction or decree relating to pollution or protection of the environment, natural resources or exposure of any individual to Hazardous Material, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized on any date of determination.

“Equity Investor” means the Sponsor, the Seller and EXP Investments, Inc., a Delaware corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

Express – Term Loan Credit Agreement

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 4001(a)(14) of ERISA.

“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“Escrow Bank” has the meaning specified in Section 2.13(c).

“Eurodollar Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term “Eurodollar Rate” shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.05(a)(ii).

Express – Term Loan Credit Agreement

“Eurodollar Rate Reserve Percentage” for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Excess Cash Flow” means, for any period,

(a) the sum of, without duplication:

(i) Consolidated Net Income (or loss) of the Parent and its Subsidiaries for such period plus

(ii) depreciation, amortization and other non-cash charges or losses (including deferred income taxes) deducted in determining Consolidated Net Income for such period plus

(iii) if there was a net increase in Consolidated Current Liabilities of the Parent and its Subsidiaries during such period, the amount of such net increase plus

(iv) if there was a net decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Parent and its Subsidiaries during such period, the amount of such net decrease less

(b) the sum of:

(i) the aggregate amount of all non cash credits included in arriving at such Consolidated Net Income (or loss) for such period plus

(ii) if there was a net decrease in Consolidated Current Liabilities of the Parent and its Subsidiaries during such period, the amount of such net decrease plus

(iii) if there was a net increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Parent and its Subsidiaries during such period, the amount of such net increase plus

(iv) the aggregate amount of Capital Expenditures (and research and development expenditures and any other costs that are treated as additions to property, plant and equipment or other long-term assets or other capital expenditures in accordance with GAAP), Investments and Restricted Payments, in each case paid by the Parent and its Subsidiaries to a party other than the Parent or any Subsidiary in cash during such period solely to the extent permitted by this Agreement plus

Express – Term Loan Credit Agreement

(v) the aggregate amount of all regularly scheduled principal payments of Funded Debt and Debt for Borrowed Money made during such period, excluding any amount funded with proceeds from the issuance of Debt (other than with the proceeds from the ABL Facility or from other revolving credit facilities) or Equity Interests plus

(vi) the aggregate principal amount of all mandatory prepayments of the Facility pursuant to Section 2.04(b)(ii) in respect of Net Cash Proceeds of the type described in clause (a) of the definition thereof to the extent that the applicable Net Cash Proceeds were taken into account in calculating such Consolidated Net Income (or loss) for such period plus

(vii) the aggregate principal amount of any Debt voluntarily prepaid for such period (other than prepayments of Term Advances pursuant to Section 2.04(a)); provided that such prepayments are otherwise permitted hereunder plus

(viii) the aggregate amount paid by Parent and the Subsidiaries during such period in respect of the Transaction Expenses, except to the extent that such Transaction Expenses (to the extent not paid out of proceeds on the Effective Date) reduce Consolidated Net Income.

“Excluded Issuance” shall mean (i) an issuance and sale of Qualified Capital Stock of the Parent or Subordinated Debt to the Equity Investor (or any other stockholder exercising preemptive rights triggered by such issuance), to the extent such Qualified Capital Stock or Subordinated Debt is used, or the net cash proceeds thereof shall be, within 90 days of the consummation of such issuance and sale, used or committed to be used (and so used within 180 days of consummation), without duplication, to finance Capital Expenditures, or one or more permitted Investments permitted under Section 5.02(f) and (ii) an issuance and sale of Qualified Capital Stock to satisfy legal requirements regarding the issuance of a de minimis amount of shares.

“Excluded Subsidiary” means (i) any CFC or (ii) any Subsidiary of the Parent that is organized under the laws of a jurisdiction located inside the United States that is not a Material Subsidiary; provided that all Excluded Subsidiaries covered by this clause (ii) shall not represent, in the aggregate, more than 5% of Consolidated EBITDA or 5% of Consolidated tangible assets of the Parent and its Subsidiaries and the Parent shall be obligated to designate one or more Subsidiaries that would otherwise qualify as Excluded Subsidiaries covered by this clause (ii) as Material Subsidiaries in order to comply with the terms of this proviso.

“Existing Debt” means such Debt set forth on Schedule 4.01(t).

“Extraordinary Receipt” means any cash amount actually received by any Loan Party (net of all out-of-pocket fees, costs, legal fees, court costs, taxes and other expenses incurred by any Loan Party in connection with the collection, litigation, adjudication, arbitration, receipt or recovery of any such Extraordinary Receipt, in each case to the extent such amounts are not deducted in calculating Consolidated Net Income) that is not received in the ordinary course of business and which is received as a result of proceeds of casualty insurance and condemnation awards (and payments in lieu thereof); provided, however, that an Extraordinary Receipt shall not

Express – Term Loan Credit Agreement

include cash receipts received from proceeds of insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds or awards are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“Facility” means the Term Facility.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter dated July 6, 2007 between the Borrower and the Lead Arranger, as amended.

“Fiscal Year” means a fiscal year of the Parent and its Consolidated Subsidiaries ending on the Saturday closest to January 31 in any calendar year.

“Foreign Subsidiary” means a Subsidiary of the Parent that is organized under the laws of a jurisdiction located outside of the United States.

“Fund” means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” of any Person means all Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of its creation.

“GAAP” has the meaning specified in Section 1.03.

“GGC” means GGC Administration, LLC.

“Governmental Authority” means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

Express – Term Loan Credit Agreement

“Guaranteed Debt” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Guaranteed Debt” shall not include any product warranties or other ordinary course contingent obligations incurred in the ordinary course of business, including indemnities. The amount of any Guaranteed Debt shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranteed Debt is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranteed Debt) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Guaranteed Obligations” has the meaning specified in Section 8.01.

“Guaranties” means the Parent Guaranty and the Subsidiary Guaranty.

“Guarantors” means the Parent and the Subsidiary Guarantors.

“Guaranty Supplement” has the meaning specified in Section 8.05.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means interest rate, currency exchange rate or commodity price swap, cap or collar agreements, future or option contracts and other hedging agreements; provided that such Hedge Bank shall be required to be a Lender Party or an Affiliate of a Lender Party only at the time that such Hedge Bank enters into such Secured Hedge Agreement.

“Hedge Bank” means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

“Indemnified Party” has the meaning specified in Section 9.04(b).

“Intercreditor Agreement” has the meaning specified in Section 3.01(a)(iii).

“Initial Extension of Credit” means the initial Borrowing hereunder.

Express – Term Loan Credit Agreement

“Initial Lender Parties” means the Initial Lenders.

“Initial Lenders” means the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders.

“Initial Pledged Debt” has the meaning specified in the Term Loan Security Agreement.

“Initial Pledged Equity” has the meaning specified in the Term Loan Security Agreement.

“Insufficiency” means, with respect to any Plan, the amount, if any, of a Plan’s accumulated benefit obligation (determined in accordance with GAAP) in excess of the Plan’s fair value of assets.

“Intellectual Property Term Loan Security Agreement” has the meaning specified in the Term Loan Security Agreement.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months (or, until the completion of the primary syndication, two weeks or one month, provided that such period shall end on the 30th day after the date hereof (or such earlier date as shall be specified in its sole discretion by the Administrative Agent in a written notice to the Borrower and the Lenders that such primary syndication has been achieved)), as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select (or, if available to all Lenders, nine or twelve months thereafter, as selected by the Borrower in its Notice of Borrowing or conversion); provided, however, that:

(a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under the Facility that ends after any principal repayment installment date for the Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for the Facility shall be at least equal to the aggregate principal amount of Advances under the Facility due and payable on or prior to such date;

(b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

Express – Term Loan Credit Agreement

(d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Inventory” means all Inventory referred to in Section 1(b) of the Term Loan Security Agreement.

“Investment” in any Person means any loan or advance to such Person (other than (a) third-party trade receivables or (b) intercompany trade receivables, in each case incurred in the ordinary course of such Person’s business), any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of “Debt” in respect of such Person.

“IPO” means, with respect to any Person, a registered initial public offering of the capital stock of such Person (other than on Form S-8).

“Lead Arranger” means Morgan Stanley Senior Funding, Inc.

“Lender Party” means any Lender.

“Lenders” means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

“Leverage Ratio” means, at any date of determination, the ratio of Consolidated Debt for Borrowed Money (net of cash and Cash Equivalents) at such date to Consolidated EBITDA for the most recently completed Measurement Period, in each case of the Parent and its Subsidiaries.

“Lien” means any lien, security interest, pledge or other charge or encumbrance of any kind, or any other type of preferential arrangement intended for security, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” means (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Fee Letter and (v) the Intercreditor Agreement.

“Loan Parties” means the Borrower and the Guarantors.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Parent and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is a party.

Express – Term Loan Credit Agreement

“Material Subsidiary” means, at any time, (i) any Subsidiary of the Parent that represents more than 5% of Consolidated EBITDA and more than 5% of Consolidated tangible assets of the Parent and its Subsidiaries, determined at the end of the most recently completed financial quarter of the Parent based on the financial statements of the Parent delivered pursuant to Section 5.03(b) or (c) or (ii) any Subsidiary of the Parent designated by notice in writing given by the Parent to the Administrative Agent to be a “Material Subsidiary”; provided that, any such Subsidiary so designated as a Material Subsidiary shall at all times thereafter remain a Material Subsidiary for the purposes of this Agreement unless otherwise agreed to by the Borrower and the Required Lenders.

“Measurement Period” means each period of four consecutive fiscal quarters of the Parent.

“Moody’s” means Moody’s Investors Services, Inc.

“MS&Co” has the meaning specified in the recital of parties to this Agreement.

“MSSF” has the meaning specified in the recital of parties to this Agreement.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or with respect to which any Loan Party has any liability.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA and subject to Title IV of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Cash Proceeds” means,

(a) with respect to any Transfer of any asset of the Parent or any of its Subsidiaries (other than any Transfer of assets pursuant to Section 5.02(e)(other than clause (v) thereof)), the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Transfer (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Debt (other than Debt under the Loan Documents) that is secured by such asset and that is required to be repaid in connection with such Transfer thereof, (B) the reasonable and customary out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Parent or its Subsidiaries, and (C) federal, state, provincial, foreign and local taxes reasonably estimated (on a Consolidated basis) to be actually payable as a result of any gain recognized in connection therewith; provided, however, that Net Cash Proceeds shall not include any such amounts to the extent such amounts are (x) reinvested (or intended to be reinvested) in similar assets used or useful in the business of Parent and its Subsidiaries within 12 months after the date of receipt thereof or (y) committed to be reinvested in similar assets useful in the business of Parent and its Subsidiaries within 12 months after the date of receipt thereof and are so reinvested within 6 months after such commitment; provided, further, however, that no such amounts resulting from any Transfer shall be considered Net Cash Proceeds until they aggregate $1,000,000 in any fiscal year;

Express – Term Loan Credit Agreement

(b) with respect to the incurrence or issuance of any Debt by the Parent or any of its Subsidiaries (other than Debt incurred or issued pursuant to Section 5.02(b)), the excess of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the underwriting discounts and commissions or other similar payments, and other out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Parent or any of its Subsidiaries in connection with such incurrence or issuance to the extent such amounts were not deducted in determining the amount referred to in clause (i); and

(c) with respect to any Extraordinary Receipt received by the Parent or any of its Subsidiaries that is not otherwise included in clauses (a) or (b) above, the sum of the cash and Cash Equivalents received in connection therewith; provided, however, that Net Cash Proceeds shall not include any such amounts to the extent such amounts are (x) reinvested (or intended to be reinvested) in fixed or capital assets used or useful in the business of the Parent and its Subsidiaries within 12 months after the date of receipt thereof or (y) committed to be reinvested in fixed or capital assets used or useful in the business of the Parent and its Subsidiaries within 12 months after the date of receipt thereof and are so reinvested within 6 months after such commitment.

“Net Income” means, for any period, the net income or loss of the Parent and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) unrealized gains and losses with respect to Hedge Agreements during such period and (b) the impact of purchase accounting or similar adjustments required or permitted by GAAP in connection with the Acquisition or any Permitted Acquisition (including the reduction of revenue from any write-down of deferred revenue).

“Note” means a Term Note.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“NPL” means the National Priorities List under CERCLA.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party, to the extent permitted by the Loan Documents.

“Other Taxes” has the meaning specified in Section 2.10(b).

“Parent” has the meaning specified in the recital of parties to this Agreement.

Express – Term Loan Credit Agreement

“Parent Guaranty” means the guaranty of the Parent set forth in Article VIII.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Distributions” shall mean (i) a payment by the Borrower or its Subsidiaries to or on behalf of Parent (and any subsequent payment by Parent) for fees, costs and expenses paid to GGC or any of its Affiliates in accordance with the Advisory Agreement (as in effect on the Effective Date or as amended as permitted hereby); provided that nothing herein shall prohibit the accrual of any such fees under the terms of the Advisory Agreement; (ii) payments by the Borrower or its Subsidiaries to or on behalf of Parent for franchise taxes and other fees required to maintain the legal existence of Parent or to pay the out-of-pocket legal, accounting and other fees and expenses in the nature of overhead in the ordinary course of business of Parent, including without limitation payment of fees and reimbursement of expenses of the board of directors and (iii) any payments to Parent in order for Parent to make tax distributions to its members pursuant to Section 4.2 of that certain Amended and Restated Limited Liability Company Agreement, dated July 6, 2007, by and between Limited Brands Store Operations, Inc., a Delaware corporation, EXP Investments, Inc., a Delaware corporation and Express Investment Corp., a Delaware corporation; provided that the amount of such payment shall not exceed the amount that the Borrower would be required to pay in respect of federal, state, local or non-US taxes were the Borrower a corporation filing a consolidated return with each of its domestic Subsidiaries since immediately before the closing date of the Acquisition.

“Permitted Liens” means: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) and Liens for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (b) Liens imposed by contract or law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) in the aggregate do not materially adversely affect the use of the property to which they relate and (ii) are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (c) Liens in the ordinary course of business to secure obligations under workers’ compensation laws, unemployment insurance, social security or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts and leases (other than Debt), contracts for the purchase of property otherwise permitted by this Agreement, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) Liens securing judgments (or the payment of money) not constituting an Event of Default under Section 6.01(g) or securing appeal or other surety bonds related to such judgments, (f) easements, rights of way, restrictions, and other encumbrances on title to real property that do not materially adversely affect the use of such property for its present purposes; (g) statutory, common law or contractual Liens of landlords, creditor depository institutions or institutions holding securities accounts (including rights of set-off or similar rights and remedies), (h) any interest or title of a lessor or sublessor under any lease of real estate or licensor or sublicensor of intellectual property not prohibited hereby, (i) Liens on the property of a Person existing at the time such Person becomes a Subsidiary of the Borrower; provided that, any such Lien may not extend to any other Property of the Borrower or any other Subsidiary that is not a direct Subsidiary of such Person; and provided further that, any such Lien

Express – Term Loan Credit Agreement

was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Borrower; (j) Liens on property at the time the Borrower or any Subsidiary acquired such property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any of its Subsidiaries; provided that, such Lien may not extend to any other property of the Borrower or any of its Subsidiaries; provided further that, such Liens shall not have been created in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Borrower or any Subsidiary; (k) Liens on specific items of inventory or other goods and the proceeds thereof (and each of the following relating thereto: documents, instruments, accounts, chattel paper, letter of credit rights, general intangibles, supporting obligations, and claims under insurance policies) securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; (l) Liens arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business; (m) Liens on insurance proceeds securing the payment of financed insurance premiums; (n) leases or subleases and licenses or sublicenses granted to others in the ordinary course of business; (o) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Debt permitted by Section 5.02(b) is issued; (p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; (q) the filing of precautionary financing statements in connection with operating leases, consignment, Transfers permitted under Section 5.02(e) and similar matters; (r) Liens on proceeds of sales of assets held in escrow pending resolution of indemnity or purchase price reduction claims; (s) other Liens on assets, securing Debt or other obligations not prohibited hereunder in an aggregate amount not to exceed $7,500,000 at any time outstanding; (t) Liens granted pursuant to the Collateral Documents; (u) Liens under the ABL Facility Loan Documents and any Lien in existence on the Effective Date and set forth on Schedule 4.01(v); (v) replacement, extension and renewal of any Lien permitted hereby (provided, however, that (1) no such Lien shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced and (2) the aggregate amount secured shall not exceed the amount permitted to be secured prior to such extension, renewal or replacement); (w) Liens securing Debt incurred pursuant to Section 5.02(b)(ii), provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Loan Party; (x) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Loan Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Debt; (y) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and (z) Liens on assets of Foreign Subsidiaries securing Debt of Foreign Subsidiaries permitted pursuant to Section 5.02(b)(viii).

Express – Term Loan Credit Agreement

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Pledged Debt” has the meaning specified in the Term Loan Security Agreement.

“Post Petition Interest” has the meaning specified in Section 8.06(b).

“Prepayment Percentage” means the applicable percentage based on the Leverage Ratio set forth below for each item set forth below:

Level	Excess Cash Flow
Level I Greater than 1.25:1.0	50%
Level II Less than or equal to 1.25:1.0 but equal to or greater than 1.0:1.0	25%
Level III Less than 1.0:1.0	0%

Any increase or decrease in the Prepayment Percentage resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date on which the financial statements are delivered pursuant to Section 5.03(b).

“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Stock.

“Redeemable” means, with respect to any Equity Interest, any such Equity Interest that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Register” has the meaning specified in Section 9.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Documents” means the Purchase Agreement and related documents, the ABL Facility Loan Documents and the Advisory Agreement.

“Required Lenders” means, at any time, Lenders owed or holding at least a majority in interest of the sum of the aggregate principal amount of the Advances outstanding at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time.

Express – Term Loan Credit Agreement

“Responsible Officer” means the Chief Executive Officer, Chief Financial Officer and Treasurer of the Parent or the Borrower, as applicable.

“Restricted Payment” has the meaning specified in Section 5.02(g).

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

“Secured Obligations” has the meaning specified in Section 2 of the Term Loan Security Agreement.

“Secured Parties” means the Agents, the Lender Parties and the Hedge Banks.

“Significant Guarantor” means, at any date of determination, any (i) Subsidiary Guarantor of the Borrower that individually has or (ii) group of Subsidiary Guarantors of the Borrower, that in the aggregate has, in either case, revenues, assets or earnings in an amount equal to at least 5% of (a) the consolidated revenues of the Parent and its Subsidiaries for the most recently completed fiscal quarter for which the Lenders have received financial statements of the Parent and its Subsidiaries pursuant to Section 5.03(b) or (c), (b) the consolidated assets of the Parent and its Subsidiaries as of the last day of the most recently completed fiscal quarter for which the Lenders have received financial statements of the Parent and its Subsidiaries pursuant to Section 5.03(b) or (c), or (c) the consolidated net earnings of the Parent and its Subsidiaries for the most recently completed fiscal quarter for which the Lenders have received financial statements of the Parent and its Subsidiaries pursuant to Section 5.03(b) or (c), in each case determined in accordance with GAAP for such period.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA and subject to Title IV of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Express – Term Loan Credit Agreement

“Specified Representations” means (a) such of the representations made by the Seller in the Purchase Agreement as are material to the interests of the Lenders, but only to the extent that the Parent has the right to terminate its obligations under the Purchase Agreement as a result of a breach of such representations in the Purchase Agreement and (b) the representations and warranties made by the Borrower in Sections 4.01(a)(excluding the last sentence thereof), (d) (only as to the Loan Documents (excluding clauses (iii) and (iv) therein and the last sentence thereof)), (f), (l), (m) and (n) (excluding the last sentence thereof) of this Agreement.

“Sponsor” means Golden Gate Private Equity, Inc., a Delaware corporation and each investment fund managed by it.

“Subordinated Debt” means any Debt of any Loan Party that is subordinated to the Obligations of such Loan Party under the Loan Documents on, and that otherwise contains, terms and conditions reasonably satisfactory to the Administrative Agent.

“Subordinated Obligations” has the meaning specified in Section 8.06.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is, in the case of clauses (a), (b) and (c), at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Subsidiary Guarantors” means the Subsidiaries of the Parent listed on Schedule II hereto and each other Subsidiary of the Parent that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

“Subsidiary Guaranty” means the guaranty of the Subsidiary Guarantors set forth in Article VIII, together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, modified or otherwise supplemented.

“Supplemental Collateral Agent” has the meaning specified in Section 7.01(c).

“Surviving Debt” means (i) Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Initial Extension of Credit and (ii) Debt incurred under credit facilities existing immediately before and after giving effect to the Initial Extension of Credit, in each case listed on Schedule 4.01(u) to this Agreement.

“Synthetic Debt” means, with respect to any Person, without duplication of any clause within the definition of “Debt,” all (a) Obligations of such Person under any lease that is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a “synthetic lease”) and (b) Obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Debt” or as a liability on a Consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

Express – Term Loan Credit Agreement

“Taxes” has the meaning specified in Section 2.10(a).

“Term Advance” has the meaning specified in Section 2.01.

“Term Borrowing” means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders.

“Term Commitment” means, with respect to any Term Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Term Commitment” or, if such Lender has entered into one or more Assignment and Assumptions, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Term Commitment”.

“Term Facility” means, at any time, the aggregate amount of the Term Lenders’ Term Commitments at such time.

“Term Lender” means any Lender that has a Term Commitment.

“Term Loan First Lien Collateral” shall have the meaning specified in the Intercreditor Agreement.

“Term Loan Security Agreement” has the meaning specified in Section 3.01(a)(ii).

“Term Note” means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance made by such Lender, as amended.

“Termination Date” means the earlier of (a) July __, 2014 and (b) the date the Advances are declared due and payable pursuant to Section 6.01.

“Transaction” means the Acquisition and the other transactions contemplated by the Transaction Documents.

“Transaction Documents” means, collectively, the Loan Documents and the Related Documents.

“Transaction Expenses” means costs and expenses incurred in connection with the Transaction, dividend payments to any director, officer or employee in connection with the Transaction deemed to be an expense in accordance with GAAP and retention bonuses paid to employees in an aggregate amount not to exceed $35,000,000 from the Effective Date through the anniversary of the Effective Date.

“Transfer” has the meaning set forth in Section 5.02(e).

“Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

“Unmatured Surviving Obligations” means Obligations under this Agreement and the other Loan Documents that by their terms survive the termination of this Agreement or the other Loan Documents but are not, as of the date of determination, due and payable and for which no outstanding claim has been made.

Express – Term Loan Credit Agreement

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Welfare Plan” means a welfare benefit plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”).

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Term Advances. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a “Term Advance”) to the Borrower on the Effective Date in an amount not to exceed such Lender’s Term Commitment at such time. The Term Borrowing shall consist of Term Advances made simultaneously by the Term Lenders ratably according to their Term Commitments. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

SECTION 2.02. Making the Advances. (a) The Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or electronic communication. Such notice of Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or by telecopier or electronic communication, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments under the Facility of such Lender and the other Lenders. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account.

Express – Term Loan Credit Agreement

(b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may only select Eurodollar Rate Advances with an Interest Period of two weeks or one month for the period from the date hereof for so long as is required by the Lead Arranger to achieve primary syndication; provided that such period shall end on the 30th day after the date hereof (or such earlier date as shall be specified in its sole discretion by the Administrative Agent in a written notice to the Borrower and the Lenders that such primary syndication has been achieved).

(c) The Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of a Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender (as set forth in a written notice delivered by such Lender or the Administrative Agent to the Borrower) as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.05 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes.

(e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03. Repayment of Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Advances in quarterly installments payable on the last Business Day of each April, July, October, and January commencing on October 31, 2007, in an amount equal to (i) on each such date occurring on or prior to the sixth year anniversary of the Effective Date, 0.25% of the initial aggregate principal amount of the Term Advances and (ii) the remaining amount payable in full on the Termination Date (which amount shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.04) and in any event shall be in an amount equal to the aggregate principal amount of the Advances outstanding on such date.

Express – Term Loan Credit Agreement

SECTION 2.04. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day’s notice in the case of Base Rate Advances and three Business Days’ notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid without premium or penalty; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of any Term Advances shall be applied as directed by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under this Section 2.04(a) if such prepayment would have resulted from a refinancing of the Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(b) Mandatory. (i) Within five Business Days after the date the Borrower is required to deliver financial statements pursuant to Section 5.03(b) (commencing with the Fiscal Year ended January 31, 2009), the Borrower shall prepay Advances in an amount equal to the amount by which (A) the Prepayment Percentage of Excess Cash Flow, if any, for the Fiscal Year covered by such financial statements exceeds (B) the aggregate amount of all voluntary prepayments made during such fiscal year pursuant to Section 2.04(a).

(ii) The Borrower shall, not later than five Business Days after receipt of any Net Cash Proceeds by any Loan Party or any of its Subsidiaries (if not reinvested in accordance with the definition of Net Cash Proceeds) prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds.

(iii) Each prepayment of Advances pursuant to clause (i) or (ii) of this Section 2.04(b) shall be applied in direct order to the remaining principal repayment installments of the Facility until all such installments are paid in full.

(iv) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, and subject to Section 2.04(v) below, together with any amounts owing pursuant to Section 9.04(c).

(v) In lieu of making any prepayment pursuant to this subsection (b) in respect of any Eurodollar Rate Advance other than on the last day of the Interest Period therefor, so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the Eurodollar Rate Advance to be prepaid and such Eurodollar Rate Advance shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type.

SECTION 2.05. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each April, July, October and January during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

Express – Term Loan Credit Agreement

(ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b) Default Interest. Upon the occurrence and during the continuation of an Event of Default under Section 6.01(a) or (f), the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest (“Default Interest”) on (A) any overdue principal amount, payable in arrears on the dates referred to in clause (i) or (ii) of Section 2.05(a), as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such principal amount pursuant to clause (i) or (ii) of Section 2.05(a), as applicable, and (B) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable (other than any principal of any Advance) under this Agreement or any other Loan Document to any Agent or any Lender Party that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (i) of Section 2.05(a).

(c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.07 or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period,” the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

SECTION 2.06. Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

SECTION 2.07. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.08, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $1,000,000, no Conversion of any Advances shall result in more than 15 Interest Periods in effect and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their Commitments. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

Express – Term Loan Credit Agreement

(b) Mandatory. (i) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon with respect to each such Eurodollar Rate Advance, on the last day of the then existing Interest Period therefor, Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(ii) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and the Required Lenders may require, by notice to the Borrower, that (x) at the end of the then existing applicable Interest Period each Eurodollar Rate Advance be Converted into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

SECTION 2.08. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation by a central bank or governmental authority or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding, for purposes of this Section 2.08, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.10 shall govern) and (y) changes in the basis of imposition, or the rate, of any taxes, levies, imposts, deductions, charges, withholdings or liabilities that are excluded from the definition of Taxes), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything contained herein to the contrary, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.08(a) for any such increased cost incurred more than one-hundred-eighty (180) days prior to the date that such Lender demands compensation therefor; provided that, if the circumstance giving rise to such increased cost is retroactive, then such 180-day period shall be extended to include the period of retroactive effect thereof.

(b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party’s commitment to lend hereunder, then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party’s commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything contained herein to the contrary, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.08(b) for any such increased cost incurred more than one-hundred-eighty (180) days prior to the date that such Lender demands compensation therefor; provided that, if the circumstance giving rise to such increased cost is retroactive, then such 180-day period shall be extended to include the period of retroactive effect thereof.

(c) If, with respect to any Eurodollar Rate Advances under the Facility, Lenders owed at least a majority of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the

Express – Term Loan Credit Agreement

cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

(d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 2.09. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the other Loan Documents, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.13), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest or any other Obligation then payable hereunder and under the other Loan Documents to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Assumption, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) INTENTIONALLY OMITTED.

(c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

Express – Term Loan Credit Agreement

(d) Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the preceding Business Day.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

(f) Whenever any payment received by the Administrative Agent from the Borrower under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lender Parties by the Borrower under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lender Parties in the following order of priority (x) upon the occurrence and during the continuance of an Event of Default or (y) at any other time that the Administrative Agent receives a payment from the Borrower without direction as to the application of such payment:

(i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date by such Borrower, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

(ii) second, to the payment of all of the fees, indemnification payments (other than indemnification payments as set forth in clause (iii) below), costs and expenses that are due and payable to the applicable Lenders under or in respect of this Agreement and the other Loan Documents on such date by such Borrower, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the applicable Lenders on such date;

(iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Sections 9.04 hereof, Section 21 of the Term Loan Security Agreement and any similar section of any other Loan Documents on such date by the Borrower, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the applicable Lenders on such date;

(iv) fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.08 and 2.10 hereof on such date by such Borrower, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

Express – Term Loan Credit Agreement

(v) fifth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Agents and the applicable Lender Parties under Section 2.05 on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Agents and the applicable Lender Parties on such date;

(vi) sixth, to the payment of the principal amount of all of the outstanding applicable Advances that is due and payable to the Agents and the applicable Lender Parties on such date by such Borrower, ratably based upon the respective aggregate amounts of all such principal owing to the Agents and the applicable Lender Parties on such date; and

(vii) seventh, to the payment of all other Obligations owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date by such Borrower, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date.

SECTION 2.10. Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender Party or any Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.09 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States (including franchise taxes imposed in lieu thereof and branch profits taxes) and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof and branch profits taxes) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized, or in which its principal office is located, or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (including franchise taxes imposed in lieu thereof and branch profits taxes) by the state or foreign jurisdiction of such Lender Party’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under any other Loan Document being hereinafter referred to as “Taxes”). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender Party or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.10) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as “Other Taxes”).

(c) The Loan Parties shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.10, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties,

Express – Term Loan Credit Agreement

additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender Party (with a copy to the Administrative Agent) or by the Agents on their own behalf or on behalf of a Lender Party shall be conclusive absent manifest error.

(d) Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. For purposes of subsections (e) of this Section 2.10, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(e) (I) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Assumption pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI or (in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Internal Revenue Code), (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of any Loan Party or (iii) a controlled foreign corporation related to any Loan Party (within the meaning of Section 864(d)(4) of the Internal Revenue Code), Internal Revenue Service Form W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Loan Document or, in the case of a Lender Party that has certified that it is not a “bank” as described above, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If, at the time such Lender Party first becomes a party to this Agreement payments pursuant to this Agreement or any other Loan Document are subject to withholding tax rate at a rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Assumption pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.10 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future as a result of a change in law after the date that a Lender becomes a party to this Agreement or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date.

(II) Each Lender Party that is a “United States person” shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender Party fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable backup withholding tax imposed by the Code, without reduction, and such amount shall be excluded from Taxes.

(f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof,

Express – Term Loan Credit Agreement

occurring after the date on which a form, certificate or other document originally was required to be provided), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.10 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

(g) INTENTIONALLY OMITTED.

(h) If the Administrative Agent or a Lender Party determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or with respect to which the Loan Parties have paid additional amounts pursuant to this Section, it shall pay to the Loan Parties an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender Party, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Parties, upon the request of the Administrative Agent or such Lender Party, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender Party in the event the Administrative Agent or such Lender Party is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.

(i) If any Lender Party requests compensation under Section 2.08 or requires the Borrower to pay any additional amount to any Lender Party or any Governmental Authority for the account of any Lender Party pursuant to this Section 2.10, then such Lender Party shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates or to file any certificate or document reasonably requested by the Borrower, if, in the judgment of such Lender Party, such designation, assignment or filing would (x) eliminate or reduce amounts payable pursuant to Section 2.08 or 2.10, as the case may be, in the future and (y) would not subject such Lender Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender Party. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender Party in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender Party to the Borrower shall be conclusive absent manifest error.

SECTION 2.11. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the other Loan Documents at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the other Loan Documents at such time) of payments on account of

Express – Term Loan Credit Agreement

the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the other Loan Documents at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party’s ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party’s ratable share (according to the proportion of (i) the amount of such other Lender Party’s required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Loan Parties agree that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Loan Parties in the amount of such interest or participating interest, as the case may be.

SECTION 2.12. Use of Proceeds. The proceeds of the Term Facility shall be available (and the Borrower agrees that it shall use such proceeds) to finance, in part, the Acquisition, to pay transaction fees and expenses relating to the Transaction.

SECTION 2.13. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.13.

(b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan

Express – Term Loan Credit Agreement

Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties in the following order of priority:

(i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents; and

(ii) second, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b) shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.13.

(c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with a commercial bank selected by the Administrative Agent (the “Escrow Bank”), in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank’s standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

(i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

Express – Term Loan Credit Agreement

(ii) second, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

(iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

(d) The rights and remedies against a Defaulting Lender under this Section 2.13 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

SECTION 2.14. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender Party resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Term Note, as applicable, in substantially the form of Exhibit A hereto, payable to the order of such Lender Party in a principal amount equal to the Advances of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

(b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party’s share thereof.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

Express – Term Loan Credit Agreement

SECTION 2.15. Increase in Commitments. (a) Upon notice to the Administrative Agent, at any time after the Effective Date, the Borrower may request that Additional Term Commitments be provided by Additional Term Lenders (which may include Persons meeting the definition of an Eligible Assignee) on terms agreed to by the Borrower and such Additional Term Lenders; provided that (i) after giving effect to any such Additional Term Commitments, the aggregate amount of Additional Term Commitments that have been added pursuant to this Section 2.15 shall not exceed $75,000,000, (ii) the final maturity date of any Additional Term Advances shall be no earlier than the Termination Date for the Term Advances, and (iii) the average life to maturity of the Additional Term Advances shall be no shorter than the remaining average life to maturity of the Term Advances. Notwithstanding anything to the contrary contained herein, the Lender Parties shall not be obligated to commit to the Additional Term Commitments.

(b) Any Additional Term Commitments to provide Additional Term Advances under this Section 2.15 shall be added to this Agreement pursuant to an amendment (the “Additional Term Commitment Amendment”) among the Parent, the Borrower, the Administrative Agent and the Additional Term Lenders. As a condition precedent to the effectiveness of the Additional Term Commitment Amendment, the Borrower shall deliver to the Administrative Agent a certificate on behalf of the Borrower dated as of the effective date (the “Additional Commitments Effective Date”) signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such increase, (i) the representations and warranties of Loan Parties contained in Article IV and the other Loan Documents are true and correct in all material respects on and as of the Additional Commitments Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date and (ii) no Default or Event of Default exists immediately before or immediately after giving effect to such addition. On each Additional Commitments Effective Date, each applicable Lender, Eligible Assignee or other Person which is providing an Additional Term Commitment (i) shall become a “Term Lender” for all purposes of this Agreement and the other Loan Documents and (ii) in the case of any Additional Term Commitment, shall make an Additional Term Advance to the Borrower in a principal amount equal to such Additional Term Commitment, and such Additional Term Advance shall be a “Term Advance” for all purposes of this Agreement and the other Loan Documents.

(c) Any Additional Term Commitment Amendment and any related documentation may, without the consent of any Lenders (other than Additional Term Lenders that are party to such Additional Term Commitment Amendment), effect such amendments to this Agreement and the other Loan Documents as may be reasonably necessary, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.15. Any Additional Term Advances made pursuant to this Section 2.15 shall be evidenced by one or more entries in the Register maintained by the Administrative Agent in accordance with the provisions set forth in Section 9.07(d).

(d) This Section 2.15 shall supersede any provisions in Section 9.01 to the contrary. Notwithstanding any other provision of any Loan Document, the Loan Documents may be amended by the Administrative Agent and the Loan Parties, if necessary, to provide for terms applicable to each Additional Term Commitment.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND OF LENDING

SECTION 3.01. Conditions Precedent. Section 2.01 of this Agreement shall become effective on and as of the first date on or before July 6, 2007 (the “Effective Date”) on which the following conditions precedent have been satisfied (and the obligation of each Lender to make an Advance on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of such conditions precedent before or concurrently with the Effective Date):

(a) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent (unless otherwise specified):

(i) The Notes payable to the order of the Lenders to the extent requested by the Lenders pursuant to the terms of Section 2.14.

Express – Term Loan Credit Agreement

(ii) A security agreement in substantially the form of Exhibit D hereto (the “Term Loan Security Agreement”), duly executed by each Loan Party, together with:

(A) certificates representing the Initial Pledged Equity referred to therein, to the extent certificated, accompanied by undated stock powers executed in blank and instruments evidencing the Initial Pledged Debt referred to therein, indorsed in blank; provided, however, that if the delivery of such certificates may not be accomplished prior to the Effective Date without undue burden or expense, then the delivery of such certificates shall not constitute a condition precedent to the Initial Extension of Credit and the applicable Lender Part shall agree to deliver or cause to be delivered such certificates within a reasonable period of time after the Effective Date (or such later date as may be agreed to by the Administrative Agent);

(B) proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary, in the reasonable opinion of the Administrative Agent, in order to perfect and protect the liens and security interests created under the Term Loan Security Agreement and the required priority thereof, covering the Collateral described in the Term Loan Security Agreement,

(C) INTENTIONALLY OMITTED,

(D) the Intellectual Property Term Loan Security Agreement duly executed by each Loan Party,

(E) INTENTIONALLY OMITTED,

(F) evidence of the insurance required by the terms of the Term Loan Security Agreement,

(G) INTENTIONALLY OMITTED,

(H) INTENTIONALLY OMITTED, and

(I) evidence that all other action that the Administrative Agent may deem necessary in order to perfect and protect the liens and security interests created under the Term Loan Security Agreement and the required priority thereof has been taken (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements).

Express – Term Loan Credit Agreement

(iii) An intercreditor agreement in substantially the form of Exhibit I hereto (the “Intercreditor Agreement”), duly executed by the Administrative Agent, the administrative agent for the ABL Facility and each Loan Party.

(iv) Certified copies of the resolutions of the board of directors of each Loan Party approving each Loan Document to which it is or is to be a party.

(v) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation or formation of each Loan Party, dated reasonably near the Effective Date certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such Loan Party’s charter on file in such Secretary’s office, (2) (to the extent customary for such jurisdiction’s Secretary of State’s certificate) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation or formation.

(vi) A certificate of each Loan Party signed on behalf of such Loan Party by its Chief Executive Officer or a Vice President, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the absence of any proceeding for the dissolution or liquidation of such Loan Party and (B) the truth in all material respects of the Specified Representations, as though made on and as of the Effective Date, other than any Specified Representations that, by their terms, refer to a specific date other than the Effective Date, in which case as of such specific date.

(vii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State’s certificate referred to in Section 3.01(a)(v), (B) a true and correct copy of the bylaws or operating agreement of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the Effective Date, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation or formation and (D) the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(viii) INTENTIONALLY OMITTED.

(ix) Unaudited combined statements of assets acquired and liabilities assumed and related combined statements of revenues and direct and allocated expenses for the Parent for the Fiscal Year ended February 3, 2007; provided that the Lead Arranger acknowledges that it is reasonably satisfied with such statements provided on June 14, 2007.

(x) Unaudited combined statement of assets acquired and liabilities assumed and related combined statements of revenues and direct and allocated expenses for the Parent for the first quarter of the Fiscal Year 2007.

Express – Term Loan Credit Agreement

(xi) A pro forma Consolidated combined statement of assets acquired and liabilities assumed and related combined statements of revenues and direct and allocated expenses as of and for the three-month period ending at the end of the Parent’s first fiscal quarter for Fiscal Year 2007 after giving effect to the Transaction as if the Transaction had occurred as of such date (which statement would not reflect final purchase accounting and normal year-end audit adjustments) (in the case of such statement of assets acquired and liabilities assumed) or at the beginning of such period (in the case of such other financial statements).

(xii) A certificate, in substantially the form of Exhibit H, attesting to the Solvency of the Loan Parties, taken as a whole, before and after giving effect to the Transaction, from its Chief Financial Officer.

(xiii) Certified copies of the Advisory Agreement, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties.

(xiv) A favorable opinion of Kirkland & Ellis LLP, counsel for the Loan Parties, in substantially the form of Exhibit F hereto.

(b) The Lender Parties shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and all commitments relating thereto terminated and that all Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

(c) Substantially concurrently with the funding of the Initial Extension of Credit, the Borrower shall have made arrangements to pay, to the extent reasonably invoiced in advance, all accrued fees of the Agents, the Lead Arranger and the Lender Parties and all accrued expenses of the Agents and the Lead Arranger (including the accrued fees and expenses of counsel to the Lead Arranger payable by the Borrower hereunder).

(d) The Administrative Agent shall have received confirmation that the Acquisition will be consummated in accordance with the terms of the Purchase Agreement, without any waiver or amendment of any term, provision or condition set forth therein that is materially adverse to the Lenders and that has not been consented to by the Administrative Agent.

(e) The Administrative Agent shall have received confirmation that the sum of cash and Cash Equivalents to be paid to Limited Brands, Inc. and its Affiliates in connection with the Equity Contribution shall be equal to at least $431,000,000.

(f) The Lead Arranger shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

SECTION 3.02. Conditions Precedent to Initial Borrowing. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing shall be subject to the further conditions precedent that on the date of such Borrowing the following statement shall be true (and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statement is true):

(i) the Specified Representations are correct in all material respects on and as of the Effective Date, immediately before and immediately after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such Specified Representations that, by their terms, refer to a specific date other than the Effective Date, in which case as of such specific date.

Express – Term Loan Credit Agreement

SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Effective Date specifying its objection thereto and such Lender Party shall not have made available to the Administrative Agent such Lender Party’s ratable portion of such Initial Extension of Credit.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties. Subject to Section 3.02, each Loan Party represents and warrants as follows:

(a) Each Loan Party and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing (to the extent applicable in the relevant jurisdiction) in each other jurisdiction in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably expected to have a Material Adverse Effect and (iii) has all requisite power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except where the failure to have such power and authority could not be reasonably expected to have a Material Adverse Effect. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and, other than those Equity Interests in respect of stock options that have not been tendered pursuant to the Purchase Agreement, are owned by the Parent free and clear of all Liens, except those created under the Collateral Documents, the ABL Facility Loan Documents and Permitted Liens.

(b) Set forth on Schedule 4.01(b) is a complete and accurate list of all Loan Parties, showing as of the date hereof (as to each Loan Party) the jurisdiction of its incorporation or formation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or formation.

(c) Set forth on Schedule 4.01(c) is a complete and accurate list of all Subsidiaries of each Loan Party as of the date hereof, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its formation, the number of shares, membership interests or partnership interests (as applicable) of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party’s Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents, the ABL Facility Loan Documents and Permitted Liens.

Express – Term Loan Credit Agreement

(d) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party’s powers, have been duly authorized by all necessary action, and do not (i) contravene such Loan Party’s charter, bylaws, limited liability company agreement, partnership agreement or other constituent documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, except for violations that (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, except for violations, defaults or the creation of such rights that could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, or (iv) except for the Liens created under the Loan Documents, ABL Facility Loan Documents and Permitted Liens, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. Each Loan Party and each of its Subsidiaries is in compliance with all applicable laws, rules and regulations, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(e) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature and second priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (w) the authorizations, approvals, actions, notices and filings contemplated by the Collateral Documents and those listed on Schedule 4.01(e), (x) those authorizations, approvals, actions, notices and filings, the failure of which to obtain, take, give or make could not be reasonably expected to have a Material Adverse Effect, (y) notices and filings which customarily are required in connection with the exercise of remedies in respect of the Collateral and (z) landlord consents and waivers. The Acquisition has been consummated in all material respects in accordance with the Purchase Agreement (without any waiver or amendment of any term, provision or condition set forth therein that is materially adverse to the Lenders and that has not been consented to by the Administrative Agent).

(f) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

Express – Term Loan Credit Agreement

(g) Except as set forth in Schedule 4.01(g), there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any Governmental Authority or arbitrator that (i) could be reasonably expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transaction.

(h) The unaudited combined statements of assets acquired and liabilities assumed delivered to the Administrative Agent pursuant to Section 3.01(a)(ix) and (x), and the related combined statement of revenues and direct and allocated expenses for the period or periods then ended, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and except for the exceptions set forth in Section 3.08 of the Purchase Agreement, and (ii) fairly present in all material respects the financial condition of the Parent as of the date thereof and their results of operations for the period covered thereby, other than the exceptions set forth in Section 3.08 of the Purchase Agreement and as expressly noted therein (except in the case of Section 3.01(a)(x), such statements would not reflect the normal year-end audit adjustments).

(i) The Consolidated pro forma combined statement of assets acquired and liabilities assumed and related combined statements of revenues and direct and allocated expenses of the Parent and its Subsidiaries as at May 5, 2007, copies of which have been furnished to the Administrative Agent, fairly present the Consolidated pro forma financial condition of the Parent and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Parent and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP other than the exceptions set forth in Section 3.08 of the Purchase Agreement and as expressly noted therein (except that such statement would not reflect final purchase accounting and normal year-end audit adjustments).

(j) The Consolidated forecasted balance sheets, statements of income and statement of cash flows of the Borrower and the Parent and their respective Subsidiaries delivered to the Administrative Agent pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions believed to be reasonable (it being understood that (i) such Consolidated forecasted balance sheets, statements of income and statement of cash flows are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, (ii) no assurance can be given that such Consolidated forecasted balance sheets, statements of income and statement of cash flows will be realized, (iii) actual results may differ and (iv) such differences may be material).

(k) INTENTIONALLY OMITTED.

(l) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System.

(m) Neither any Loan Party nor any of its Subsidiaries is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(n) The Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral, securing the payment of the Obligations under the Loan Documents, and when (i) financing statements and other filings,

Express – Term Loan Credit Agreement

including, without limitation, filings with the United States Patent and Trademark Office or the United States Copyright Office, in appropriate form are filed in the offices specified on Schedule III to the Term Loan Security Agreement and (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control, the Liens created by the Term Loan Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected by such action under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens and other Liens created or permitted by the Loan Documents. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for Permitted Liens.

(o) The Borrower and each Guarantor, taken as a whole, are Solvent.

(p) No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(q) (i) Set forth on Schedule 4.01(q) is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans as of the Effective Date.

(ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

(iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and made available to the Administrative Agent, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

(iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

(v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(r) Except as would not reasonably be expected to result in a Material Adverse Effect (which representations are, along with clause (g) above, the sole representations of the Loan Parties in respect of environmental matters):

(i) the operations and properties of each Loan Party and each of its Subsidiaries comply with all applicable Environmental Laws and Environmental Permits and all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs;

(ii) no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties or (B) cause any such property to be subject to any restrictions on ownership, occupancy, transferability or use under any Environmental Law;

Express – Term Loan Credit Agreement

(iii) none of the properties currently or, to the best of its knowledge, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list;

(iv) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries;

(v) Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the best of its knowledge, formerly owned or operated by any Loan Party or any of its Subsidiaries;

(vi) neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and

(vii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently to the best of its knowledge or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries.

(s) Except as set forth on Schedule 4.01(s):

(i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement.

(ii) Each Loan Party and each of its Subsidiaries (A) has filed, has caused to be filed or has been included in all material tax returns (Federal, state, local and foreign) required to be filed and such tax returns are true and correct in all material respects and (B) has paid all taxes shown thereon to be due, together with applicable interest and penalties or adequate provision therefor has been made in accordance with GAAP, except for taxes (x) that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves in accordance with GAAP and (y) that could not (individually or in the aggregate) have a Material Adverse Effect.

(iii) No issues have been raised in writing by any tax authorities that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(t) Set forth on Schedule 4.01(t) is a complete and accurate list of all Existing Debt (other than (i) Surviving Debt, (ii) Debt of Subsidiaries to Parent or another Subsidiary of Parent and (iii) Debt consisting of trade payables more than 90 days past due), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

Express – Term Loan Credit Agreement

(u) Set forth on Schedule 4.01(u) is a complete and accurate list of all Surviving Debt (other than in respect of Debt of Subsidiaries to Parent or another Subsidiary of Parent), showing as of the date hereof the obligor and the principal amount outstanding.

(v) Set forth on Schedule 4.01(v) is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof and the principal amount of the obligations secured thereby (other than Permitted Liens described in clauses (a), (b), (c), (d), (f), (g), (h), (l), (n), (p), (r) and (x) of the definition thereof).

(w) INTENTIONALLY OMITTED.

(x) INTENTIONALLY OMITTED.

(ii) INTENTIONALLY OMITTED.

(y) INTENTIONALLY OMITTED.

(z) Except as set forth on Schedule 4.01(z) or as could not be expected to have a Material Adverse Effect, the Parent and each of its Subsidiaries own, or possess the right to use, or could obtain the right to use all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, and Schedule 4.01(z) sets forth a complete and accurate list of all registrations (or applications for registrations) for all such IP Rights owned by the Parent and each of its Subsidiaries. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any of its Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE V

COVENANTS OF THE PARENT

SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid (other than Unmatured Surviving Obligations) or any Lender Party shall have any Commitment hereunder, each Loan Party will (unless Required Lenders consent):

(a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all material lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however,

Express – Term Loan Credit Agreement

that neither the Parent nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors; provided, further, that neither the Parent nor any of its Subsidiaries shall be required to pay and discharge any such tax, assessment, charge or claim where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries to use commercially reasonable efforts to comply, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Parent nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances or to undertake such actions where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance (as deemed to be reasonably prudent in the good faith judgment of the Responsible Officers of such Loan Party or its Subsidiaries) (including, without limitation, business interruption insurance) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas and with similar risk factors in which the Parent or such Subsidiary operates.

(e) Preservation of Corporate Existence, Etc. Except as permitted under Section 5.02(d) or 5.02(e)(viii), preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided that neither the Parent nor any of its Subsidiaries shall be required to preserve or maintain any right, permit, license, approval, privilege or franchise if the failure to do so could not reasonably be expected to have a Material Adverse Effect. Nothing contained in this Section 5.01(e) shall be deemed to prohibit any Subsidiary or the parent entity of such Subsidiary from reorganizing or changing the entity form of such Subsidiary upon prior notice to the Administrative Agent and provided that such reorganization or change is not materially adverse to the Lenders.

(f) Visitation Rights. At any reasonable time and from time to time, upon reasonable prior notice at any mutually agreeable reasonable time, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the financial records and books of account of, and visit the properties of, the Parent and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants (subject to the consent of such accountants); provided, that, so long as no Event of Default has occurred and is continuing, the Agents and the Lender Parties shall coordinate the exercise of such rights through the Administrative Agent and shall not be entitled

Express – Term Loan Credit Agreement

to exercise the foregoing rights more than once in any calendar year at the expense of the Borrower, on a collective basis; provided, however, that a representative of the Borrower shall be given the opportunity to be present for any communication with the independent accountants.

(g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries in all material respects shall be made of all financial transactions and the assets and business of the Parent and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

(h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could reasonably be expected not to have a Material Adverse Effect.

(i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are no less favorable to the Parent or such Subsidiary than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided, the foregoing restriction shall not apply to (a) transactions between or among Loan Parties or transactions between or among Subsidiaries of the Parent that are not Loan Parties or transactions between a Loan Party and a Subsidiary that is not a Loan Party so long as the terms of such transaction are no less favorable to the Loan Party than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; (b) Restricted Payments permitted to be made pursuant to Section 5.02(g) and Investments permitted under Section 5.02(f) and permitted intercompany Debt and asset transfers; (c) reasonable and customary fees paid to and indemnification of members of the board of directors (or similar governing body) of Parent and its Subsidiaries; (d) compensation and indemnity arrangements and benefit plans for officers and other employees of the Parent and its Subsidiaries entered into or maintained or established in the ordinary course of business; (e) sales of Equity Interests of Parent to Affiliates of Loan Parties or contributions to the equity capital of Parent by Equity Investors or any of its Affiliates not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith; (f) any transaction with an Affiliate where the only consideration paid is Equity Interests of Parent; (g) the transactions contemplated in connection with the Transaction Documents and all related documents; (h) the existence of, and the performance by the Parent (or the Borrower on behalf of the Parent) and the Borrower of their respective obligations under the Advisory Agreement, any limited liability company, limited partnership or other constitutive document or security holders agreement (including any registration rights agreement or purchase agreement related thereto); any other agreement containing agreements among Parent and its Subsidiaries and their Affiliates that is in effect as of the Effective Date and has been disclosed to the Administrative Agent as of the Effective Date and similar agreements entered into after the Effective Date that (i) are not more adverse to the interest of the Lenders than those that exist as of the Effective Date taken as a whole, or (ii) which have been disclosed to and consented to by the Administrative Agent and the Required Lenders.

(j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries (other than Excluded Subsidiaries) by any Loan Party or upon any Subsidiary (that is not a CFC) of a Loan Party being designated as a Material Subsidiary or (z) the acquisition of any property by any Loan Party (1) that is of a similar nature to the property of the Loan Parties that is subject to the Liens created by

Express – Term Loan Credit Agreement

the Collateral Documents or (2) in the case of fee-owned real estate has a fair market value of at least $250,000, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected (subject to Permitted Liens and other Liens created or permitted by the Loan Documents and the ABL Facility Loan Documents) security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then in each case at the Borrower’s expense:

(i) in connection with the formation or acquisition by a Loan Party of a Subsidiary that is not an Excluded Subsidiary or upon any Subsidiary (that is not a CFC) of a Loan Party being designated as a Material Subsidiary, within 30 days after such formation, acquisition or designation, cause each such Subsidiary, and cause each direct and indirect parent (that is not a CFC) of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents; provided that any Subsidiary of a CFC shall not be required to execute such guaranty or guaranty supplement,

(ii) INTENTIONALLY OMITTED.

(iii) within 45 days after (A) such request or acquisition of property by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Collateral Agent such additional mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties and (B) such formation or acquisition of any new Subsidiary (other than an Excluded Subsidiary) or the designation of any Subsidiary (that is not a CFC) of a Loan Party as a Material Subsidiary, duly execute and deliver and cause such Subsidiary and each Loan Party acquiring Equity Interests in such Subsidiary to duly execute and deliver to the Collateral Agent mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to, the Collateral Agent, securing payment of all of the obligations of such Subsidiary or Loan Party, respectively, under the Loan Documents; provided that (A) the Equity Interests of any Subsidiary held by a CFC shall not be required to be pledged and (B) if such new property is Equity Interests in a CFC held by a Loan Party, no more than 65% of the Equity Interests in such CFC shall be pledged in favor of the Secured Parties,

(iv) within 45 days after such request, formation, acquisition or designation, take, and cause each Loan Party and each newly acquired or newly formed Subsidiary (other than an Excluded Subsidiary or a Subsidiary that is a CFC) to take, all reasonable actions (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) as may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

Express – Term Loan Credit Agreement

(v) within 60 days after such request, formation, acquisition or designation, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to such other matters as the Collateral Agent may reasonably request,

(vi) as promptly as practicable after such request, formation or acquisition, deliver, following the occurrence and during an Event of Default, upon the reasonable request of the Collateral Agent, to the Collateral Agent with respect to each parcel of real property that has a fair market value equal to or more than $250,000 and that is owned or held by each Loan Party and each newly acquired or newly formed Subsidiary (other than (x) any Subsidiary that is a CFC or an Excluded Subsidiary and (y) any leased real property) title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent, and

(vii) at any time and from time to time, promptly execute and deliver, and cause each Loan Party and each newly acquired or newly formed Subsidiary to execute and deliver, any and all further instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed Subsidiary to take, all such other action as the Collateral Agent may deem reasonably necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

Notwithstanding anything in Section 4.01(z) to the contrary, the Loan Parties shall have no obligation to prefect the Collateral Agent’s or other Secured Parties’ interests in intellectual property outside of the United States. The Collateral Agent may in its discretion lengthen the foregoing time periods and otherwise modify (with the Borrower’s consent) the foregoing requirements to the extent it deems it reasonable and prudent to do so and may waive the foregoing requirements to the extent that the cost of obtaining a security interest in the foregoing Collateral is excessive (as reasonably determined by the Collateral Agent) in relation to the benefits to the Lender Parties.

(k) Further Assurances. (i) Promptly upon the reasonable request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any matter that the parties mutually agree is a material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

(ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any document or instrument supplemental to or confirmatory of the Collateral Documents as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder.

Express – Term Loan Credit Agreement

(l) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Parent or any of its Subsidiaries is a party, keep such leases in full force and effect, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(m) Interest Rate Hedging. Enter into prior to the 90th day after the Effective Date, and maintain at all times thereafter, interest rate Hedge Agreements in form reasonably acceptable to the Administrative Agent, covering a notional amount of not less than 50% of the Term Commitments under the Term Facility and providing for such Persons to make payments thereunder for a period of no less than three years.

(n) Ratings. The Borrower shall use commercially reasonable efforts to maintain corporate family credit and corporate family ratings with S&P and Moody’s, respectively.

(o) Conditions Subsequent. Within 45 days after the Initial Extension of Credit (or, upon the request of the Borrower, such later date as the Administrative Agent shall approve in its reasonable discretion (such approval not to be unreasonably withheld or delayed) so long as the Borrower shall have used commercially reasonable efforts to satisfy the conditions set forth below within such 45-day period), furnish to the Administrative Agent:

(i) the Deposit Account Control Agreements referred to in the Term Loan Security Agreement, duly executed by the applicable Loan Parties and each Pledged Account Bank referred to in the Term Loan Security Agreement, and

(ii) the Securities Account Control Agreement referred to in the Term Loan Security Agreement, duly executed by the applicable Loan Party and the applicable securities intermediary.

SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid (other than Unmatured Surviving Obligations), or any Lender Party shall have any Commitment hereunder, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, at any time:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Parent or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except for Permitted Liens and Transfers permitted by Section 5.02(e).

(b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(i) Debt under the Loan Documents or the ABL Facility Loan Documents;

Express – Term Loan Credit Agreement

(ii) Capitalized Leases and Debt secured by Liens described in clause (w) of the definition of “Permitted Liens” not to exceed in the aggregate $10,000,000 at any one time outstanding;

(iii) the Surviving Debt and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt and guarantees of the Surviving Debt or the extension, refunding or refinancing of such Surviving Debt; provided that (A) the amount of such extending, refunding or refinancing Debt does not result in an increase in the aggregate principal or facility amount thereof (plus the amount of any premium paid in respect of such Debt in connection with any such extension, refunding or refinancing and plus the amount of reasonable expenses incurred by Parent and its Subsidiaries in connection therewith), (B) such Debt (if it is term debt) does not have a weighted average life to maturity that is less than the weighted average life to maturity of the Debt being extended, refunded or refinanced, (C) such Debt (if it is term debt) does not have a final maturity earlier than the final maturity of the Debt being extended, refunded or refinanced, (D) the direct and contingent obligors therefor shall not be changed (unless any contingent obligor is released), as a result of or in connection with such extension, refunding or refinancing and (E) if the Debt being extended, refunded or refinanced is subordinate or junior to the Advances and any Guaranty thereof, then the Debt incurred to extend, refund or refinance such Debt shall be subordinate to the Advances and any Guaranty, as the case may be, at least to the same extent and in the same manner as the Debt being extended, refunded or refinanced;

(iv) Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates, commodity prices or currency exchange rates incurred in the ordinary course of business and consistent with prudent business practice;

(v) Debt owed to the Borrower or a wholly owned Subsidiary of the Borrower, which Debt shall (x) in the case of Debt owed to a Loan Party by a Loan Party, constitute Pledged Debt and (y) be otherwise permitted under the provisions of Section 5.02(f);

(vi) To the extent it constitutes Debt, Debt incurred by the Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Borrower or any such Subsidiary pursuant to such agreements, in connection with acquisitions permitted by Section 5.02(f) or Transfers permitted by Section 5.02(e); provided that, in respect of any Debt incurred hereunder pursuant to agreements providing for indemnification in connection with Transfers permitted by Section 5.02(e), such Debt shall not exceed the amount of net cash proceeds received from such Transfers;

(vii) Debt which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal, completion guarantees, export or import indemnities, customs and revenue bonds or similar instruments, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Loan Party in the ordinary course of business, including guarantees or obligations of any Loan Party with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed) or similar obligations incurred in the ordinary course of business;

Express – Term Loan Credit Agreement

(viii) Debt of Foreign Subsidiaries not to exceed $10,000,000 at any time outstanding and unsecured guarantees of such Debt;

(ix) Debt of a Subsidiary outstanding on the date such Subsidiary was acquired by the Borrower or any of its Subsidiaries or assumed in connection with the acquisition of assets from a Person (other than Debt incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary of the Borrower or was otherwise acquired by the Borrower) in an acquisition permitted by Section 5.02(f); and

(x) Debt consisting of the deferred purchase price of acquisitions permitted under Section 5.02(f);

(xi) other unsecured Debt of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed at any time $25,000,000 outstanding at any time;

(xii) other Debt of the Borrower and its Subsidiaries that is subordinated to the Obligations under the Loan Documents on terms reasonably acceptable to the Administrative Agent, so long as, after giving effect to the incurrence or issuance of such Debt, the Parent and its Subsidiaries are in pro forma compliance with the covenant set forth in Section 5.05;

(xiii) Guaranteed Debt of any Loan Party in respect of Debt otherwise permitted under this Section 5.02;

(xiv) Debt arising in connection with endorsement of instruments for collection or deposit in the ordinary course of business;

(xv) Debt arising from the existing letters of credit so long as such existing letters of credit are secured by a letter of credit or cash collateral reasonably acceptable to Agents;

(xvi) Debt consisting of deferred purchase price or notes issued to officers, directors and employees to purchase equity interests (or options or warrants or similar instruments) of Parent in an aggregate amount not to exceed $5,000,000 outstanding at any time;

(xvii) Debt incurred in connection with the financing of insurance premiums in an amount not to exceed the annual premiums in respect thereof at any one time outstanding; and

(xviii) the Transactions as contemplated by the Transaction Documents.

(c) Change in Nature of Business. Make, or permit any of its Subsidiaries to conduct any business other than the businesses as carried on at the date hereof and other businesses substantially related, incidental thereto, or complementary thereto or are reasonable extensions thereof).

Express – Term Loan Credit Agreement

(d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

(i) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower or with the Borrower; provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower or the Borrower; and provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor or the Borrower;

(ii) as part of any acquisition permitted under Section 5.02(f), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the Borrower; and provided further that, in the case of any merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

(iii) as part of any Transfer permitted under Section 5.02(e), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

(iv) any Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect;

(v) the Loan Parties may perform the Transactions as contemplated by the Transaction Documents; and

(vi) Retail Factoring, LLC may be dissolved.

(e) Sales, Etc. of Assets. Sell, lease, transfer, assign, exchange, convey or otherwise dispose of (each a “Transfer”), or permit any of its Subsidiaries to Transfer, any assets, except:

(i) (A) Transfers of Inventory (including unusable, excess or slow-moving Inventory) and delinquent accounts receivables in the ordinary course of its business and Transfers of accounts receivables in connection with the private label credit card programs in the ordinary course of business, (B) the granting of any option or other right to purchase, lease or otherwise acquire Inventory and delinquent accounts receivables in the ordinary course of its business; and (C) dispositions of cash and Cash Equivalents in the ordinary course of business;

(ii) (A) Transfers of assets among Loan Parties; (B) Transfers of assets among Subsidiaries that are not Loan Parties; (C) Transfers of assets from Subsidiaries that are not Loan Parties to Loan Parties; and (D) Transfers of assets from Loan Parties to Subsidiaries that are not Loan Parties in a transaction that would be permitted under clause (i) of Section 5.02(f) if such Transfer had been a transaction involving cash; provided that, for purposes of determining the application of each of clauses (A) through (D) above in connection with any Transfer made in connection with reorganizing or

Express – Term Loan Credit Agreement

restructuring of Subsidiaries, any Transfer or series of related Transfers between Loan Parties and/or Subsidiaries shall be deemed to be a Transfer solely between the initial and the ultimate holder of any such assets transferred without regard to any intermediate holder of such assets;

(iii) Transfers of unneeded, used, worn out, obsolete or damaged equipment and trade-ins and exchanges of equipment in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of Loan Parties, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Loan Parties taken as a whole;

(iv) Transfers in connection with any transaction in which there is an Extraordinary Receipt;

(v) Transfers for fair value, the proceeds of which are less than $2,000,000 for any such single transaction and the proceeds of which when aggregated with all other such Transactions during a fiscal year are less than $10,000,000;

(vi) Leases and subleases, licenses and sublicenses of real or personal property in the ordinary course of business;

(vii) Licensing of intellectual property on a non-exclusive basis or on an exclusive basis so long as such exclusive licensing is limited to geographic areas, particular fields of use, customized products for customers or limited time periods;

(viii) Any liquidation or dissolution of a Subsidiary so long as its immediate parent becomes the owner of its assets;

(ix) Transfers of assets consisting of accounts receivable in a transaction involving Foreign Subsidiaries that would be permitted under clause (viii) of Section 5.02(b) if such Transfer had been a transaction involving Debt;

(x) the Transactions as contemplated by the Transaction Documents;

(xi) mergers, amalgamations, consolidations and dissolutions in compliance with Section 5.02(d);

(xii) Investments in compliance with Section 5.02(f);

(xiii) discounts or forgiveness of accounts receivable in the ordinary course of business or in connection with collection or compromise thereof; and

(xiv) Permitted Liens.

(f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

(i) (A) Investments by the Parent and its Subsidiaries in their Subsidiaries outstanding on the date hereof, (B) additional Investments by the Parent and its Subsidiaries in Loan Parties, (C) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties, and (D)

Express – Term Loan Credit Agreement

additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties (including Subsidiaries that are Excluded Subsidiaries) in an aggregate amount invested from the date hereof not to exceed $10,000,000 at the time such Investment is made;

(ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

(iii) loans to directors, officers and employees to purchase Equity Interests of Parent;

(iv) Investments by the Borrower and its Subsidiaries in bank deposits in the ordinary course of business or Cash Equivalents;

(v) Investments existing on the date hereof and described on Schedule 5.02(f);

(vi) Investments in Hedge Agreements permitted under Section 5.02(b)(iv);

(vii) the purchase or other acquisition of all or substantially all of the Equity Interests in any Person that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation) and the purchase or other acquisition by the Borrower or one or more of its wholly-owned Subsidiaries of all or substantially all of the property and assets of any Person (collectively, an “Permitted Acquisition”); provided that, with respect to each purchase or other acquisition made pursuant to this clause (vii):

(A) the Loan Parties and any such newly created or acquired Subsidiary shall comply with the requirements of Section 5.01(j);

(B) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be permitted by Section 5.02(c);

(C) such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Borrower, if the board of directors is otherwise approving such transaction, or, in each other case, by the Responsible Officer of the Borrower);

(D) the total cash consideration (including, without limitation, all indemnities, earnouts reasonably anticipated by the Borrower to have to be paid and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers of such Person or assets, and all assumptions of debt, liabilities and other obligations in connection therewith permitted by Section 5.02(b)(ix) but excluding the portion paid with proceeds of any Equity Issuance to or contribution from directly or indirectly the Equity Investors) paid by or on behalf

Express – Term Loan Credit Agreement

of the Borrower and its Subsidiaries for any such purchase or other acquisition, shall not exceed, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this clause (vii), $100,000,000 at the time any such purchase or other acquisition is made;

(E) (1) immediately before and immediately after giving effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Parent and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 5.05, such compliance to be determined as of the last day of the most recently ended Measurement Period; and

(F) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lender Parties, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (vii) have been satisfied or will be satisfied in all material respects on or prior to the consummation of such purchase or other acquisition;

(viii) Investments (A) received in satisfaction or partial satisfaction of accounts from financially troubled account debtors (whether in connection with a foreclosure, bankruptcy, workout or otherwise) and (B) consisting of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Borrower and its Subsidiaries;

(ix) guaranties in the ordinary course of business of obligations owed to or of landlords, suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries or otherwise permitted hereunder;

(x) other Investments in an aggregate amount not to exceed at any time the sum of (A) $15,000,000 (B) net proceeds received from Investments permitted under this Section 5.02(f) and (C) any proceeds of Excluded Issuances used to make Investments;

(xi) the Loan Parties may (A) acquire and hold accounts receivable owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (B) invest in, acquire and hold cash and Cash Equivalents, (C) endorse negotiable instruments held for collection in the ordinary course of business or (D) make lease, utility and other similar deposits in the ordinary course of business;

(xii) the Loan Parties may sell or transfer amounts and acquire assets to the extent permitted by Section 5.02(e);

(xiii) any Loan Party may hold Investments to the extent such Investments reflect an increase in the value of Investments already made; and

(xiv) the Transactions as contemplated by the Transaction Documents.

Express – Term Loan Credit Agreement

For purposes of determining compliance with the provisions of this Section 5.02(f), Investments made by the Borrower or any of its Subsidiaries (the “investor”) in any Subsidiary that are effected pursuant to one or more Investments made contemporaneously or in prompt succession by the investor and/or any of its Subsidiaries shall be deemed one Investment by the investor.

(g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to Parent’s stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower (any of the foregoing, a “Restricted Payment”), except that:

(i) the Parent may (A) declare and pay dividends and distributions payable only in Equity Interests of the Parent and (B) purchase, redeem, retire, defease or otherwise acquire Equity Interests with the proceeds received contemporaneously from the issuance of Equity Interests with equal or inferior voting powers, designations, preferences and rights, so long as no Event of Default shall have occurred and be continuing at the time of such purchase, redemption, retirement, defeasance or acquisition or would result therefrom;

(ii) each of the Parent and the Borrower may, at any time when the Leverage Ratio (calculated on a pro forma basis both before and after giving effect to such cash dividends) shall be less than 1.0:1.0, declare and pay cash dividends to Parent’s equity holders and purchase, redeem, retire or otherwise acquire Parent’s Equity Interests for cash in an aggregate amount not to exceed an amount equal to 75% of the portion of Excess Cash Flow not required to prepay the Facilities pursuant to Section 2.04(b)(i) as determined from and after, and for so long as, such Leverage Ratio is in effect and so long as no Event of Default shall have occurred and be continuing at the time of such declaration and payment of cash dividend or would result therefrom;

(iii) any Subsidiary of the Borrower may declare and pay dividends or other distributions to the Borrower or to any Loan Party of which it is a Subsidiary;

(iv) the Loan Parties may acquire Equity Interests of the Borrower or the Parent or any other Loan Party in connection with the exercise of stock options (or the equivalent with respect to membership interests) or stock appreciation rights (or the equivalent with respect to membership interests) by way of cashless exercise or in connection with the satisfaction of withholding tax obligations so long as no Event of Default shall have occurred and be continuing at the time of the acquisition of such Equity Interests or would result therefrom;

(v) the Loan Parties may purchase, redeem or acquire fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations;

(vi) the Parent may convert convertible securities and make cash payments in lieu of fractional shares in connection with any such conversion;

Express – Term Loan Credit Agreement

(vii) in connection with any acquisition permitted by Section 5.02(f) and so long as no Event of Default shall have occurred and be continuing at the time of such acquisition or would result therefrom, the Borrower or any Subsidiary may (A) receive or accept the return to the Borrower or any of its Subsidiaries of Equity Interests constituting a portion of the purchase price consideration in settlement of indemnification claims or (B) make payments or distributions to dissenting stockholders pursuant to applicable law;

(viii) the Loan Parties may make Permitted Distributions;

(ix) so long as no Event of Default shall have occurred and be continuing at such time or would result therefrom, payments to the Parent to permit the Parent, and the subsequent use of such payments by Parent, to repurchase or redeem Qualified Capital Stock of Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Loan Party, upon their death, disability, retirement, severance or termination of employment or service, or to make payments on Indebtedness issued to buy such Qualified Capital Stock or pursuant to and in accordance with stock option plans or other benefit plans; provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, the sum of (x) net cash proceeds from issuances of Equity Interests (other than Excluded Issuances or issuances of Equity Interests applied to satisfy any financial covenant under the ABL Facility Credit Agreement) plus (y) $3,000,000 (and up to 100% of such amount not used in any fiscal year may be carried forward to the next succeeding (but no other) fiscal year) plus (z) the amount of any net cash proceeds received by or contributed to Borrower from the issuance and sale since the issue date of Qualified Capital Stock of Parent to officers, directors or employees of any Loan Party that have not been used to make any repurchases, redemptions or payments under this clause (ix); and

(x) the Loan Parties may perform the Transactions as contemplated by the Transaction Documents.

(h) Amendments of Constitutive Documents. Other than in respect of the limited liability company agreements set forth on Schedule 5.02(h), amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents in a manner materially adverse to the Lenders. Nothing contained in this Section 5.01(h) shall be deemed to prohibit any Subsidiary or the parent entity of such Subsidiary from reorganizing or changing the entity form of such Subsidiary upon prior notice to the Administrative Agent and provided that such reorganization or change is not materially adverse to the Lenders (it being understood that any reorganization or change into a limited partnership or a limited liability company by any Subsidiary or the parent entity of such Subsidiary shall not be deemed to be materially adverse to the Lenders).

(i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in Fiscal Year.

(j) Prepayments, Etc., of Debt. (i) Voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, in each case in violation of any subordination terms of, any Subordinated Debt,; (ii) amend, modify or change in any manner materially adverse to the Lenders any term or condition of any Subordinated Debt unless permitted by the subordination provisions thereof, or (iii) permit any of its Subsidiaries to do any of the foregoing, other than to prepay any Debt permitted to be incurred hereunder payable to the Borrower or another Subsidiary.

Express – Term Loan Credit Agreement

(k) Amendment, Etc., of Related Documents. Other than with respect to the ABL Facility Loan Document (which may be amended or otherwise modified in accordance with the Intercreditor Agreement), amend, modify or change in any manner materially adverse to the Lenders any term or condition of any Related Document or give any consent, waiver or approval thereunder that is materially adverse to the Lenders.

(l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets securing the Obligations under the Loan Documents, except: (i) prohibitions or conditions under (A) any purchase money Debt permitted by Section 5.02(b)(ii) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt (together with any accessions and additions thereto and the proceeds thereof), (B) any Surviving Debt or (C) any Capitalized Lease permitted by Section 5.02(b)(ii) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto (together with any accessions and additions thereto and the proceeds thereof); (ii) specific property to be sold pursuant to an executed agreement with respect to a permitted Transfer permitted under this agreement; (iii) restrictions by reason of customary provisions restricting Liens, assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be); (iv) restrictions and conditions applicable to any Subsidiary acquired after the date hereof if such restrictions and conditions existed at the time such Subsidiary was acquired, were not created in anticipation of such acquisition and apply solely to such acquired Subsidiary; (v) restrictions disclosed in Schedule 5.02(l); (vi) covenants in documents creating Liens permitted by Section 5.02(a) prohibiting further Liens on the properties encumbered thereby; (vii) prohibitions or limitations that exist in any agreement governing Debt permitted by Section 5.02(b)(viii), (xii) or (xv), provided that such prohibition or limitation is not more restrictive in any material respect than those contained in the Loan Documents; or (viii) restrictions or limitations imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (ii), provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation (other than Unmatured Surviving Obligations) of any Loan Party under any Loan Document shall remain unpaid, or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent:

(a) Default Notice. Within three Business Days after the occurrence of each Default or any event, development or occurrence that has resulted in a Material Adverse Effect continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth details of such Default, event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

(b) Annual Financials. Within 120 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent and its Subsidiaries, including therein a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year

Express – Term Loan Credit Agreement

and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion as to such audit report of any of the “Big-4” accounting firms or other independent public accountants of recognized standing reasonably acceptable to the Administrative Agent, which opinion shall not have any “going concern” qualification, together with a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenant set forth in Section 5.05; provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Parent shall also provide a reconciliation of such financial statements to former GAAP and (iii) a certificate on behalf of the Parent signed by a Responsible Officer of the Parent stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto.

(c) Quarterly Financials. Within 60 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with GAAP (other than the absence of footnotes), together with (i) a certificate on behalf of Parent signed by a Responsible Officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent in determining compliance with the covenant set forth in Section 5.05.

(d) Annual Forecasts. No later than 45 days after the end of each Fiscal Year, forecasts prepared by management of the Parent, in form reasonably satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year.

(e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(g).

(f) Securities Reports. Promptly after the sending or filing thereof copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

(g) INTENTIONALLY OMITTED.

(h) INTENTIONALLY OMITTED.

Express – Term Loan Credit Agreement

(i) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(ii) Plan Annual Reports. Promptly upon request by the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

(iii) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

(i) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, transferability or use under any Environmental Law.

(j) INTENTIONALLY OMITTED.

(k) INTENTIONALLY OMITTED.

(l) Other Information. Such other information respecting the business, financial condition, operations of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request. Notwithstanding anything to the contrary in this Agreement, none of the Parent, the Borrower or any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (iii) is confidential or is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 5.04. Holding Company Status of Parent. Parent shall not engage in any business or activity other than (i) the ownership of all outstanding Equity Interests in the Borrower, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as parent of the consolidated group of companies including the Loan Parties, (iv) the performance of obligations under the Transaction Documents to which it is a party, (v) making or receiving any Restricted Payment permitted under Section 5.02(g) and (vi) activities incidental to the businesses or activities described in the foregoing clauses (i) through (v).

Express – Term Loan Credit Agreement

SECTION 5.05. Financial Covenant. (a) So long as any Advance or any other Obligation (other than Unmatured Surviving Obligations) of any Loan Party under any Loan Document shall remain unpaid, or any Lender Party shall have any Commitment hereunder, the Parent will maintain at the end of each Measurement Period set forth below a Leverage Ratio of not more than the amount set forth below for such Measurement Period:

Measurement Period Ending	Leverage Ratio
Third Quarter Fiscal Year 2007	3.00:1.00
Fourth Quarter Fiscal Year 2007	3.00:1.00
First Quarter Fiscal Year 2008	2.75:1.00
Second Quarter Fiscal Year 2008	2.75:1.00
Third Quarter Fiscal Year 2008	2.75:1.00
Fourth Quarter Fiscal Year 2008	2.75:1.00
First Quarter Fiscal Year 2009	2.50:1.00
Second Quarter Fiscal Year 2009	2.50:1.00
Third Quarter Fiscal Year 2009	2.25:1.00
Fourth Quarter Fiscal Year 2009	2.25:1.00
First Quarter Fiscal Year 2010	2.00:1.00
Second Quarter Fiscal Year 2010	2.00:1.00
Third Quarter Fiscal Year 2010	1.75:1.00
Fourth Quarter Fiscal Year 2010	1.75:1.00
Thereafter	1.75:1.00

(b) For purposes of determining compliance with the foregoing clause (a), any equity investment made to the Borrower after the Effective Date and on or prior to the day that is ten (10) Business Days after the day on which financial statements are required to be delivered for a fiscal quarter shall, at the request of the Borrower and in the event that the proceeds thereof have been contributed to the Borrower as common equity or other equity on terms and conditions reasonably acceptable to the Administrative Agent, be included in the calculation of EBITDA for the purpose of determining compliance with such covenant at the end of such fiscal quarter and applicable subsequent periods (any such equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided that (i) in each four consecutive fiscal quarter period there shall be a period of at least one fiscal quarter in which no Specified Equity Contribution is made and (ii) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in compliance with the covenant set forth in this Section 5.05 and the covenant set forth in Section 5.05 of the ABL Facility Credit Agreement.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance or any fee within five Business Days after the same shall become due and payable, or any Loan Party shall fail to make any other payment under any Loan Document within thirty days after the same shall become due and payable; or

(b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

Express – Term Loan Credit Agreement

(c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 2.12, 5.01(e) (as to preservation of existence only), (f), (i) or 5.02, 5.03(a); or

(d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) any Responsible Officer of a Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

(e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $15,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or mandatory prepayments), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided that this clause (e) shall not apply to secured Debt that becomes due as a result of the voluntary Transfer of the property or assets securing such Debt, if such Transfer is permitted hereunder and under the documents providing for such Debt; provided, further, that an Event of Default under this clause (e) shall continue only so long as the applicable event or condition constituting such Event of Default is unremedied and is not waived or rescinded by the holders of such Debt; provided, further, that an “Event of Default” under Section 5.05 of the ABL Facility Credit Agreement shall not be an Event of Default under this clause (e) unless such “Event of Default” shall be unremedied and is not waived or rescinded by the Lenders under the ABL Facility Credit Agreement for a period of 30 days; or

(f) the Parent, the Borrower or any Significant Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or, except as permitted under Section 5.02(e)(viii), 5.02(d)(iv) or 5.02(d)(vi), seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

Express – Term Loan Credit Agreement

(g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $12,500,000 (to the extent not reasonably expected to be adequately covered by insurance in respect of which a solvent and unaffiliated insurance company has acknowledged coverage) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order (and such proceedings shall not have been stayed) or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h) any material provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

(i) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority (except to the extent of Permitted Liens and other Liens created or permitted by the Loan Documents) lien on and security interest in the First Lien Term Loan Collateral purported to be covered thereby, except to the extent that any such loss of perfection or priority results from the acts or omissions of the Administrative Agent or the Collateral Agent; or

(j) a Change of Control shall occur; or

(k) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $12,500,000; or

(l) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $12,500,000 or requires payments exceeding $2,000,000 per annum; or

(m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $12,500,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances terminated and (ii) shall at the request, or may with the

Express – Term Loan Credit Agreement

consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII

THE AGENTS

SECTION 7.01. Authorization and Action. (a) Each Lender Party (in its capacities as a Lender and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Obligations of the Loan Parties under the Loan Documents), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties, all Hedge Banks and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law.

(b) In furtherance of the foregoing, each Lender Party (in its capacities as a Lender and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Supplemental Collateral Agents appointed by the Collateral Agent pursuant to Section 7.01(c) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VII (including, without limitation, Section 7.05) as though the Collateral Agent (and any such Supplemental Collateral Agents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c) Any Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Collateral Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent may also from time to time, when the Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Supplemental Collateral Agent”) with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the

Express – Term Loan Credit Agreement

Collateral Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon the reasonable request by the Collateral Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 7.01(c) in the absence of such Agent’s gross negligence or willful misconduct.

SECTION 7.02. Agents’ Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (d) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or electronic communication) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03. MSSF, MS&Co and Affiliates. With respect to its Commitments, the Advances made by it and any Notes issued to it, MSSF and MS&Co shall each have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though each were not an Agent; and the term “Lender Party” or “Lender Parties” shall, unless otherwise expressly indicated, include MSSF and MS&Co in their respective individual capacities. MSSF and MS&Co and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if MSSF and MS&Co were not Agents and without any duty to account therefor to the Lender Parties. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Express – Term Loan Credit Agreement

SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

(b) For purposes of this Section 7.05, each Lender Party’s ratable share of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to such Lender Party and (ii) the aggregate unused portions of such Lender Party’s Term Commitments at such time. The failure of any Lender Party to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent for such other Lender Party’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

SECTION 7.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as Collateral Agent and released from all of its obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with the consent of the Borrower (not to be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000; provided that, if, such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above, subject to this Section 7.06, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor

Express – Term Loan Credit Agreement

Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent’s resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent’s resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent’s resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 7.07. Intercreditor Agreement. Each of the Lender Parties hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender Party (and each Person that becomes a Lender Party hereunder pursuant to Section 9.07) hereby (i) acknowledges that each of MSSF and MS&Co. is acting under the Intercreditor Agreement in multiple capacities as the Administrative Agent or the Collateral Agent, as the case may, and the Administrative Agent (as defined in the ABL Facility Credit Agreement) or Collateral Agent (as defined in the ABL Facility Credit Agreement), as the case may be, under the Intercreditor Agreement and (ii) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against either MSSF or MS&Co any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto, except to the extent such damages or liabilities are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from MSSF’s or MS&Co’s, as applicable, gross negligence or willful misconduct. Each Lender Party (and each Person that becomes a Lender Party hereunder pursuant to Section 9.07) hereby authorizes and directs each of MSSF and MS&Co. to enter into the Intercreditor Agreement on behalf of such Lender and agrees that each of MSSF and MS&Co, in its various capacities thereunder, may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement.

ARTICLE VIII

GUARANTY

SECTION 8.01. Guaranty; Limitation of Liability. (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

Express – Term Loan Credit Agreement

(b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lender Parties and the Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

SECTION 8.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents in accordance with its terms, or any other amendment or waiver of or any consent to departure from any Loan Document in accordance with its terms, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty in accordance with its terms, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

Express – Term Loan Credit Agreement

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of any Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Lender Party (each Guarantor waiving any duty on the part of the Lender Parties to disclose such information);

(g) the failure of any other Person to execute or deliver this Agreement, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety, except payment in full.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 8.03. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and, except for those notices specified under this Agreement, any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d) Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Lender Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Lender Party.

Express – Term Loan Credit Agreement

(f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 8.02 and this Section 8.03 are knowingly made in contemplation of such benefits.

SECTION 8.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Lender Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Secured Hedge Agreements shall have expired or been terminated, the Lender Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

SECTION 8.05. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit E hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Guaranty,” “hereunder,” “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty,” “thereunder,” “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

Express – Term Loan Credit Agreement

SECTION 8.06. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 8.06:

(a) Prohibited Payments, Etc. Except during the continuance of an Event of Default, each Guarantor may receive payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default, however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Lender Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(c) Turn-Over. After the occurrence and during the continuance of any Event of Default, each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lender Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default, the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

SECTION 8.07. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations (other than Unmatured Surviving Obligations) and all other amounts payable under this Guaranty and (ii) the Termination Date (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender Parties and their successors, transferees and assigns that are permitted under Section 9.07. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, Etc. Except as provided in Section 2.15 with respect to any Additional Term Commitment Amendment, no amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (except as provided in Section 5.01(k)(i), which may be performed by the Administrative Agent), and then such waiver or consent shall

Express – Term Loan Credit Agreement

be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time:

(i) In the case of the Initial Extension of Credit, waive any of the conditions specified in Section 3.01 or Section 3.02,

(ii) amend the definition of “Required Lenders” or any other provision hereof that would change the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder,

(iii) except pursuant to the Intercreditor Agreement and except to the extent that it would constitute a Transfer permitted under Section 5.02(e), release one or more Significant Guarantors (or otherwise limit such Significant Guarantors’ liability with respect to the Obligations owing to the Agents and the Lender Parties under the Guaranties) if such release or limitation is in respect of all or substantially all of the value of the Guaranties to the Lender Parties, except as a transfer or dissolution would be permitted under Section 5.02(d),

(iv) except pursuant to the Intercreditor Agreement, release all or substantially all of the Collateral in any transaction or series of related transactions, or

(v) amend this Section 9.01,

and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender Party specified below for such amendment, waiver or consent:

(i) increase the Commitments of a Lender Party without the consent of such Lender Party;

(ii) reduce the principal of, or stated rate of interest (other than Default Rate) on, the Advances owed to a Lender Party or any fees or other amounts stated to be payable hereunder or under the other Loan Documents to such Lender Party (other than in accordance with the terms hereof) without the consent of such Lender Party; or

(iii) postpone any date scheduled for any payment of principal of, or interest on, the Advances pursuant to Section 2.03 or 2.05 or any date fixed for any payment of fees hereunder in each case payable to a Lender Party without the consent of such Lender Party;

provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telegraphic, telecopy or electronic communication) and mailed, telegraphed, telecopied or delivered or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b), if to any Loan Party, to the Borrower at its address at One Limited Parkway, Columbus, OH 43230, Attention: Matt Moellering, Chief Financial Officer; Telecopy: (614) 415-4858, E-mail Address: mmoellering@expressfashion.com; with a copy to: Golden Gate Capital at its address at One

Express – Term Loan Credit Agreement

Embarcadero Center, 33rd Floor, San Francisco, CA 94111, Attention: Joshua Olshansky, Telecopy: (415) 627-4501, E-mail Address: jolshansky@goldengatecap.com; with a copy to: Kirkland & Ellis LLP, 555 California Street, Suite 2700, San Francisco, CA 94104, Telecopy: (415) 439-1500, Attention: John Friedrichs, E-mail Address: jfriedrichs@kirkland.com; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Assumption pursuant to which it became a Lender Party; if to the Collateral Agent, to Morgan Stanley & Co. Incorporated, at its address at One Pierrepont Plaza, 7th Floor, 300 Cadman Plaza West, Brooklyn, New York, 11201, Attention: Erma Dell’Aquila, Telecopy: 212-507-3544, Email Address: Erma.Dell’Aquila@morganstanley.com; and if to the Administrative Agent, to Morgan Stanley Senior Funding, Inc., at its address at One Pierrepont Plaza, 7th Floor, 300 Cadman Plaza West, Brooklyn, New York, 11201, Attention: Erma Dell’Aquila, Telecopy: 212-507-3544, Email Address: Erma.Dell’Aquila@morganstanley.com, with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, 10022, Attention: Maura O’ Sullivan, Esq., Telecopy: (646) 848 7897, E-mail Address: mosullivan@shearman.com; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties; provided, however, that materials and information described in Section 9.02(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Borrower by the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed, telecopied, or e-mailed, be effective upon receipt. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes shall be effective as delivery of an original executed counterpart thereof.

(b) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a Conversion of an existing, Borrowing (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to an electronic mail address specified by the Administrative Agent to the Borrower. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent. The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or a substantially similar electronic transmission system (the “Platform”).

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR

Express – Term Loan Credit Agreement

REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender Party agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender Party for purposes of the Loan Documents. Each Lender Party agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender Party’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay within 30 days of demand with backup documentation (i) all reasonable, documented and out-of-pocket costs and expenses of each Agent and the Lead Arranger in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) in connection with the “work-out” or restructuring of the obligations and (C) the reasonable fees and expenses of one counsel (together with one local or foreign counsel in each relevant jurisdiction) representing both the Administrative Agent and the Lead Arranger with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Event of Default or any events or circumstances that may give rise to an Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto and (ii) all reasonable, documented and out-of-pocket costs and expenses of the Administrative Agent, the Lead Arranger and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of one counsel for the Administrative Agent and each Lender Party with respect thereto).

Express – Term Loan Credit Agreement

(b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, the Lead Arranger, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances, the Transaction Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Transaction) by the Sponsor or any of its Subsidiaries or Affiliates of all or any portion of the Equity Interests in or Debt securities or substantially all of the assets of the Borrower or any of its Subsidiaries or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct or that of its affiliates, directors, officers, employees, advisors or agents; provided that the Borrower shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to a single special counsel and up to one local counsel in each applicable local jurisdiction) for all Indemnified Parties (which shall be selected by the Administrative Agent) unless, in the reasonable opinion of the Administrative Agent, representation of all such Indemnified Parties would be inappropriate due to existence of an actual or potential conflict of interest. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors, any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

(c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.04, 2.07(a)(i) or 2.08(d), acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of Eurodollar Rate Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.03, 2.04 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

(d) If any Loan Party fails to pay when due any undisputed costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

Express – Term Loan Credit Agreement

(e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.08 and 2.10 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender Party.

SECTION 9.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note held by it); provided, however, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $1,000,000, (ii) each such assignment shall be to an Eligible Assignee, (iii) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Assumption, together with any Note or Notes (if any).

(b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Assumption, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender, as the case may be, hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (other than its rights under Sections 2.08, 2.10 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

Express – Term Loan Credit Agreement

(c) By executing and delivering an Assignment and Assumption, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under the Facility of, and principal amount of the Advances owing under the Facility to, each Lender Party from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Assumption executed by an assigning Lender Party and an assignee, together with any Note or Notes (if any) subject to such assignment, the Administrative Agent shall, if such Assignment and Assumption has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes (if any) a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under the Facility pursuant to such Assignment and Assumption and, if any assigning Lender that had a Note or Notes prior to such assignment has retained a Commitment hereunder, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of Exhibit A hereto.

Express – Term Loan Credit Agreement

(f) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral or the value of the Guaranties.

(g) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

(h) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes (if any) held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(i) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Advances owing to it and any Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that, unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any Lender Party (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no SPC shall be entitled to the

Express – Term Loan Credit Agreement

benefits of Sections 2.08 and 2.10 (or any other increased costs protection provision) and (iii) the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (j) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier or by electronic file of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9.09. Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent’s or such Lender Party’s Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender Party, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party or (e) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document; provided that, in the case of disclosure under clause (b), unless specifically prohibited by law or court order, each Agent and each Lender Party shall make reasonable efforts to notify the Borrower of any such requirement for disclosure prior to the disclosure of such Confidential Information; or (f) to any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to Obligations of the Borrower hereunder; provided that such counterparty (or such counterparty’s professional advisor) shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it in connection with such credit derivative transaction.

SECTION 9.10. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents and, in the case of any sale or dissolution of any Guarantor (to the extent permitted by the Loan Documents), a release of such Guarantor from the Guaranty.

Express – Term Loan Credit Agreement

SECTION 9.11. Replacement of Holdout Lender. (a) (i) If any action to be taken by the Lender Parties or any Agent hereunder requires the unanimous consent, authorization, or agreement of all Lender Parties, and the consent of the Required Lenders is obtained but a Lender (“Holdout Lender”) fails to give its consent, authorization, or agreement or (ii) if at any time any Lender becomes a Defaulting Lender or becomes insolvent or (iii) if at any time the Borrower becomes obligated to pay additional payments described in Sections 2.08 and 2.10(a) to a Lender, in each case, upon at least five (5) Business Days prior irrevocable notice to the Holdout Lender, the Defaulting Lender or other Lender, as the case may be, the Administrative Agent or the Borrower may permanently replace the Holdout Lender, the Defaulting Lender or other Lender, as the case may be, with one or more substitute Lenders (each, a “Replacement Lender”), and the Holdout Lender, the Defaulting Lender or other Lender, as the case may be, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender, the Defaulting Lender or other Lender, as the case may be, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Holdout Lender, the Defaulting Lender or other Lender, as the case may be, and each Replacement Lender shall execute and deliver an Assignment and Assumption, subject only to the Holdout Lender, the Defaulting Lender or other Lender, as the case may be, being repaid its share of the outstanding Obligations under the Loan Documents without any premium or penalty of any kind whatsoever. If the Holdout Lender, the Defaulting Lender or other Lender, as the case may be, shall refuse or fail to execute and deliver any such Assignment and Assumption prior to the effective date of such replacement, the Holdout Lender, the Defaulting Lender or other Lender, as the case may be, shall be deemed to have executed and delivered such Assignment and Assumption. The replacement of any Holdout Lender, Defaulting Lender or other Lender, as the case may be, shall be made in accordance with the terms of Section 9.07.

SECTION 9.12. Patriot Act Notice. Each Lender Party and each Agent (for itself and not on behalf of any Lender Party) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender Party or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide such information and take such actions as are reasonably requested by any Agent or any Lender Party in order to assist the Agents and the Lender Parties in maintaining compliance with the Patriot Act.

SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Express – Term Loan Credit Agreement

SECTION 9.14. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9.15. Waiver of Jury Trial. Each Loan Party, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

Express – Term Loan Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EXPRESS HOLDING, LLC, as Parent

By	/s/ Matt Moellering
Name: Matt Moellering
Title: Chief Financial Officer

EXPRESS, LLC, as Borrower

By	/s/ Matt Moellering
Name: Matt Moellering
Title: Chief Financial Officer

EXPRESS GC, LLC

By	/s/ Matt Moellering
Name: Matt Moellering
Title: Chief Financial Officer

RETAIL FACTORING, LLC

By	/s/ Matt Moellering
Name: Matt Moellering
Title: Chief Financial Officer

Express – Term Loan Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By	/s/ Eugene F. Martin
Name: Eugene F. Martin
Title: Vice President

MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent

By	/s/ Eugene F. Martin
Name: Eugene F. Martin
Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., as Documentation Agent

By	/s/ Robert L. Klein
Name: Robert L. Klein
Title: Vice President

Express – Term Loan Credit Agreement

Initial Lenders

MORGAN STANLEY SENIOR FUNDING, INC., as Initial Lender

By	/s/ Paul Fassati
Title: Vice President

Express – Term Loan Credit Agreement

Schedule I to the

Term Loan Credit Agreement

COMMITMENTS AND

APPLICABLE LENDING OFFICES

LENDER	TERM COMMITMENT	LENDING OFFICE
		Domestic Lending Office	Eurodollar Lending Office
Morgan Stanley Senior Funding, Inc.	$125,000,000

One Pierrepont Plaza, 7th Floor

300 Cadman Plaza West

Brooklyn, NY 11201

Attention: Erma Dell’Aquila

Telecopy: (718) 754-7249

Email Address:

Erma.Dell’Aquila@morganstanley.com

and

Attention: Martin Telford / Ly Dinh

Telecopy: (718) 233-2140

Email Address:

Idnnyservicing@morganstanley.com

One Pierrepont Plaza, 7th Floor

300 Cadman Plaza West

Brooklyn, NY 11201

Attention: Erma Dell’Aquila

Telecopy: (718) 754-7249

Email Address: Erma.Dell’Aquila@morganstanley.com

and

Attention: Martin Telford / Ly Dinh

Telecopy: (718) 233-2140

Email Address:

Idnnyservicing@morganstanley.com

Schedule II to

Term Loan Credit Agreement

Subsidiary Guarantors

Name	Jurisdiction of Organization
Express GC, LLC	Ohio
Retail Factoring, LLC	Nevada

Schedule III to the

Term Loan Credit Agreement

EBITDA

[Attached]

Express

QofE Adjustment Allocation

	Full Year	Test	FY2006				FY2007
	FY06	FY06	Q1	Q2	Q3	Q4	Q1
Reported EBITDA (Internal)			30.4	(9.0)	8.3	62.1	27.8
Reported LTM EBITDA (Internal)						91.8	89.2

QofE Adjustments:
53rd week impact	(7.4)	0.0				(7.4)	0.0
Duplicate inventory reserve	(8.1)	0.0	(8.l )				0.0
Store supplies write-off	7.3	0.0	(0.6)	(0.6)	8.5		(0.4)
Hurricane relief	(4.0)	0.0	0.0		(2.0)	(2.0)	0.0
Legal settlement	2.6	0.0	0.4	0.7	0.7	0.7	0.0
Shrink under accrual	(1.8)	0.0	0.0		(0.5)	(1.3)	1.8
Push down adjustments	1.5	0.0	2.3	1.8	1.0	(3.6)	4.4
Returns reserve release	(0.8)	0.0	(0.3)	(0.2)	(0.2)	(0.2)	(0.1)
GAAP rent expense vs. cash	(0.6)	0.0	(0.3)	(0.1)	(0.1)	(0.1)	0.2
Incentive compensation accrual	(0.3)	0.0	0.0	(0.1)	(0.1)	(0.1)	0.3
Restricted stock compensation	0.3	0.0	0.1	0.1	0.1	0.1	0.4
Asset losses	0.2	0.0	0.1	0.0	0.0	0.0	0.0

Total QofE	(11.l )	0.0	(6.4)	1.7	7.5	(13.9)	6.6

QofE Proforma Adjustments:
Mgmt: Future additional allocations	(7.1)	0.0	(1.8)	(1.8)	(1.8)	(1.8)	(1.8)
Mgmt: Stand-alone impact	(5.5)	0.0	(1.4)	(1.4)	(1.4)	(1.4)	(1.4)
IT director	(0.3)	0.0	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Corporate jet replacement cost	(0.3)	0.0	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)

Total QofE Proforma Adjustments	(13.2)	0.0	(3.3)	(3.3)	(3.3)	(3.3)	(3.3)

Other Proforma Adiustments:
Normalized impact of store openings/closings	1.1	0.0	0.3	0.3	0.3	0.3
Actual employee benefits claims costs vs. allocated	3.7	0.0	0.9	0.9	0.9	0.9	0.9
l/6th allocation of 53rd week impact	1.2	0.0				1.2
Other audit adjustment ($1.4M in 2006)	(1.4)	0.0	(0.4)	(0.4)	(0.4)	(0.4)

Total Other Proforma Adjustments	4.6	0.0	0.9	0.9	0.9	2.1	0.9

Total Adjustments			(8.9)	(0.8)	5.1	(15.1)	4.2

QofE Adjusted EBITDA			21.5	(9.7)	13.3	47.0	32.0
QofE Adjusted LTM EBITDA						72.1	82.6

Schedule 4.01(b) to

Term Loan Credit Agreement

Loan Parties

Name	Jurisdiction of Formation	Principal Place of Business	U.S. Taxpayer Identification Number
Express, LLC	Delaware	One Limited Parkway, Columbus, OH 43230	54-2170160
Express Holding, LLC	Delaware	One Limited Parkway, Columbus, OH 43230	35-2298454
Express GC. LLC	Ohio	One Limited Parkway, Columbus, OH 43230	31-1816092
Retail Factoring, LLC	Nevada	6700 Via Austi Parkway, Suite C, Las Vegas, NV 89119	88-0306301

Schedule 4.01(c) to

Term Loan Credit Agreement

Subsidiaries and Other Equity Investments

Subsidiary	Jurisdiction of Formation	Membership Interest	Certificate No(s)	Percentage of Membership Interests
Express, LLC	Delaware	100%	1	100% of membership interests owned by Express Holding, LLC
Retail Factoring, LLC	Ohio	100%	2	100% of membership interests owned by Express Holding, LLC
Express GC, LLC	Nevada	100%	1	100% of membership interests owned by Express, LLC

Schedule 4.01(e) to

Term Loan Credit Agreement

Governmental Authorizations and Third Party Notifications

NONE

Schedule 4.01(g) to

Term Loan Credit Agreement

Litigation

NONE

Schedule 4.01(q) to

Term Loan Credit Agreement

Employee Benefits Plans

•	Limited Brands. Inc. Executive Medical Plan

•	Limited Brands. Inc. Executive Disability Plan

•	Limited Brands. Inc. Executive Life insurance

•	Limited Brands. Inc. Health Benefits Plan

•	Limited Brands. Inc. Medical Program

•	Limited Brands, Inc. Dental Program

•	Limited Brands, Inc. Employee Assistance Program

•	Limited Brands, Inc. Flexible Spending Account Program

•	Limited Brands. Inc. Long-Term Disability Program with Insurance Policy provided through Reliance Standard—policy #LTD 115509

•	Limited Brands, Inc. Short-Term Disability Program

•	Limited Brands, Inc. Vision Insurance and Discount Program (offered through VSP)

•	Limited Brands. Inc. Life Insurance Policy provided through MetLife—policy #1510100-G

•	Limited Brands. Inc. Paid Time Off Program (California)

•	Limited Brands. Inc. Paid Time Off Program (non-California)

•	Limited Brands. Inc. Holiday Policy

•	Limited Brands. Inc. Leave of Absence Policy

•	Campus Door Education Program (school loans)

•	Tuition Reimbursement

•	Limited Brands, Inc. Adoption Assistance Program

•	Limited Brands. Inc. Commuter Program

•	Severance Plan

•	Express Savings and Retirement Plan

•	Express Supplemental Retirement Plan

Schedule 4.01(s) to

Term Loan Credit Agreement

Tax

NONE

Schedule 4.01(t) to

Term Loan Credit Agreement

Existing Debt

NONE

Schedule 4.01(u) to

Term Loan Credit Agreement

Surviving Debt

1) Guaranteed Obligations of Borrower. None of the Debt listed is a Debt of Subsidiaries to Parent or another Subsidiary of Parent.

Bonds
Bond No.	Principal Obligor	Obligee	Description	Bond Amount	Effective	Expiration

6380110	Express, LLC	PROGRESS ENERGY	Utility Bond	$2,300.00	11/15/06	11/15/07

6478229	Express, LLC	COM ED	Utility Payment, Electricity	$4,490.00	4/5/07	4/5/08

6379953	The Limited Stores	CON EDISON	Utility Bond	$6,870.00	10/7/05	10/7/08

6473181	Express, LLC	TAMPA ELECTRIC COMPANY	Utility Payment Bond	$6,950.00	2/20/07	2/20/08

6379957	Express, LLC	CON EDISON	Utility Bond	$23,360.00	10/7/05	10/7/08

5746511	Structure, Inc.	CITY OF GAINESVILLE	Utility Payment Bond	$1,500.00	12/10/06	12/10/07

5746510	Structure, Inc.	CITY OF LOS ANGELES	Utility Payment Bond	$2,000.00	10/15/06	10/15/07

5702853	Structure, Inc.	FLORIDA POWER CORPORATION	Utility Payment Bond	$2,300.00	10/20/06	10/20/07

5702765	Structure, Inc.	UNION ELECTRIC COMPANY	Utility Payment Bond	$3,954.00	11/04/06	11/04/07

5702843	Structure, Inc.	TAMPA ELECTRIC COMPANY	Utility Payment Bond	$7,115.00	9/16/06	9/16/07

5857337	Structure, Inc.	STATE OF MISSOURI	Worker’s Compensation Bond	$200,000.00	2/1/07	2/1/08

5746530	Structure, Inc.	STATE OF NEVADA	Retailer and/or User Bond	$270,900.00	12/29/06	12/29/07

5660364	Limited Express	O.G.&E. ELECTRIC SERVICE	Utility Payment Bond	$1,040.00	11/27/06	11/27/07

5554863	Limited Express	OHIO POWER COMPANY	Utility Payment Bond	$1,200.00	10/06/06	10/06/07

5554820	Limited Express	NORTHEAST UTILITIES	Utility Payment Bond	$1,685.00	12/13/06	12/13/07

5614898	Limited Express	ALABAMA POWER COMPANY	Utility Payment Bond	$1,800.00	11/02/06	11/02/07

5877486	Express, Inc.	FLORIDA POWER CORP.	Utility Payment Bond	$1,800.00	8/23/06	8/23/07

5496932	Limited Express	FLORIDA POWER COMPANY	Utility Payment Bond	$2,000.00	4/20/07	4/20/08

5702854	Limited Express	CLAY ELECTRIC COOPERATIVE	Utility Payment Bond	$2,000.00	10/20/06	10/20/07

5877520	Express, Inc.	JOHNSON CITY POWER BOARD	Utility Payment Bond	$2,000.00	10/02/06	10/02/07

5660347	Limited Express	FLORIDA POWER COMPANY	Utility Payment Bond	$2,200.00	8/28/06	8/28/07

5496978	Limited Express	LOUISIANA POWER & LIGHT COMPANY	Utility Payment Bond	$2,400.00	10/21/06	10/21/07

5614928	Limited Express	LONG ISLAND LIGHTING CO.	Utility Payment Bond	$2,630.00	4/5/07	4/5/08

5554823	Limited Express	EASTERN EDISON UTILITIES	Utility Payment Bond	$3,000.00	1/13/07	1/13/08

Bonds
Bond No.	Principal Obligor	Obligee	Description	Bond Amount	Effective	Expiration
5824371	Express Inc.	SNOHOMISH COUNTY P.U.D. NO. 1	Utility Payment Bond	$3,075.00	2/21/07	2/21/08
5554819	Limited Express	FLORIDA POWER CORPORATION	Utility Payment Bond	$3,500.00	12/13/06	12/13/07
5614904	Limited Express	ORLANDO UTILITIES COMMISSION	Utility Payment Bond	$4,200.00	12/21.06	12/21/07
5496944	Limited Express	FLORIDA POWER CORP.	Utility Payment Bond	$4,600.00	6/2/06	6/2/07
5746575	Express, Inc.	LOS ANGELES DEPARTMENT OF WATER & POWER	Utility Payment Bond	$4,800.00	4/14/07	4/14/08
5792231	Express, Inc.	TAMPA ELECTRIC COMPANY	Utility Payment Bond	$4,860.00	10/04/06	10/04/07
5702789	Express Inc.	FLORIDA POWER CORP.	Utility Payment Bond	$5,050.00	4/1/07	4/1/08
5660385	Limited Express	COMMONWEALTH EDISON COMPANY	Utility Payment Bond	$5,395.00
5792212	Express, Inc.	THE KNOXVILLE UTILITIES	Utility Payment Bond	$5,650.00	7/29/06	7/29/07
5702764	Limited Express	UNION ELECTRIC COMPANY	Utility Payment Bond	$6,000.00	11/04/06	11/04/07
5687453	Express, Inc.	TAMPA ELECTRIC COMPANY	Utility Payment Bond	$6,700.00	3/19/07	3/19/08
5792142	Limited Express	NORTH LITTLE ROCK UTILITIES	Utility Payment Bond	$8,000.00	4/11/07	4/11/08
5824368	Express, Inc.	TAMPA ELECTRIC COMPANY	Utility Payment Bond	$8,000.00	2/9/07	2/9/08
5614901	Limited Express	CON EDISON	Utility Payment Bond	$9,175.00	11/15/06	11/15/07
5833609	Express, Inc.	THE UTILITY BOARD OF THE CITY OF KEY WEST	Utility Payment Bond	$9,630.00	10/11/06	10/11/07
5753802	Express, Inc.	CITY OF TALLAHASSEE, FLORIDA	Utility Payment Bond	$10,000.00	8/13/06	8/13/07
5877460	Limited Express	STATE OF MISSOURI	Worker’s Compensation Bond	$200,000.00	2/1/07	2/1/08
5554815	Express, LLC	STATE OF NEVADA	Courts Costs Bond	$235,588.00	11/18/06	11/18/07

2) Letters of Credit as Surviving Debt

Letters of Credit (Express, LLC)
Issuer	Beneficiary	Issue Date	Expiry Date	Amount
Bank of America	Li and Fung (Trading) Ltd. Twn	4/3/07	6/21/07	$22,552.69
Bank of America	Li and Funa (Trading) Ltd. Twn	4/3/07	7/05/07	$22,163.39
Bank of America	Li and Fung (Trading) Ltd. Twn	5/10/07	7/12/07	$44,035.81
Bank of America	Li and Fung (Trading) Ltd. Twn	5/10/07	7/05/07	$60,277.14
Bank of America	Li and Eung (Trading) Ltd. Twn	5/10/07	7/05/07	$133,634.03
Bank of America	Li and Fung (Trading) Ltd. Twn	5/30/07	7/19/07	$104,148.15
Bank of America	Li and Fung (Trading) Ltd. Twn	5/30/07	8/2/07	$46,579.15
Bank of America	Li and Fung (Trading) Ltd. Twn	6/14/07	8/8/07	$11,737.79

Letters of Credit (Express, LLC)
Issuer	Beneficiary	Issue Date	Expiry Date	Amount
Bank of America	Li and Fung (Trading) Ltd. Twn	6/14/07	8/16/07	$109,115.28
Bank of America	State of Tennessee, Department of Revenue	8/31/05	7/27/08	$138,208.04

3)	Debt under the Loan Documents
4)	Debt under the ABL Facility Loan Documents

Schedule 4.01(v) to

Term Loan Credit Agreement

Liens

Grantor	Lienholder	Principal Amount of Secured Obligations
Each Loan Party	Morgan Stanley & Co. Incorporated, as Collateral Agent for the Lenders under the Agreement	$125,000,000
Each Loan Party	Wells Fargo Retail Finance, LLC, as Collateral Agent for the Lenders under the ABL Facility	$200,000,000
Express, LLC	Bank of America pursuant to the issuance of Letters of Credit for the benefit of Li and Fung (Trading) Ltd. Twn	Please see the amount of the outstanding letters of credit listed below

Letters of Credit (Express, LLC)
Issuer	Beneficiary	Issue Date	Expiry Date	Amount
Bank of America	Li and Fung (Trading) Ltd. Twn	4/3/07	6/21/07	$22,552.69
Bank of America	Li and Fung (Trading) Ltd. Twn	4/3/07	7/05/07	$22,163.39
Bank of America	Li and Fung (Trading) Ltd. Twn	5/10/07	7/12/07	$44,035.81
Bank of America	Li and Fung (Trading) Ltd. Twn	5/10/07	7/05/07	$60,277.14
Bank of America	Li and Fung (Trading) Ltd. Twn	5/10/07	7/05/07	$133,634.03
Bank of America	Li and Fung (Trading) Ltd. Twn	5/30/07	7/19/07	$104,148.15
Bank of America	Li and Fung (Trading) Ltd. Twn	5/30/07	8/2/07	$46,579.15
Bank of America	Li and Fung (Trading) Ltd. Twn	6/14/07	8/8/07	$11,737.79
Bank of America	Li and Fung (Trading) Ltd. Twn	6/14/07	8/16/07	$109,115.28

Schedule 4.01(z) to

Term Loan Credit Agreement

Intellectual Property

[See attached]

Domain Names

Top-Level Domain Names:

Domain Name	Expiration Date
bikinijeans.com *	05/23/2007
bikinijeans.net *	04/01/2008
bikinijeans.org *	04/01/2008
compagnieinternational.com *	09/14/2007
exp-cie.com	09/14/2007
express-fashion.com	12/27/2007
express-fashions.com	06/04/2007
express-style.com	10/28/2007
express.info	08/01/2008
expressbrand.com	12/06/2007
expressclothes.com	12/06/2007
expressco.com	03/02/2008
expresscoinc.com	07/06/2007
expressdesignstudio.biz	03/19/2008
expressdesignstudio.com	03/20/2008
expressdesignstudio.info	03/20/2008
expressdesignstudio.net	03/20/2008
expressdesignstudio.org	03/20/2008
expressfashion.biz	11/18/2007
expressfashion.com	12/06/2007
expressfashion.info	01/14/2008
expressfashion.mobi	10/10/2008
expressfashion.net	04/16/2008
expressfashion.org	03/12/2008

18

Domain Name	Expiration Date
expressfashioncard.com	03/13/2008
expressfashionformen.com	04/03/2008
expressfashionmen.com	04/03/2008
expressfashions.com	01/30/2008
expressformen.com	03/21/2008
expressgirl.com	12/06/2007
expressinside.com	04/16/2008
expressjeans.com	08/29/2007
expresskickass.com	04/16/2008
expressltd.com **	01/24/2008
expressmen.biz	11/18/2007
expressmen.com	03/28/2008
expressmen.info	11/01/2007
expressmens.biz	11/18/2007
expressmens.com	03/04/2008
expressmens.info	11/01/2007
expresspourhomme.com	04/03/2008
expressstyle.com	10/28/2007
expressthedesignstudio.biz	03/19/2008
expressthedesignstudio.com	03/20/2008
expressthedesignstudio.info	03/20/2008
expressthedesignstudio.net	03/20/2008
expressthedesignstudio.org	03/20/2008
expresstyle.com	12/06/2007
expressworldbrand.com	04/19/2008
inside-express.com	04/16/2008
limitedexpress.com **	09/14/2007
theexpressdesignstudio.biz	03/19/2008
theexpressdesignstudio.com	03/20/2008
theexpressdesignstudio.info	03/20/2008
theexpressdesignstudio.net	03/20/2008
theexpressdesignstudio.org	03/20/2008
thelimitedexpress.com **	04/03/2008
wwwexpressfashion.com	05/23/2007
xpressformen.com	05/18/2007
xpressmen.com	05/18/2007

*	These domain names are inactive and have no websites.
**	These domain names that include “Limited”or “Ltd” do not have separate websites and/or are inactive

19

Domain Names With Country Extensions:

Domain Name	Expiration Date	Country
espressmen.com.cn	01/04/2008	China
express.co.za	01/24/2008	South Africa
express.com.ec	10/10/2008	Ecuador
express.com.es	12/16/2007	Spain
express.com.vn	08/26/2007	Vietnam
express.dm	Not Available	Dominica
expresscoinc.com.hk	06/22/2007	Hong Kong
expresscoinc.hk	06/22/2007	Hong Kong
expresscolnc.co.uk	07/13/2008	United Kingdom
expressdesignstudio.us	04/23/2008	United States
expressfashion.cn	03/17/2008	China
expressfashion.co.uk	07/13/2008	United Kingdom
expressfashion.com.ar	08/08/2008	Argentina
expressfashion.com.cn	01/04/2008	China
expressfashion.com.ec	12/05/2008	Ecuador
expressfashion.com.es	12/16/2007	Spain
expressfashion.com.hk	06/22/2008	Hong Kong
expressfashion.com.vn	08/26/2007	Vietnam
expressfashion.dm	Not Available	Dominica
expressfashion.ec	12/05/2008	Ecuador
expressfashion.es	09/21/2007	Spain
expressfashion.hk	06/22/2008	Hong Kong
expressfashion.mn	03/02/2008	Mongolia
expressfashion.pk	06/20/2008	Pakistan
expressfashion.tv	09/26/2008	Tuvalu
expressfashion.us	04/18/2008	United States
expressfashions.co.uk	07/13/2008	United Kingdom
expressfashions.com.ec	12/05/2008	Ecuador
expressfashions.com.hk	06/22/2008	Hong Kong
expressfashions.com.vn	08/26/2007	Vietnam
expressfashions.ec	12/05/2008	Ecuador
expressfashions.hk	06/22/2008	Hong Kong
expresskickass.us	09/24/2007	United States
expressmen.cn	03/17/2008	China
expressmen.com.cn	01/28/2008	China
expressmen.com.ec	12/05/2008	Ecuador
expressmen.com.vn	08/26/2007	Vietnam
expressmen.ec	12/05/2008	Ecuador
expressmen.mn	03/02/2008	Mongolia
expressmen.pk	06/20/2008	Pakistan
expressmen.us	04/18/2008	United States
expressmens.com.ec	12/05/2008	Ecuador
expressmens.com.vn	08/26/2007	Vietnam

20

Domain Name	Expiration Date	Country
expressmens.ec	12/05/2008	Ecuador
expressmens.mn	03/02/2008	Mongolia
expressmens.us	05/15/2008	United States

21

Copyright Registrations:

Copyright Title	Reg. No.	Reg. Date	Owner
Perfume bottle. By Express, Inc.	VA642076	08/05/94	Express, Inc.
Perfume bottle.	VA481967	12/30/91	Express, Inc.
Trellis floral cardigan.	VA481966	12/20/91	Express, Inc.
Express: the spring collection.	TX5213424	05/05/00	Express, LLC
Daisy bloom.	VA1096441	09/10/01	Express, LLC
Floral cut-out	VA1096440	09/10/01	Express, LLC

21

grouped by owner	Report Date:	5/11/2007	Page:	1

Owner	Express, LLC			One Limited Parkway
				Columbus, Ohio 43218
ID	Country:	Mark	Classes	App. #	Add. Dt	Reg. #	Reg. Dt	Action Dt

14313	California	AGENT	25			106,776	10/18/2000	10/18/2010

14293	United States	AGENT	25	78/806,847	2/3/2006

14290	United States	AGENT AND DESIGN	25	78/283,616	8/5/2003	2,865,258	7/20/2004	07/20/2010

14370	United States	ANGEL DESIGN	25, 35	78/836,943	3/14/2006

14655	United States	CHECKMARK DESIGN	25	78/965,299	8/31/2006

14838	United States	COMET STITCHING DESIGN	25	77/108,979	2/16/2007

8461	United States	CURVOLOGY	25	76/076,006	6/23/2000	2,554,000	3/26/2002	03/26/2008

11819	United States	DENIM LAB	25, 35	78/331,272	11/21/2003

14312	United States	DL (STYLIZED)	25	78/808,721	2/7/2006

14364	United States	EVERYBODY EXPERIMENTS	25, 35	78/836,253	3/14/2006

13352	South Carolina	EXPRESS					6/15/2005	06/15/2010

12335	United States	FASHION DELIVERY	35	78/433,626	6/11/2004	3,012,363	11/1/2005	11/01/2011

14040	United States	GET THE SKINNY	35	78/746,756	11/3/2005

13292	United States	GRIFFIN DESIGN	25	78/636,766	5/25/2005	3,090,209	5/9/2006	05/09/2012

12105	United States	LUXURY STRETCH	25, 35	78/378,358	3/4/2004	3,230,528	4/17/2007	04/17/2013

8979	United States	NORDICTEC	25, 35	76/176,123	12/4/2000	2,504,228	11/6/2001	11/06/2007

10345	United States	ONLY CURVES	25	78/083,620	9/12/2001	2,722,665	6/3/2003	06/03/2009

14840	United States	PEAK STITCHING DESIGN	25	77/108,983	2/16/2007

7307	United States	POCKET STITCHING DESIGN	25	75/211,864	12/12/1996	2,267,834	8/3/1999	08/03/2009

8614	United States	PRECISION FIT	25	76/109,694	8/15/2000	2,489,687	9/11/2001	09/11/2007

10904	United States	SEXY FITS	25	78/139,317	6/27/2002	2,882,940	9/7/2004	09/07/2010

14028	United States	SEXY JUST GOT SEXIER	35	78/745,805	11/2/2005

9459	United States	STUDIOSTRETCH	25	76/233,323	3/30/2001	2,817,874	2/24/2004	02/24/2010

14309	California	TARGET DESIGN	25			107,552	8/21/2001	08/21/2011

14378	United States	THE EDITOR PICK	35	78/842,993	3/22/2006

9923	United States	THE GIFT OF FASHION	35	78/064,648	5/21/2001	2,650,750	11/12/2002	11/12/2008

11072	United States	THE WORLD’S SEXIEST JEANS	35	78/191,693	12/5/2002	2,793,338	12/9/2003	12/09/2009

11933	France	UNDERX	25	04/3265853	1/2/2004	04/3265853	6/4/2004	01/02/2014

12036	Mexico	UNDERX	35	638,336	1/21/2004	821,845	2/24/2004	01/21/2014

12035	Mexico	UNDERX	25	638,335	1/21/2004	821,844	2/24/2004	01/21/2014

12032	United Kingdom	UNDER X	25, 35	2,352,787	1/6/2004	2,352,787	7/16/2004	01/06/2014

grouped by owner	Report Date:	5/11/2007	Page:	2

14476	United States	WICKED WEST	25	78/897,338	5/31/2006

14492	United States	WW DESIGN	25	78/908,095	6/14/2006

14656	United States	WW DESIGN02	25	78/965,268	8/31/2006

14497	United States	WW POCKET STITCHING DESIGN	25	78/912,485	6/20/2006

14654	United States	X DESIGN	25	75/965,289	8/31/2006

11823	United States	X2	25, 35	78/331,254	11/2I/2003

11840	United States	X2 AND DESIGN	25, 35	78/342,123	12/17/2003	3,230,499	4/17/2007	04/17/2013

11917	United States	X2 DENIM LABORATORY AND DESIGN	25, 35	78/348,122	1/6/2004

14839	United States	Z STITCHING DESIGN	25	77/108,987	2/16/2007

Owner	Expressco, Inc.			1105 North Market Street
				Wilmington, Delaware 19801
ID	Country:	Mark	Classes	App. #	Add. Dt	Reg. #	Reg. Dt	Action Dt

10546	Canada	ACCESSORY EXPRESS	42	771,435	12/20/1994	TMAS58,232	2/20/2002	02/20/2017

10681	United States	CLUB EXPRESS	25, 35	78/108,562	2/13/2002	2,990,193	8/30/2005	08/30/2011

12348	United States	CLUB EXPRESS	3	78/441,217	6/25/2004

1631	Australia	COMPAGNIE INTERNATIONALE EXPRESS	25	495,433	9/14/1988	A495,433	3/2/1992	09/14/2009

1633	Australia	COMPAGNIE INTERNATIONALE EXPRESS	14	495,435	9/14/1988	A495,435	3/18/1992	09/14/2009

1632	Australia	COMPAGNIE INTERNATIONALE EXPRESS	3	495,434	9/14/1988	A495,434	3/2/1992	09/14/2009

1630	Australia	COMPAGNIE INTERNATIONALE EXPRESS	42	495,432	9/14/1988	A495,432	3/2/1992	09/14/2009

1634	Bangladesh	COMPAGNIE INTERNATIONALE EXPRESS	25	25,488	6/14/1987	25,488	7/28/1990	06/14/2009

1635	Bangladesh	COMPAGNIE INTERNATIONALE EXPRESS	3	25,487	6/14/1987	25,487	4/30/1990	06/14/2009

1636	Bangladesh	COMPAGNIE INTERNATIONALE EXPRESS	14	25,489	6/14/1987	25,489	10/31/1990	06/14/2009

1637	Benelux	COMPAGNIE INTERNATIONALE EXPRESS	3, 14, 25, 40, 42		9/14/1988	453,525	5/18/1989	09/14/2008

grouped by owner	Report Date:	5/11/2007	Page:	3

4063	Brazil	COMPAGNIE INTERNATIONALE EXPRESS	3,20	817,919,317	7/22/1994	817,919,317	6/24/1997	06/24/2007

4733	Chile	COMPAGNIE INTERNATIONALE EXPRESS	25	282,889	8/12/1994	622,434	2/14/2002	02/14/2012

903	Chile	COMPAGNIE INTERNATIONALE EXPRESS	25	334,416	2/13/1996	483,627	4/3/1997	04/03/2007

1199	Chile	COMPAGNIE INTERNATIONALE EXPRESS	42	334,417	2/13/1996	506,383	3/10/1998	03/10/2008

1641	China (People’s Republic	COMPAGNIE INTERNATIONALE EXPRESS	25	8,836,409	10/14/1988	362,345	9/30/1989	09/29/2009

1640	China (People’s Republic	COMPAGNIE INTERNATIONALE EXPRESS	25	8,836,410	10/14/1988	362,079	9/20/1989	09/19/2009

1639	China (People’s Republic	COMPAGNIE INTERNATIONALE EXPRESS	56	8,836,411	10/14/1988	361,149	9/10/1989	09/09/2009

4147	El Salvador	COMPAGNIE INTERNATIONALE EXPRESS	42	1527/94	4/29/1994	229 Book 68 P459-460	2/16/1998	02/16/2008

4144	El Salvador	COMPAGNIE INTERNATIONALE EXPRESS	14	1530/94	4/29/1994	235 Book 40 P477-8	6/3/2005	06/03/2015

1648	France	COMPAGNIE INTERNATIONALE EXPRESS	3, 14, 25, 42	955,885	9/21/1988	1,489,849	9/21/1988	09/30/2008

1653	Greece	COMPAGNIE INTERNATIONALE EXPRESS	3, 14, 25	91,220	11/8/1988	91,220	11/19/1991	11/08/2008

1654	Guatemala	COMPAGNIE INTERNATIONALE EXPRESS	42		6/16/1987	58,351	7/26/1989	07/25/2009

1655	Guatemala	COMPAGNIE INTERNATIONALE EXPRESS	14		6/16/1987	58,352	7/26/1989	07/25/2009

1656	Guatemala	COMPAGNIE INTERNATIONALE EXPRESS	3		6/16/1987	58,353	7/26/1989	07/25/2009

6778	Honduras	COMPAGNIE INTERNATIONALE EXPRESS	35	10380/98	8/20/1998	5,698	12/22/1999	12/22/2009

grouped by owner	Report Date:	5/11/2007	Page:	4

6777	Honduras	COMPAGNIE INTERNATIONALE EXPRESS	25	10378/98	8/20/1998	76,352	12/22/1999	12/22/2009

3719	Israel	COMPAGNIE INTERNATIONALE EXPRESS	14	70,425	9/19/1988	70,425	12/8/1993	09/18/2009

1661	Israel	COMPAGNIE INTERNATIONALE EXPRESS	3	70,424	9/19/1988	70,424	12/8/1993	09/19/2009

1662	Israel	COMPAGNIE INTERNATIONALE EXPRESS	25	70,426	9/19/1988	70,426	12/6/1992	09/19/2009

1663	Israel	COMPAGNIE INTERNATIONALE EXPRESS	42	70,427	9/19/1988	70,427	12/6/1992	09/19/2009

1667	Italy	COMPAGNIE INTERNATIONALE EXPRESS	3, 14, 25, 42	MI98C007443	9/15/1988	845,580	1/18/1991	09/15/2008

6828	Mexico	COMPAGNIE INTERNATIONALE EXPRESS	42	328,143	4/1/1998	579,085	6/25/1998	04/01/2008

6827	Mexico	COMPAGNIE INTERNATIONALE EXPRESS	25	333,807	5/26/1998	582,906	7/30/1998	05/26/2008

6826	Mexico	COMPAGNIE INTERNATIONALE EXPRESS	14	343,483	8/13/1998	587,138	8/31/1998	08/13/2008

1675	South Korea	COMPAGNIE INTERNATIONALE EXPRESS	14	88-21702	9/29/1988	183,315	11/17/1989	11/17/2009

1676	South Korea	COMPAGNIE INTERNATIONALE EXPRESS	35	88-1986	9/29/1988	10,744	12/30/1989	12/29/2009

1674	South Korea	COMPAGNIE INTERNATIONALE EXPRESS	25	88-21704	9/29/1988	194,588	6/23/1990	06/22/2010

1678	Sri Lanka	COMPAGNIE INTERNATIONALE EXPRESS	3	56,136	9/23/1988	56,136	2/22/1993	09/23/2008

1679	Sri Lanka	COMPAGNIE INTERNATIONALE EXPRESS	42	56,137	9/23/1988	56,137	8/24/1992	09/23/2008

1680	Sri Lanka	COMPAGNIE INTERNATIONALE EXPRESS	14	56,133	9/23/1988	56,133	2/1/1993	09/23/2008

grouped by owner	Report Date:	5/11/2007	Page:	5

1681	Sri Lanka	COMPAGNIE INTERNATIONALE EXPRESS	25	56,134	9/23/1988	56,134	3/30/1992	09/23/2008

2525	Argentina	COMPAGNIE INTERNATIONALE EXPRESS EXP & DESIGN	25	1,869,216	1/28/1993	1,676,612	7/27/1998	07/27/2008

2528	Germany	COMPAGNIE INTERNATIONALE EXPRESS EXP & DESIGN	3, 14, 25	E 28019/14 Wz	10/14/1988	1,186,221	11/6/1992	10/31/2008

12296	United States	EDITOR PANT	25, 35	78/415,615	5/10/2004

4	Australia	EXPAND DESIGN	42	495,792	9/20/1988	B495,792	3/2/1992	09/20/2009

5	Australia	EXP AND DESIGN	3	495,789	9/20/1988	A495,789	10/24/1990	09/20/2009

6	Australia	EXP AND DESIGN	25	495,791	9/20/1988	A495,791	11/27/1990	09/20/2009

7	Australia	EXP AND DESIGN	14	495,790	9/20/1988	A495,790	4/8/1991	09/20/2009

16	Benelux	EXP AND DESIGN	3, 14, 25, 42	719,615	9/20/1988	453,528	5/18/1989	09/20/2008

6717	Brazil	EXP AND DESIGN	25	821,401,890	2/5/1999

11	Brazil	EXP AND DESIGN	35	813,675,898	7/21/1987	813,675,898	7/2/1991	07/02/2011

12	Brazil	EXP AND DESIGN	9	813,920,396	11/6/1987	813,920,396	5/2/1989	05/02/2009

13	Brazil	EXP AND DESIGN	14	813,675,871	7/21/1987	813,675,871	1/17/1989	01/17/2009

14	Brazil	EXP AND DESIGN	3	813,675,863	7/21/1987	813,675,863	1/17/1989	01/17/2009

6852	China (People’s Republic	EXP AND DESIGN	25	98001347		383,755	7/30/1998	07/29/2008

24	China (People’s Republic	EXP AND DESIGN	25		6/16/1987	319,137	7/20/1988	07/19/2009

22	China (People’s Republic	EXP AND DESIGN	3		6/16/1987	310,739	3/20/1988	03/19/2008

19	China (People’s Republic	EXP AND DESIGN	14		6/16/1987	309,473	2/28/1988	02/27/2008

25	China (People’s Republic	EXP AND DESIGN	18		6/16/1987	320,073	7/30/1988	07/29/2008

20	China (People’s Republic	EXP AND DESIGN	3		6/16/1987	309,479	2/28/1988	02/27/2008

21	China (People’s Republic	EXP AND DESIGN	14		6/16/1987	310,049	3/10/1988	03/09/2008

23	China (People’s Republic	EXP AND DESIGN	25		6/16/1987	313,036	4/30/1988	04/29/2008

26	Denmark	EXPAND DESIGN	3, 14, 25, 42	06515-1988	9/21/1988	VR 05.914 1990	9/7/1990	09/07/2010

30	Finland	EXP AND DESIGN	3, 14, 25, 42	4168/88	9/23/1988	110,534	2/5/1991	02/05/2011

31	France	EXP AND DESIGN	3, 14, 25, 42	955,886	9/21/1988	1,489,850	9/21/1988	09/20/2008

35	Greece	EXP AND DESIGN	3, 14, 25	91,221	11/8/1988	91,221	11/19/1991	11/08/2008

36	Guatemala	EXP AND DESIGN	14		6/16/1987	55,162	5/13/1988	05/12/2008

38	Guatemala	EXP AND DESIGN	25		6/16/1987	55,234	6/2/1988	06/01/2008

39	Guatemala	EXP AND DESIGN	42		6/16/1987	55,235	6/2/1988	06/01/2008

43	Honduras	EXP AND DESIGN	14		12/2/1987	49,555	6/23/1988	06/23/2008

42	Honduras	EXPAND DESIGN	25		12/2/1987	49,554	6/23/1988	06/23/2008

41	Honduras	EXP AND DESIGN	42		12/2/1987	647	6/23/1988	06/23/2008

51	Israel	EXP AND DESIGN	42	70,467	9/28/1988	70,467	9/23/1993	09/28/2009

48	Israel	EXP AND DESIGN	3	70,464	9/28/1988	70,464	1/6/1994	09/28/2009

49	Israel	EXP AND DESIGN	14	70,465	9/28/1988	70,465	9/23/1993	09/28/2009

grouped by owner	Report Date:	5/11/2007	Page:	6

50	Israel	EXP AND DESIGN	25	70,466	9/28/1988	70,466	9/23/1993	09/28/2009

55	Italy	EXP AND DESIGN	3, 14, 25, 42	MI98C007444	9/21/1988	845,581	4/11/1991	09/21/2008

58	Jamaica	EXP AND DESIGN	25	25/1032	5/27/1987	28,063	5/16/1997	05/27/2008

72	Macao	EXP AND DESIGN	14	25-M	5/11/1987	25	4/2/1991	04/02/2008

71	Macao	EXP AND DESIGN	25	26-M	5/11/1987	26	4/2/1991	04/02/2008

74	Mauritius	EXPAND DESIGN	3, 14, 25		5/30/1988	23	1/20/1989	05/30/2009

6718	Mexico	EXP AND DESIGN	25	355,212	11/24/1998	617,578	8/11/1999	11/24/2008

6727	Mexico	EXP AND DESIGN	3	332,589	5/14/1998	629,139	10/21/1999	05/14/2008

7436	Mexico	EXP AND DESIGN	42	391,564	9/21/1999	678,109	11/27/2000	09/21/2009

6748	Mexico	EXP AND DESIGN	14	344,809	8/24/1998	601,586	2/25/1999	08/24/2008

79	Norway	EXP AND DESIGN	3, 14, 25, 42	88/4268	9/22/1988	151,838	4/23/1992	04/23/2012

64	South Korea	EXPAND DESIGN	35	88-1985	9/29/1988	10,743	12/30/1989	12/29/2009

63	South Korea	EXP AND DESIGN	14	88-21701	9/29/1988	183314	11/17/1989	11/17/2009

62	South Korea	EXP AND DESIGN	9, 14, 24, 25, 26	88-21703	9/29/1988	187,412	1/20/1990	01/19/2010

65	South Korea	EXP AND DESIGN	3, 8, 21	88-21699	9/29/1988	182,084	10/26/1989	10/26/2009

66	Sri Lanka	EXP AND DESIGN	3	56,312	10/14/1988	56,312	5/25/1992	10/14/2008

69	Sri Lanka	EXP AND DESIGN	14	56,313	10/14/1988	56,313	7/28/1992	10/14/2008

68	Sri Lanka	EXP AND DESIGN	25	56,315	10/14/1988	56,315	1/21/1992	10/14/2008

67	Sri Lanka	EXP AND DESIGN	42	56,316	10/14/1988	56,316	3/16/1993	10/14/2008

6716	Taiwan	EXP AND DESIGN	25	87003599	1/23/1998	838,566	2/1/1999	01/31/2009

6715	Taiwan	EXP AND DESIGN	14	87003598	1/23/1998	843,642	3/16/1999	03/15/2009

6645	Taiwan	EXP AND DESIGN	3	87003597	1/23/1998	856,744	7/1/1999	06/30/2009

86	Thailand	EXP AND DESIGN	25	168,374	8/20/1987	63,102	4/10/1989	08/19/2007

89	Thailand	EXP AND DESIGN	10	340,875	8/20/1987	63,103	3/31/1989	08/19/2007

88	Thailand	EXP AND DESIGN	3		8/20/1987	63,205	2/22/1989	08/19/2007

91	Turkey	EXPAND DESIGN	14, 25	26,969	5/4/1990	121,351	5/4/1990	05/04/2010

98	United States	EXP AND DESIGN	25	73/744,204	8/3/1988	1,539,267	5/16/1989	05/16/2009

6013	Andorra	EXPRESS	3, 14, 18, 25, 35, 39	6,954	7/4/1997	6,886	7/4/1997	07/04/2007

14716	Andorra	EXPRESS	3, 14, 18, 21, 25, 35			22,753	3/17/2006	03/17/2011

11537	Antigua And Barbuda	EXPRESS	38		10/5/2001	5,944	2/20/2003	02/20/2008

4641	Aruba	EXPRESS	25, 42	94,062,316	6/23/1994	16,810	7/11/1994	06/22/2014

14180	Aruba	EXPRESS	25, 35	IM-20050927.15	9/27/2005	25,192	11/7/2005	09/27/2008

14096	Austria	EXPRESS	3, 14, 18, 25	7075/2005	10/21/2005	236,471	1/18/2007	01/18/2012

1759	Austria	EXPRESS	3, 14, 18, 25	AM 4456/91	9/17/1991	139,410	12/19/3991	12/31/2011

4553	Bahamas	EXPRESS	38	16,598	7/18/1994	36,598	7/14/1997	07/18/2008

7221	Bahamas	EXPRESS	39	21,644	5/28/1999			05/28/2013

14409	Bahamas	EXPRESS	38	28,103	9/9/2005			09/09/2019

8952	Bahrain	EXPRESS	25	TM28,691	11/5/2000	TM28,691	2/28/2002	11/05/2010

10027	Bahrain	EXPRESS	35	SM4467	6/2/2001	SM4467	4/29/2002	06/02/2011

6986	Bangladesh	EXPRESS	16	59,514	4/15/1999

grouped by owner	Report Date:	5/11/2007	Page:	7

10115	Bangladesh	EXPRESS	18	70,797	6/6/2001			06/06/2008

13983	Bangladesh	EXPRESS	3	93,897	9/1/2005			09/01/2012

13985	Bangladesh	EXPRESS	25	93,900	9/1/2005			09/01/2012

13984	Bangladesh	EXPRESS	14	93,899	9/1/2005			09/01/2012

1764	Bangladesh	EXPRESS	25	27,395	9/3/1988	27,395	8/30/1990	09/03/2010

1765	Bangladesh	EXPRESS	3	27,393	9/3/1988	27,393	10/20/1990	09/03/2010

1766	Bangladesh	EXPRESS	14	27,394	9/3/1988	27,394	10/31/1990	09/03/2010

10116	Barbados	EXPRESS	25		8/9/2002	81/15551	8/16/2002	08/09/2012

10117	Barbados	EXPRESS	42		8/9/2002	81/15552	8/16/2002	08/09/2012

10001	Bermuda	EXPRESS	25	33,246	6/5/2001	33,246	2/26/2002	06/05/2008

4308	Bolivia	EXPRESS	25	1,724	6/8/1994	66,724-A	2/26/1996	02/26/2016

4309	Bolivia	EXPRESS	42	1,724	6/8/1994	66,725-A	2/26/1996	02/26/2016

10533	Bolivia	EXPRESS	14		11/5/2001	95,122	7/30/2004	07/30/2014

10534	Bolivia	EXPRESS	18		11/5/2001	95,671	8/24/2004	08/24/2014

10532	Bolivia	EXPRESS	3		11/6/2001	95,526	8/18/2004	08/18/2014

13929	Bolivia	EXPRESS	25	SM-3561-05	9/28/2005	103,540-C	5/23/2006	05/23/2009

13930	Bolivia	EXPRESS	35	SM-3562-05	9/28/2005	103,539-C	5/23/2006	05/23/2009

9994	Brazil	EXPRESS	18	823,962,741	5/31/2001

1772	Brazil	EXPRESS	14	814,417,990	8/30/1988	814,417,990	3/27/1990	03/27/2010

1768	Brazil	EXPRESS	3	814,417,981	8/30/1988

6726	Bulgaria	EXPRESS	35	45,356	4/14/1999	40,289	7/24/2001	04/14/2009

9966	Bulgaria	EXPRESS	3, 14, 18	55,052	5/29/2001	43,946	2/11/2003	05/29/2011

12313	Bulgaria	EXPRESS	35	71,556	5/25/2004	54,400	3/30/2006	03/30/2011

13681	Bulgaria	EXPRESS	25	81,153	8/30/2005			08/30/2015

1767	Bulgaria	EXPRESS	25	12,545	10/31/1990	19,660	12/18/1992	10/31/2010

5660	Canada	EXPRESS		449,646	2/5/1980	253,358	11/28/1980	11/28/2010

10547	Canada	EXPRESS	18, 25	708,146	6/29/1992	TMA554,425	11/26/2001	11/26/2016

10545	Canada	EXPRESS	36	781,558	4/28/1995	554,386	11/26/2001	11/26/2016

9913	Canada	EXPRESS	3, 14, 35	1,103,098	5/16/2001	602,313	2/16/2004	02/16/2019

10548	Canada	EXPRESS	14	1,054,323	4/6/2000	577,925	3/21/2003	03/21/2018

1774	Canada	EXPRESS	18, 25	689,696	10/1/1991	556,379	1/14/2002

5331	Chile	EXPRESS	3	334,418	2/13/1996	479319	2/10/1997	02/10/2007

5333	Chile	EXPRESS	42	334,420	2/13/1996	620,514	1/30/2002	01/30/2012

7803	Chile	EXPRESS	35	446,935		545,673	8/3/1999	08/03/2009

1776	Chile	EXPRESS	3, 14	446,938		545,672	8/3/1999	08/03/2009

3654	China (People’s Republic	EXPRESS	42	93/068,878	8/14/1993	875,962	9/28/1996	09/27/2016

10216	China (People’s Republic	EXPRESS	3	2001120726	7/9/2001	1,903,598	2/7/2007	02/07/2010

13986	China (People’s Republic	EXPRESS	14	4908919	9/22/2005

13988	China (People’s Republic	EXPRESS	42	4908917	9/22/2005

13987	China (People’s Republic	EXPRESS	25	4908918	9/22/2005

grouped by owner	Report Date:	5/11/2007	Page:	8

1780	China (People’s Republic	EXPRESS	25	8,840,484	10/31/1988	361,468	9/20/1989	09/19/2009

1778	China (People’s Republic	EXPRESS	14	8,840,483	10/31/1988	362,693	9/30/1989	09/29/2009

1779	China (People’s Republic	EXPRESS	14	8,840,482	10/31/1988	360,894	9/10/1989	09/09/2009

4359	Colombia	EXPRESS	42	024,443	6/7/1994	272,432	5/22/2002	05/22/2012

4358	Colombia	EXPRESS	25	024,442	6/7/1994	259,337	9/18/2002	09/18/2012

10390	Colombia	EXPRESS	14	1068905	8/23/2001	251,110	4/2/2002	04/02/2012

13972	Colombia	EXPRESS	35	5093123	9/14/2005

13973	Colombia	EXPRESS	25	5093113	9/14/2005	313,972	4/26/2006	04/26/2009

13968	Colombia	EXPRESS	14	5093122	9/14/2005	313,971	4/26/2006	04/26/2009

6979	Costa Rica	EXPRESS	42	122,792	4/30/1999	116,735	10/8/1999	10/08/2009

10085	Costa Rica	EXPRESS	18	3973-2001	5/25/2001	6346-7978	12/17/2001	12/17/2011

10084	Costa Rica	EXPRESS	14	3974-2001	5/25/2001	6862-7978	1/18/2002	01/18/2012

10083	Costa Rica	EXPRESS	3	3975-2001	5/25/2001	6347-7978	12/17/2001	12/17/2011

853	Costa Rica	EXPRESS	25	122,404	8/22/1994	123,908	2/28/2001	02/28/2011

10113	Croatia	EXPRESS	25	Z20010927A	6/8/2001	Z20010927	10/23/2002	06/08/2011

4698	Czech Republic	EXPRESS	39	94/91006	7/1/1994	216,894	4/23/1999	07/01/2014

10447	Czech Republic	EXPRESS	25	60,396	2/11/1991	233,508	5/23/2001	02/11/2011

13679	Czech Republic	EXPRESS	39	0-429 484	9/2/2005			09/02/2010

10213	Denmark	EXPRESS	3, 14, 18, 25	VA 2001 02138	6/8/2001	VR 2001 03726	9/6/2001	09/06/2011

1782	Denmark	EXPRESS	25	VA 06.643/1991	9/17/1991	VR 1992 05807	7/3/1992	07/03/2012

4422	Ecuador	EXPRESS	42	48,356	6/17/1994	1286/97	10/8/1997	10/08/2007

4421	Ecuador	EXPRESS	25	48,355	6/17/1994	805/96	9/27/1996	09/27/2006

13942	Ecuador	EXPRESS	25	162,037	9/15/2005

13943	Ecuador	EXPRESS	35	162,038	9/15/2005

9037	Egypt	EXPRESS	25	138,873	12/9/2000	138,873	5/28/2006	12/08/2010

4125	El Salvador	EXPRESS	18	1541/94	5/2/1994	84 Book 43	12/23/1996	12/23/2006

4124	El Salvador	EXPRESS	14	1542/94	5/2/1994	166 Book 157	8/15/2002	08/15/2012

						P339-40

4123	EI Salvador	EXPRESS	3	1543/94	5/2/1994	156 Book 125	1/10/2001	01/10/2011

						P313-4

4126	El Salvador	EXPRESS	25	1588/94	5/3/1994	62 Book 46	1/16/1997	01/16/2007

4127	El Salvador	EXPRESS	35	1589/94	5/3/1994	24 Book 41 P 49-50	12/5/1996	12/05/2016

9985	Estonia	EXPRESS	25	M200100936	5/29/2001	36,097	4/15/2002	04/15/2012

6687	Finland	EXPRESS	16	Tl 99901184	4/13/1999	236,147	6/15/2006	06/15/2011

13706	Finland	EXPRESS	25	T200502219	8/31/2005	235,549	2/28/2006	02/28/2011

1784	Finland	EXPRESS	25	4457/91	9/19/1991	137,300	4/20/1995	04/20/2015

11378	France	EXPRESS	25	1,229,271	11/10/1982	1,229,271	11/10/1982	11/10/2012

1785	France	EXPRESS	25	308,469	9/17/1991	1,694,082	9/17/1991	09/16/2011

6745	Gaza District	EXPRESS	35	4,906	7/24/1997	4,906	6/3/1998	07/24/2018

grouped by owner	Report Date:	5/11/2007	Page:	9

6746	Gaza District	EXPRESS	25	4,905	7/24/1997	4,905	6/3/1998	07/23/2018

11095	Gaza District	EXPRESS	3	8,666	12/21/2002	8,666	8/2/2004	12/20/2009

14327	Gaza District	EXPRESS	35	10,277	10/1/2005			10/01/2012

14326	Gaza District	EXPRESS	25	10,276	10/1/2005			10/01/2012

10066	Germany	EXPRESS	3, 14, 18, 25, 35	301 28 570.5/03	5/7/2001	301 28 570	3/12/2003	03/12/2008

6753	Greece	EXPRESS	35	140,381	4/28/1999	140,381	12/17/2004	12/17/2009

14067	Greece	EXPRESS	25	151,057	11/4/2005			11/04/2015

1787	Greece	EXPRESS	25	106,699	11/19/1991	106,699	1/17/1995	11/19/2011

10582	Guatemala	EXPRESS	3	8610-01	11/28/2001	131,315	8/6/2004	08/06/2009

14842	Guatemala	EXPRESS		2706-03	4/24/2003

3390	Haiti	EXPRESS	3		8/29/1988	334/120	3/20/1989	03/20/2009

8838	Haiti	EXPRESS	35	335-U	4/19/1999	176/122	1/14/2000	07/14/2014

10161	Haiti	EXPRESS	18		6/8/2001	01/133	2/18/2002	05/18/2007

8838	Haiti	EXPRESS	35	335-U	4/19/1999	176/122	1/14/2000	07/14/2014

1797	Haiti	EXPRESS	14		8/29/1988	335/120	3/20/1989	03/20/2009

1799	Haiti	EXPRESS	42		8/29/1988	337/120	3/20/1989	03/20/2009

1798	Haiti	EXPRESS	25		8/29/1988	336/120	3/20/1989	03/20/2009

6780	Honduras	EXPRESS	41	5901/99	5/3/1999	5,950	6/29/2000	06/29/2010

10541	Honduras	EXPRESS	18	4516/2001	10/23/2001	84,972	8/7/2002	08/07/2012

10540	Honduras	EXPRESS	25	4514/2001	10/23/2001

1794	Honduras	EXPRESS	3	1677/92	3/6/1992	56,168	10/2/1992	10/02/2012

1795	Honduras	EXPRESS	14	1679/92	3/6/1992	56,164	10/2/1992	10/02/2012

1796	Honduras	EXPRESS	42	1678/92	3/6/1992	1,327	10/27/1992	10/27/2012

9970	Hong Kong	EXPRESS	14	6990/2001	5/3/2001	5708/2002	5/14/2002	05/03/2008

14215	Hong Kong	EXPRESS	25	300529533	11/14/2005	300529533	12/18/2006	11/13/2015

13827	Hong Kong	EXPRESS	14	300485280	8/27/2005	300485280	1/11/2006	08/27/2015

1792	Hong Kong	EXPRESS	25	410/88	1/26/1988	1864 of 1994	3/29/1994	01/26/2009

10170	Hungary	EXPRESS	3, 14, 18	M0103146	6/6/2001	176,559	12/17/2004	12/17/2009

13720	Hungary	EXPRESS	25	M0502859	9/1/2005	187,135	11/8/2006	11/08/2011

1800	Hungary	EXPRESS	25	4389/90	11/5/1990	131,979	7/23/1992	11/05/2010

6615	India	EXPRESS	16	851,697	4/16/1999

11755	India	EXPRESS	35	1,236,530	9/15/2003

14339	India	EXPRESS	3, 14	1,419,902	2/8/2006			02/08/2016

1807	India	EXPRESS	25	496,781	8/29/1988	496,781B	6/17/1996	08/29/2009

1806	India	EXPRESS	14	496,782	8/29/1988	496,782B	6/28/1996	08/29/2009

1805	India	EXPRESS	3	496,780	8/29/1988	496,780	11/13/1994	08/29/2009

3891	Indonesia	EXPRESS	35		6/10/1993	IDM000055954	6/21/1994	06/10/2013

10223	Indonesia	EXPRESS	14	D00-0l-12845	6/18/2001	524,758	12/16/2002	06/18/2011

10226	Indonesia	EXPRESS	3	D00-2001-01284712922	6/18/2001			06/18/2011

grouped by owner	Report Date:	5/11/2007	Page:	10

10224	Indonesia	EXPRESS	18	D00-01-12846	6/18/2001	524,759	12/16/2002	06/18/2011

14223	Indonesia	EXPRESS	35	J00-2005-021067	10/3/2005			10/03/2015

14220	Indonesia	EXPRESS	14	D00-2005-021062	10/3/2005			10/03/2015

14221	Indonesia	EXPRESS	18	D00-2005-021061	10/3/2005			10/03/2015

14222	Indonesia	EXPRESS	25	D00-2005-021060	10/3/2005			10/03/2015

1801	Indonesia	EXPRESS	25		6/20/1991	471,539	11/9/1994	06/20/2011

6758	Ireland	EXPRESS	42	95/3602	7/1/1996	201,677	9/11/1998	07/01/2016

9839	Ireland	EXPRESS	3, 14, 18	2001/01397	5/3/2001	223,192	11/14/2002	05/03/2011

13613	Ireland	EXPRESS	25, 35	2005/01788	8/29/2005	233,249	7/19/2006	07/19/2011

1802	Ireland	EXPRESS	25	4662/91	9/12/1991	146,184	1/20/1994	09/12/2008

10277	Israel	EXPRESS	14	149,740	6/6/2001	149,740	4/9/2002	06/06/2008

10278	Israel	EXPRESS	18	149,741	6/6/2001	149,741	4/9/2002	06/06/2008

14101	Israel	EXPRESS	35	183,707	9/15/2005			09/15/2015

14098	Israel	EXPRESS	14	183,704	9/15/2005	183,704	1/4/2007	09/15/2015

14099	Israel	EXPRESS	18	183,705	9/15/2005	183,705	1/4/2007	09/15/2015

14100	Israel	EXPRESS	25	183,706	9/15/2005	183,706	1/4/2007	09/15/2015

1803	Israel	EXPRESS	25	63,655	6/3/1986	63,655	8/16/1990

1804	Israel	EXPRESS	42	63,656	6/3/1986	63,656	11/20/1990	06/03/2021

5281	Italy	EXPRESS	35, 42	RM 95 C005903	12/19/1995	721,352	7/29/1997	12/19/2005

7578	Italy	EXPRESS	25	MI99C010688	10/22/1999	889,210	4/18/2003	04/18/2008

6693	Italy	EXPRESS	42	MI99C003751	4/15/1999	875,579	9/20/2002	04/15/2009

7578	Italy	EXPRESS	25	MI99C010688	10/22/1999	889,210	4/18/2003	04/18/2008

10025	Italy	EXPRESS	3, 14, 18	MI2001C 006397	6/8/2001			06/08/2011

1808	Italy	EXPRESS	25	MI91C006873	9/23/1991	980,819	6/20/1994	09/23/2011

10108	Jamaica	EXPRESS	18	18/415	6/14/2001	B39,580	2/18/2003	06/14/2008

13672	Jamaica	EXPRESS	3, 14, 25	47,272	8/31/2005	47,272	7/26/2006	07/26/2009

1809	Jamaica	EXPRESS	3	3/2457	9/28/1988	B24,853	9/14/1994	09/28/2009

1810	Jamaica	EXPRESS	25	25/1129	9/28/1988	24,005	9/14/1993	09/28/2009

1811	Jamaica	EXPRESS	14	14/212	9/28/1988	23,715	2/1/1993	09/28/2009

10015	Japan	EXPRESS	35	2001-046193	5/23/2001	4,598,938	8/23/2002	08/23/2012

13707	Japan	EXPRESS	35	2005-083744	9/7/2005	4,970,125	7/14/2006	07/14/2009

13693	Japan	EXPRESS	14	2005-083741	9/7/2005	4,966,010	6/30/2006	06/30/2009

13695	Japan	EXPRESS	18	2005-083742	9/7/2005	4,966,011	6/30/2006	06/30/2009

13696	Japan	EXPRESS	25	2005-083743	9/7/2005

13707	Japan	EXPRESS	35	2005-083744	9/7/2005	4,970,125	7/14/2006	07/14/2009

4522	Jordan	EXPRESS	25		10/2/1994	43,404	8/21/1997	10/02/2011

grouped by owner	Report Date:	5/11/2007	Page:	11

6874	Jordan	EXPRESS	16	53,452	5/10/1999	53,452	6/18/2000	05/10/2016

13964	Jordan	EXPRESS	25	82,380	9/29/2005	82,380	8/23/2006	09/29/2008

4650	Kuwait	EXPRESS	25	29,445	9/26/1994	27,142	12/16/1997	09/25/2014

10653	Kuwait	EXPRESS	42	53,089	1/26/2002	46,216	2/7/2005	01/25/2012

13977	Kuwait	EXPRESS	25	72,963	10/15/2005	72,963	9/4/2006	10/14/2015

10228	Lebanon	EXPRESS	25, 35		6/6/2001	87,498	6/6/2001	06/06/2016

12308	Lesotho	EXPRESS	3, 14, 25, 35	LS/M/03/00255	9/3/2003	LS/M/03/00255	9/3/2003	09/03/2013

6882	Macao	EXPRESS	35	4,512	4/22/1999	N/004512	5/30/2000	04/22/2013

10256	Macao	EXPRESS	18	N/008308	7/10/2001	N/008308	11/14/2001	11/14/2008

1819	Macao	EXPRESS	14	8,951-M	9/2/1988	9,169	8/28/1990	08/28/2007

1820	Macao	EXPRESS	3	8,950	9/2/1988	9,168	8/28/1990	08/28/2007

1821	Macao	EXPRESS	42	8,953-M	9/2/1988	9,171	10/12/1990	10/12/2007

4015	Malaysia	EXPRESS	25	94-07751	8/27/1994

7042	Malaysia	EXPRESS	35	97/18570	12/1/1997			12/01/2007

10131	Malaysia	EXPRESS	14	2001-07575	6/19/2001	2001-07575	2/17/2004	06/19/2011

10132	Malaysia	EXPRESS	18	2001/07576	6/19/2001	2001/07576	12/19/2005	12/19/2008

125	Malaysia	EXPRESS	3	97/09742	7/18/1997			07/18/2007

10214	Mauritius	EXPRESS	18	MU/M/04/02424	7/3/2001	01319/2006	5/2/2006	07/03/2011

1822	Mauritius	EXPRESS	3, 14, 25		9/5/1988	143	1/20/1989	09/05/2009

6125	Mexico	EXPRESS	24	361,216	1/22/1999	616,584	6/28/1999	01/22/2009

5938	Mexico	EXPRESS	40	309,024	9/26/1997	563,242	10/31/1997

6850	Mexico	EXPRESS	42	372,318	4/22/1999	733,684	2/11/2002	04/22/2009

12238	Mexico	EXPRESS	14	646,372	3/11/2004			03/11/2014

13872	Mexico	EXPRESS	25	740,027	9/19/2005	924,092	3/13/2006	03/13/2009

13274	Mexico	EXPRESS	35	715,531	5/3/2005	913,300	12/12/2005	12/12/2008

14711	Mexico	EXPRESS	18	806,720	9/14/2006			09/14/2016

13871	Mexico	EXPRESS	3	740,026	9/19/2005	947,416	8/9/2006	08/09/2009

13872	Mexico	EXPRESS	25	740,027	9/19/2005	924,092	3/13/2006	03/13/2009

4566	Monaco	EXPRESS	35	15,601	7/13/1994	94-15550	9/15/1994	07/13/2014

1817	Monaco	EXPRESS	25	023015	10/4/1991	R-01.22724	1/2/1992	10/04/2011

11640	Mongolia	EXPRESS	3, 14, 25, 35	4,729	9/1/2003	4,457	9/1/2003	09/01/2008

4513	Morocco	EXPRESS	25, 42		7/25/1994	54,397	7/25/1994	07/25/2014

13837	Morocco	EXPRESS	25, 42	99,730	9/20/2005	99,730	9/22/2005	09/20/2015

11017	Nepal	EXPRESS	35			18009/059	7/25/2002	07/25/2009

1826	Nepal	EXPRESS	25			6919/045	3/23/1989	03/23/2010

10145	Netherlands Antilles	EXPRESS	25, 35	D-2095	6/26/2001	02162	11/13/2001	06/26/2011

4615	New Zealand	EXPRESS	25	238,137	6/21/1994	238,137	5/14/1998	06/21/2015

4616	New Zealand	EXPRESS	42	238,138	6/21/1994	238,138	11/6/1998	06/21/2015

13721	New Zealand	EXPRESS	25, 35	734,897	8/30/2005	734,897	3/9/2006	08/30/2008

4675	Nicaragua	EXPRESS	35		10/7/1994	33,140	1/13/1997	01/12/2017

grouped by owner	Report Date:	5/11/2007	Page:	12

4674	Nicaragua	EXPRESS	25		10/7/1994	35,814	11/18/1997	11/17/2017

10409	Nicaragua	EXPRESS	18	2001/03539	9/26/2001	54,553	6/20/2002	06/19/2012

10407	Nicaragua	EXPRESS	3	2001/03537	9/26/2001	54,555	6/20/2002	06/19/2012

10408	Nicaragua	EXPRESS	14	2001/03538	9/26/2001	54,554	6/20/2002	06/19/2012

10111	Norway	EXPRESS	3, 14, 18, 35	200106758	5/30/2001	215,460	8/15/2002	08/15/2012

14045	Norway	EXPRESS	25	200509688	9/21/2005	234,566	8/28/2006	08/28/2011

1825	Norway	EXPRESS	25	019914671	9/17/1991	196,656	3/25/1999	03/25/2009

9010	Oman	EXPRESS	25	23,936	11/7/2000	23,936	10/30/2006	10/30/2011

9904	Oman	EXPRESS	42	25,489	5/13/2001	25,489	11/30/2004	11/30/2009

9903	Oman	EXPRESS	35	25,490	5/13/2001	25,490	11/29/2004	11/29/2009

9904	Oman	EXPRESS	42	25,489	5/13/2001	25,489	11/30/2004	11/30/2009

9977	Pakistan	EXPRESS	18	171,426	5/30/2001			05/30/2008

9976	Pakistan	EXPRESS	14	171,425	5/30/2001			05/30/2008

9978	Pakistan	EXPRESS	25	171,428	5/30/2001			05/30/2008

12460	Pakistan	EXPRESS	42	196,016	5/20/2004			05/20/2014

4024	Panama	EXPRESS	25	74,387	2/13/1995	74,387	7/29/1996	07/29/2006

6747	Panama	EXPRESS	42	91,852	1/8/1998	91,852	7/12/1999	01/08/2008

10333	Panama	EXPRESS	18	115,527	6/28/2001	115,527	2/18/2003	02/18/2008

10332	Panama	EXPRESS	14	115,533	6/28/2001	115,533	2/18/2003	02/18/2008

10333	Panama	EXPRESS	18	115,527	6/28/2001	115,527	2/18/2003	02/18/2008

10503	Paraguay	EXPRESS	18	26347-2001	10/22/2001	284,710	11/30/2005	11/30/2015

14112	Paraguay	EXPRESS	14	32851-2005	10/27/2005	291,771	8/21/2006	08/21/2016

14114	Paraguay	EXPRESS	35	32853-2005	10/27/2005

14113	Paraguay	EXPRESS	25	32852-2005	10/27/2005	291,772	8/21/2006	08/21/2016

1834	Paraguay	EXPRESS	14	1,373	2/3/1993	254,690	10/8/1993	10/08/2013

1835	Paraguay	EXPRESS	25	1,374	2/3/1993	254,691	10/8/1993	10/08/2013

1836	Paraguay	EXPRESS	35	1,371	2/3/1993	260,089	4/14/1994	04/14/2014

1827	Peru	EXPRESS	14		8/19/1988	79,326	4/4/1989	04/04/2014

10658	Philippines	EXPRESS	38	4-1999-003054	5/3/1999	4-1999-003054	7/1/2004	07/01/2010

14059	Philippines	EXPRESS	3, 14, 18	4-2001-003842	6/4/2001	4-2001-003842	7/1/2004	07/01/2010

14886	Philippines	EXPRESS	3	4-2005-000005	1/3/2005			01/03/2008

3639	Poland	EXPRESS	39	Z-136502	7/29/1994	100,231	7/10/1998	07/29/2014

9279	Poland	EXPRESS	25	Z-228310	12/4/2000	154,219	6/14/2004	06/14/2009

10073	Poland	EXPRESS	3, 14, 18	Z-236184	5/29/2001			05/29/2011

9279	Poland	EXPRESS	25	Z-228310	12/4/2000	154,219	6/14/2004	06/14/2009

13834	Poland	EXPRESS	35	Z-299632	9/2/2005			09/02/2015

6712	Portugal	EXPRESS	35	336,661	4/22/1999	336,661	12/3/2002	12/03/2012

10162	Portugal	EXPRESS	18	356,411	6/1/2001	356,411	10/15/2002	10/15/2012

13734	Portugal	EXPRESS	3, 14, 25, 35	393,547	9/2/2005

1831	Portugal	EXPRESS	42	249,829	9/2/1988	249,829	3/22/1996	03/22/2016

grouped by owner	Report Date:	5/11/2007	Page:	13

1830	Portugal	EXPRESS	25	249,828	9/2/1988	249,828	11/17/1997	11/17/2012

1832	Portugal	EXPRESS	14	249,827	9/2/1988	249,827	8/2/1991	08/02/2016

1830	Portugal	EXPRESS	25	249,828	9/2/1988	249,828	11/17/1997	11/17/2012

1832	Portugal	EXPRESS	14	249,827	9/2/1988	249,827	8/2/1991	08/02/2016

1831	Portugal	EXPRESS	42	249,829	9/2/1988	249,829	3/22/1996	03/22/2016

13746	Puerto Rico	EXPRESS	25	66,345	9/16/2005	66,345	3/21/2007	09/16/2010

14831	Puerto Rico	EXPRESS	35		1/31/2007			01/31/2017

10669	Qatar	EXPRESS	42	26,821	1/26/2002	26,821	12/17/2006	12/17/2011

10038	Qatar	EXPRESS	35	25,450	5/20/2001	25,450	2/20/2006	02/20/2011

10669	Qatar	EXPRESS	42	26,821	1/26/2002	26,821	12/17/2006	12/17/2011

10038	Qatar	EXPRESS	35	25,450	5/20/2001	25,450	2/20/2006	02/20/2011

9004	Qatar	EXPRESS	25	24,139	11/7/2000	24,139	2/20/2006	02/20/2011

4703	Romania	EXPRESS	42	32,458	8/31/1994	24,180	7/22/1998	08/31/2014

10032	Romania	EXPRESS	3, 18	M2001 02519	5/29/2001	48,342	3/7/2002	05/29/2011

1837	Romania	EXPRESS	25	23,651	2/6/1991	18,190	8/1/1995	02/06/2011

10003	Russian Federation	EXPRESS	3, 14, 18	2001716660	6/5/2001	264,153	2/26/2004	06/05/2011

13781	Russian Federation	EXPRESS	25	2005722009	8/31/2005	324,138	4/10/2007	04/10/2010

1841	Russian Federation	EXPRESS	25	130,059	12/24/1990	118,434	7/15/1994	12/24/2010

10474	Serbia and Montenegro	EXPRESS	25	Z-l 506/2001	10/11/2001	47,247	6/25/2004	06/25/2009

10076	Serbia and Montenegro	EXPRESS	14, 18	Z-925/2001	6/18/2001	48,626	5/12/2005	05/12/2010

10474	Serbia and Montenegro	EXPRESS	25	Z-1506/2001	10/11/2001	47,247	6/25/2004	06/25/2009

10076	Serbia and Montenegro	EXPRESS	14,18	Z-925/2001	6/18/2001	48,626	5/12/2005	05/12/2010

6584	Singapore	EXPRESS	35	T99/00462H	1/15/1999	T99/00462H	1/15/1999	01/15/2009

9990	Singapore	EXPRESS	14	T01/07571H	5/28/2001	T01/07571H	5/19/2003	05/19/2008

9991	Singapore	EXPRESS	18	T01/07572F	5/28/2001	T01/07572F	6/30/2003	06/30/2008

9989	Singapore	EXPRESS	3	T01/07570Z	5/28/2001	T01/07570Z	11/23/2002	05/28/2011

13684	Singapore	EXPRESS	25	T05/15868E	8/31/2005	T05/15868E	2/6/2006	02/06/2011

13685	Singapore	EXPRESS	35	T05/15869C	8/31/2005			08/31/2015

1840	Singapore	EXPRESS	25	1320/85	3/25/1985	T85/01320	3/25/1985	03/25/2012

10191	Slovak Republic	EXPRESS	25, 35	POZ 1738-2001	6/5/2001	212,030	11/10/2005	06/05/2011

1781	Slovak Republic	EXPRESS	25	60,396	2/11/1991	182,746	11/12/1998	02/11/2011

10080	Slovenia	EXPRESS	25, 35	Z-200170908	6/1/2001	200170908	4/7/2003	04/07/2008

6790	South Korea	EXPRESS	35	99-4667	4/12/1999	60,787	4/25/2000	04/25/2010

10035	South Korea	EXPRESS	14, 18	2001-22775	5/25/2001	538,579	1/3/2003	01/03/2013

14410	South Korea	EXPRESS	25, 35	2005-3721	9/9/2005	17,902	10/31/2006	10/31/2009

1814	South Korea	EXPRESS	27			105,380	9/27/1984	09/27/2014

1815	South Korea	EXPRESS	14, 24, 25, 26			108,252	12/21/1984	12/21/2014

1813	South Korea	EXPRESS	112	93-2092	4/20/1993	32,537	7/29/1996	07/29/2006

10435	Spain	EXPRESS	25	2,427,999	10/2/2001	2,427,999	7/5/2002	10/02/2011

10030	Spain	EXPRESS	18	2,406,751	6/8/2001	2,406,751	1/23/2003	06/08/2011

grouped by owner	Report Date:	5/11/2007	Page:	14

6710	Sri Lanka	EXPRESS	42	92,532	4/22/1999	92,532	6/30/2004	06/30/2009

10156	Sri Lanka	EXPRESS	14	103,648	6/7/2001			06/07/2011

10157	Sri Lanka	EXPRESS	18	103,646	6/7/2001	103,646	8/16/2006	08/16/2011

10127	Sri Lanka	EXPRESS	3	103,647	6/7/2001			06/07/2011

10157	Sri Lanka	EXPRESS	18	103,646	6/7/2001	103,646	8/16/2006	08/16/2011

14187	Sri Lanka	EXPRESS	25	128,941	11/23/2005			11/23/2015

4466	Sweden	EXPRESS	35	94-7822	8/3/1994	324,439	8/22/1997	08/22/2007

13940	Sweden	EXPRESS	25, 35	2005/06981	9/21/2005	384,684	11/10/2006	11/10/2016

1838	Sweden	EXPRESS	25	91-7934	9/18/1991	324,434	8/22/1997	08/22/2007

10065	Switzerland	EXPRESS	3, 14, 18	05419/2001	5/31/2001	499,543	5/23/2002	05/31/2011

1775	Switzerland	EXPRESS	25	6368/1991.2	9/17/1991	392,776	7/21/1992	09/17/2011

10164	Taiwan	EXPRESS	14	90023974	6/13/2001	998,987	5/16/2002	03/15/2010

10165	Taiwan	EXPRESS	18	90023975	6/13/2001	1,017,387	10/1/2002	06/30/2014

10163	Taiwan	EXPRESS	3	90023973	6/13/2001	1,032,602	2/16/2003	06/15/2010

13677	Taiwan	EXPRESS	14, 18, 25	94041654	8/30/2005	1,210,738	5/16/2006	05/16/2009

1843	Taiwan	EXPRESS	43			243,862	5/1/1984	04/30/2014

1844	Taiwan	EXPRESS	48			246,344	6/1/1984	05/31/2014

1845	Taiwan	EXPRESS	50			248,689	7/1/1984	06/30/2014

1848	Taiwan	EXPRESS	47			264,020	11/16/1984	11/15/2014

1846	Taiwan	EXPRESS	71			250,596	7/16/1984	07/15/2014

1847	Taiwan	EXPRESS	46			258,928	10/1/1984	09/30/2014

5129	Tangier Zone	EXPRESS	25, 42		8/18/1994	9,951	10/20/1994	08/18/2014

10727	Tangier Zone	EXPRESS	25, 35	20,397	9/28/2001	20,397	10/1/2001	09/28/2021

10289	Thailand	EXPRESS	18	459,454	7/13/2001	TM162,885	7/4/2002	07/13/2011

10300	Thailand	EXPRESS	3	459,452	7/13/2001	195,118	4/12/2004	07/12/2011

13847	Thailand	EXPRESS	18	602,121	9/2/2005	245,894	8/8/2006	09/01/2015

7119	Turkey	EXPRESS	35	99/004527	4/22/1999	211,243	4/22/1999	04/22/2009

13982	Turkey	EXPRESS	25, 35	2005/44277	10/13/2005	2005/44277	10/13/2005	10/13/2010

1842	Turkey	EXPRESS	25		2/6/1989	110,751	2/6/1989	02/06/2009

4495	Ukraine	EXPRESS	25, 42	94083026/T	8/23/1994	12,105	6/7/1999	08/23/2014

10057	Ukraine	EXPRESS	3, 14, 18	2001053322	5/31/2001	34,659	9/15/2003	05/31/2011

13747	Ukraine	EXPRESS	25, 35	200509983	9/1/2005			09/01/2015

3958	United Arab Emirates	EXPRESS	25	8,830	12/19/1994	7,475	12/23/1996	12/19/2014

9931	United Arab Emirates	EXPRESS	14	42,523	5/14/2001	35,483	12/29/2002	05/14/2011

9932	United Arab Emirates	EXPRESS	18	42,524	5/14/2001	35,482	12/29/2002	05/14/2011

13682	United Arab Emirates	EXPRESS	25	72,869	9/4/2005	60,475	5/16/2006	05/16/2011

6093	United States	EXPRESS	9, 14, 18, 25, 26	75/449,593	3/13/1998	2,484,122	9/4/2001	09/04/2007

6094	United States	EXPRESS	25	75/449,351	3/12/1998	2,290,570	11/2/1999	11/02/2009

6268	United States	EXPRESS	35	75/658,291	3/11/1999	2,607,818	8/13/2002	08/13/2008

6093	United States	EXPRESS	9, 14, 18, 25, 26	75/449,593	3/13/1998	2,484,122	9/4/2001	09/04/2007

grouped by owner	Report Date:	5/11/2007	Page:	15

6268	United States	EXPRESS	35	75/658,291	3/11/1999	2,607,818	8/13/2002	08/13/2008

14479	United States	EXPRESS	26, 35	78/897,740	6/1/2006

14478	United States	EXPRESS	14	78/897,749	6/1/2006	3,222,813	3/27/2007	03/27/2013

1849	United States	EXPRESS	25	73/138,519	8/22/1977	1,120,073	6/12/1979	06/12/2009

5234	Uruguay	EXPRESS	25	229,969	5/11/1989	354,503	5/6/1994	05/06/2014

10037	Uruguay	EXPRESS	14, 18	331,744	5/31/2001	331,744	8/9/2002	08/09/2012

4345	Venezuela	EXPRESS	25	7,917-94	6/16/1994

4346	Venezuela	EXPRESS	42	7,925-94	6/16/1994

10155	Venezuela	EXPRESS	3	2001-010325	6/14/2001	P-240,919	11/11/2002	11/11/2012

14189	Venezuela	EXPRESS	3	2005-027267	12/7/2005

6993	Vietnam	EXPRESS	35	41,379	4/12/1999	36,559	3/15/2001	04/12/2009

13694	Vietnam	EXPRESS	3, 14, 18, 25	4-2005-11227	8/31/2005			0801/2015

1850	Vietnam	EXPRESS	3, 14, 18, 25	12,935	4/24/1993	17,111	6/23/1995	04/24/2013

14049	Virgin Islands (US)	EXPRESS	25			7,265	10/7/2005	11/02/2009

633	Virgin Islands (US)	EXPRESS	25		7/21/1994	6,781	8/8/1994	06/12/2009

6740	West Bank	EXPRESS	35	5,497	8/30/1997	5,497	9/11/2001	08/30/2018

6739	West Bank	EXPRESS	25	5.496	8/30/1997	5,496	9/11/2001	08/30/2018

10624	Lebanon	EXPRESS (IN LATIN CHARACTERS)	42		12/6/2001	89,189	12/6/2001	12/06/2016

13864	West Bank	EXPRESS (STYLIZED)	35	11,721	9/10/2005			09/10/2012

13863	West Bank	EXPRESS (STYLIZED)	25	11,722	9/10/2005			09/10/2012

10387	Brazil	EXPRESS AND DESIGN	14	823,813,436	8/29/2001

10655	Brazil	EXPRESS AND DESIGN	25	824,350,090	2/1/2002

13455	Germany	EXPRESS AND DESIGN	18, 23, 24, 25	302 08329.4	2/19/2002	302 08 329	4/9/2002	02/29/2012

4860	Hong Kong	EXPRESS AND DESIGN	25			1551 of 1980	1/23/1980	01/23/2015

5379	Mexico	EXPRESS AND DESIGN	25	259,294	4/9/1996	539,835	1/27/1997	04/09/2016

13948	Peru	EXPRESS AND DESIGN	14	257,396	10/12/2005	112,370	2/15/2006	02/15/2016

4464	Japan	EXPRESS AND EXP AND DESIGN	39	103099/97	4/3/1997	4,209,000	11/6/1998	11/06/2008

2893	Japan	EXPRESS AND EXP AND DESIGN	35	103098/97	4/3/1997	4,349,726	1/7/2000	01/07/2010

1786	United Kingdom	EXPRESS AND EXP AND DESIGN	25	1,477,510	9/18/1991	1,477,510	4/24/1998	09/18/2008

5176	Hong Kong	EXPRESS BY EXPRESSCO	35	7889/1997	6/11/1997	199901868	2/12/1999	06/11/2014

677	Uruguay	EXPRESS BY EXPRESSCO	25, 42	272,472	9/12/1994	272,472	4/3/2000	04/03/2010

11935	Canada	EXPRESS DESIGN STUDIO	25, 35	1,202,795	1/6/2004

11937	France	EXPRESS DESIGN STUDIO	25, 35	04/3265852	1/2/2004	04/3265852	1/2/2004	01/02/2014

12013	Italy	EXPRESS DESIGN STUDIO	25, 35	MI 2004 C	1/16/2004			01/16/2014

				000250

grouped by owner	Report Date:	5/11/2007	Page:	16

12121	Mexico	EXPRESS DESIGN STUDIO	35	642,508	2/18/2004	825,212	3/16/2004	02/18/2014

12033	United Kingdom	EXPRESS DESIGN STUDIO	25, 35	2,352,791	1/6/2004	2,352,791	8/4/2006	01/06/2014

11486	United States	EXPRESS DESIGN STUDIO	25, 35	78/260,874	6/11/2003	2,961,016	6/7/2005	06/07/2011

13398	United States	EXPRESS DESIGN STUDIO NEW YORK	25, 35	78/657,490	6/24/2005

11995	United States	EXPRESS EDITOR PANT	25,35	78/353,706	1/19/2004

11989	Hong Kong	EXPRESS MEN	35	300113606	11/19/2003	300113606	8/3/2004	11/19/2013

11397	United States	EXPRESS MEN	35	76/975,362	3/8/2001	2,754,311	8/19/2003	08/19/2009

13305	United States	EXPRESS MEN	25	78/643,372	6/3/2005

11996	United States	EXPRESS PRODUCER PANT	25,35	78/353,714	1/19/2004

12006	United States	EXPRESS THE ORIGINAL MINI TEE	25	78/355,117	1/21/2004	2,933,009	3/15/2005	03/15/2011

10632	United States	EXPRESS TRADEMARK COLLECTION	25	78/103,585	1/18/2002	2,821,741	3/9/2004	03/09/2010

10853	United States	EXPRESS TRADEMARK PANTS	25	78/133,011	6/4/2002	2,833,128	4/13/2004	04/13/2010

7226	China (People’s Republic	EXPRESS WORLD	16	9900085684	7/23/1999	1,456,782	10/14/2000	10/13/2010

6465	China (People’s Republic	EXPRESS WORLD	25	9900024203	3/15/1999	1,432,258	8/14/2000	08/13/2010

6464	China (People’s Republic	EXPRESS WORLD	18	9900024202	3/15/1999	1,410,720	6/21/2000	06/20/2010

6463	China (People’s Republic	EXPRESS WORLD	3	9900024201	3/15/1999	1,422,155	7/21/2000	07/20/2010

7430	Argentina	EXPRESS WORLD BRAND	35	2,240,848	9/14/1999	1,838,573	7/27/2001	07/27/2011

6981	Argentina	EXPRESS WORLD BRAND	3	2,225,261	6/22/1999	1,810,077	11/10/2000	11/10/2010

6983	Argentina	EXPRESS WORLD BRAND	25	2,225,263	6/22/1999	1,803,857	9/4/2000	09/04/2010

6982	Argentina	EXPRESS WORLD BRAND	14	2,225,262	6/22/1999	1,810,078	11/10/2000	11/10/2010

6449	Aruba	EXPRESS WORLD BRAND	3, 14	IM-990322.26	3/22/1999	19,800	4/6/1999	03/21/2009

6442	Australia	EXPRESS WORLD BRAND	3, 14, 25, 35	787,627	3/5/1999	787,627	12/24/1999	03/05/2009

7090	Austria	EXPRESS WORLD BRAND	3, 25, 39, 42	AM 3949/99	7/1/1999	184,404	9/29/1999	09/30/2009

6305	Benelux	EXPRESS WORLD BRAND	3, 14, 25, 35	934,615	3/17/1999	654,758	3/1/2000	03/17/2009

6600	Brazil	EXPRESS WORLD BRAND	25	821,465,279	3/10/1999	821,465,279	10/1/2002	10/01/2012

6601	Brazil	EXPRESS WORLD BRAND	40	821,465,287	3/10/1999

grouped by owner	Report Date:	5/11/2007	Page:	17

7335	Chile	EXPRESS WORLD BRAND	42	460,101	9/2/1999	583,782	11/30/2000	11/30/2010

7321	Colombia	EXPRESS WORLD BRAND	25	99047643	7/28/1999	226,017	4/13/2000	04/13/2010

7320	Colombia	EXPRESS WORLD BRAND	3	99047647	7/28/1999	226,960	5/19/2000	05/19/2010

7322	Colombia	EXPRESS WORLD BRAND	35	99047645	7/28/1999	226,016	4/13/2000	04/13/2010

6914	Costa Rica	EXPRESS WORLD BRAND	35	122,194	3/23/1999	117,763	12/8/1999	12/08/2009

6430	Denmark	EXPRESS WORLD BRAND	3, 14, 25, 35	VA 1999 01241	3/16/1999	VR 1999 01728	5/25/1999	05/25/2009

7457	Dominican Republic	EXPRESS WORLD BRAND	50		9/17/1999	108,516	11/30/1999	11/30/2009

7454	Dominican Republic	EXPRESS WORLD BRAND	14		9/17/1999	108,401	11/30/1999	11/30/2009

7458	Dominican Republic	EXPRESS WORLD BRAND	63		9/17/1999	108,625	11/30/1999	11/30/2009

7455	Dominican Republic	EXPRESS WORLD BRAND	44		9/17/1999	108,468	11/30/1999	11/30/2009

7456	Dominican Republic	EXPRESS WORLD BRAND	45		9/17/1999	108,471	11/30/1999	11/30/2009

7009	Egypt	EXPRESS WORLD BRAND	3	124,949	7/1/1999			07/01/2009

7011	Egypt	EXPRESS WORLD BRAND	42	124,951	7/1/1999	124,951	1/11/2003	06/30/2009

7010	Egypt	EXPRESS WORLD BRAND	25	124,950	7/1/1999	124,950	12/24/2002	06/30/2009

6128	European Union	EXPRESS WORLD BRAND	3, 25, 42	1,077,163	2/11/1999	1,077,163	6/27/2002	02/11/2009

6482	Finland	EXPRESS WORLD BRAND	3, 14, 35	Tl99901055	3/30/1999	220,954	6/15/2001	06/15/2011

6062	France	EXPRESS WORLD BRAND	3, 14, 16, 25	99/773,399	2/5/1999	99/773,399	7/16/1999	02/04/2009

6632	Germany	EXPRESS WORLD BRAND	25	399 15 445.0/25	3/12/1999	399 15 445	4/23/1999	03/31/2009

7411	Germany	EXPRESS WORLD BRAND	16	399 57 355.0/16	9/16/1999	399 57 355	11/14/2000	09/30/2009

6434	Greece	EXPRESS WORLD BRAND	3, 14	139,899	3/9/1999	139,899	8/17/2000	03/09/2009

6475	Honduras	EXPRESS WORLD BRAND	25	3374/99	3/8/1999	77,346	6/14/2000	06/14/2010

8104	Hungary	EXPRESS WORLD BRAND	35, 39	M0001607	3/21/2000	169,981	4/18/2002	03/21/2010

grouped by owner	Report Date:	5/11/2007	Page:	18

6694	Italy	EXPRESS WORLD BRAND	3, 14	M199C003448	4/8/1999	867,526	5/17/2002	04/08/2009

6589	Japan	EXPRESS WORLD BRAND	18	23484/99	3/16/1999	4,348,134	12/24/1999	12/24/2009

6590	Japan	EXPRESS WORLD BRAND	14	23483/99	3/16/1999	4,348,133	12/24/1999	12/24/2009

6592	Japan	EXPRESS WORLD BRAND	3	23482/99	3/16/1999	4,387,095	5/26/2000	05/26/2010

6591	Japan	EXPRESS WORLD BRAND	25	23485/99	3/16/1999	4,495,983	8/3/2001	08/03/2011

7199	Jordan	EXPRESS WORLD BRAND	3	55,288	7/20/1999	55,288	2/6/2001	07/20/2016

8379	Jordan	EXPRESS WORLD BRAND	42	60,682	2/27/2000	60,682	8/11/2002	02/2//2010

6460	Mexico	EXPRESS WORLD BRAND	25	366,697	3/9/1999	609,156	4/20/1999	03/09/2009

6461	Mexico	EXPRESS WORLD BRAND	42	366,698	3/9/1999	609,157	4/20/1999	03/09/2009

6473	Norway	EXPRESS WORLD BRAND	3, 14	199902367	3/9/1999	199,270	9/9/1999	09/09/2009

6466	Saudi Arabia	EXPRESS WORLD BRAND	35	48,258	3/6/1999	616/92	3/3/2002	11/16/2008

7092	Serbia and Montenegro	EXPRESS WORLD BRAND	3, 25, 35, 42	Z-407/99	7/16/1999	45,129	10/18/2002	07/16/2009

6855	Singapore	EXPRESS WORLD BRAND	25	1769/99	2/25/1999	1769/99	2/25/1999	02/25/2009

6854	Singapore	EXPRESS WORLD BRAND	3	T99/01768A	2/25/1999	T99/01768A	7/29/2002	02/25/2009

6856	Singapore	EXPRESS WORLD BRAND	35	T99/01770C	2/25/1999	T99/01770C	9/4/2002	02/25/2009

6457	South Africa	EXPRESS WORLD BRAND	3	99/03576	3/5/1999	99/03576	9/8/2005	09/08/2010

6791	South Korea	EXPRESS WORLD BRAND	14	99-7011	3/8/1999	496,394	6/27/2001	06/27/2011

6692	Spain	EXPRESS WORLD BRAND	35	2,224,648	3/30/1999	2,224,648	11/5/1999	03/30/2009

6686	Spain	EXPRESS WORLD BRAND	14	2,224,647	3/30/1999	2,224,647	9/20/1999	03/30/2009

6683	Spain	EXPRESS WORLD BRAND	3	2,224,646	3/30/1999	2,224,646	9/20/1999	03/30/2009

6239	Sri Lanka	EXPRESS WORLD BRAND	42	91,974	3/10/1999	91,974	8/28/2006	08/28/2011

6238	Sri Lanka	EXPRESS WORLD BRAND	14	91,973	3/10/1999	91,973	7/25/2002	03/10/2009

grouped by owner	Report Date:	5/11/2007	Page:	19

6237	Sri Lanka	EXPRESS WORLD BRAND	3	91,975	3/10/1999	91,975	1/31/2006	01/31/2011

6239	Sri Lanka	EXPRESS WORLD BRAND	42	91,974	3/10/1999	91,974	8/28/2006	08/28/2011

6474	Sweden	EXPRESS WORLD BRAND	3, 14	99-01852	3/8/1999	341,226	10/13/2000	10/13/2010

6794	Switzerland	EXPRESS WORLD BRAND	3, 14	01962/1999	3/4/1999	463,907	8/12/1999	03/04/2009

6641	Taiwan	EXPRESS WORLD BRAND	14	88012745	3/24/1999	885,663	3/16/2000	03/15/2010

6642	Taiwan	EXPRESS WORLD BRAND	3	88012744	3/24/1999	893,820	6/16/2000	06/15/2010

6640	Taiwan	EXPRESS WORLD BRAND	25	88012746	3/24/1999	901,739	8/16/2000	08/15/2010

6866	Thailand	EXPRESS WORLD BRAND	25	386,081	4/28/1999	156,992	4/23/2002	04/27/2009

6868	Thailand	EXPRESS WORLD BRAND	14	386,080	4/28/1999	120,888	10/3/2000	04/27/2009

6907	Thailand	EXPRESS WORLD BRAND	42	387,153	5/17/1999	10,588	8/31/2000	05/16/2009

7303	Ukraine	EXPRESS WORLD BRAND	3, 25	99082896	8/16/1999	24,623	4/15/2002	08/16/2009

6680	United Arab Emirates	EXPRESS WORLD BRAND	42	30,889	4/18/1999	24,706	5/22/2000	04/18/2009

8073	United Kingdom	EXPRESS WORLD BRAND	35	2,191,016B	3/5/1999	2,191,016B	3/30/2001	03/05/2009

6435	United Kingdom	EXPRESS WORLD BRAND	3, 14, 42	2,191,016A	3/5/1999	2,191,016A	9/15/2000	03/05/2009

6696	Uruguay	EXPRESS WORLD BRAND	35	311,668	3/31/1999	311,668	11/2/1999	11/02/2009

7556	Venezuela	EXPRESS WORLD BRAND	25	18.506-99	10/26/1999

7557	Venezuela	EXPRESS WORLD BRAND	35	18-507-99	10/26/1999

7555	Venezuela	EXPRESS WORLD BRAND	3	18.505-99	10/26/1999

6992	Vietnam	EXPRESS WORLD BRAND	35	41,232	3/27/1999	34,405	7/17/2000	03/27/2009

6768	Zimbabwe	EXPRESS WORLD BRAND	3	351/99	3/17/1999	351/99	9/10/2001	03/17/2009

6769	Zimbabwe	EXPRESS WORLD BRAND	14	352/99	3/17/1999	352/99	10/23/2000	03/17/2009

6729	Hungary	EXPRESSCO	35, 39	M9900526	2/4/1999	163,217	1/10/2001	02/04/2009

7449	Czech Republic	EXPRESSCO EXPRESS WORLD BRAND	3, 25, 39	145,012	7/19/1999	233,569	5/23/2001	07/19/2009

grouped by owner	Report Date:	5/11/2007	Page:	20

7451	Slovak Republic	EXPRESSCO EXPRESS WORLD BRAND	3, 25, 35, 39	POZ 1807-99	7/20/1999	197,479	12/14/2001	07/20/2009

10221	Argentina	EXPRESSFASHION	25	2,341,804	6/12/2001	1,915,917	2/28/2003	02/28/2008

10218	Argentina	EXPRESSFASHION	3	2,341,801	6/12/2001	1,898,290	11/21/2002	11/21/2012

10219	Argentina	EXPRESSFASHION	14	2,341,802	6/12/2001	1,898,291	11/21/2002	11/21/2012

10220	Argentina	EXPRESSFASHION	18	2,341,803	6/12/2001	1,898,292	11/21/2002	11/21/2012

10222	Argentina	EXPRESSFASHION	35	2,341,805	6/12/2001

9882	Australia	EXPRESSFASHION	25, 35	874,691	5/4/2001	A874,691	3/6/2002	05/04/2011

14251	Australia	EXPRESSFASHION	25, 35	1,092,360	12/29/2005	1,092,360	11/3/2006	12/29/2008

10009	Benelux	EXPRESSFASHION	25, 35	0990532	5/23/2001	701,517	5/1/2002	05/23/2011

14224	Benelux	EXPRESSFASHION	25	1,098,562	12/23/2005			12/23/2015

10705	Bermuda	EXPRESSFASHION	35	33,504	8/31/2001	33,504	4/26/2002	08/31/2008

9993	Brazil	EXPRESSFASHION	25	823,962,750	5/31/2001

10160	Brazil	EXPRESSFASHION	35	823,962,768	5/31/2001

14825	Canada	EXPRESSFASHION	18, 25	1,332,501	1/24/2007			01/24/2010

11558	Cayman Islands	EXPRESSFASHION	3, 14, 18, 25, 35		4/4/2001	2,266,383	2/11/2003	04/04/2011

13290	China (People’s Republic	EXPRESSFASHION	18	4654428	5/13/2005

11318	Croatia	EXPRESSFASHION	35	Z20030020A	1/13/2003	Z20030020	9/23/2003	09/23/2008

11452	Czech Republic	EXPRESSFASHION	3, 14, 18	OZ 190,616	4/11/2003	260,006	12/23/2003	04/11/2008

10159	Denmark	EXPRESSFASHION	35	VA 2001 02139	6/8/2001	VR 2001 03870	9/19/2001	09/19/2011

14239	Denmark	EXPRESSFASHION	35	VA 2005 05831	12/22/2005	VR 2006 01359	4/18/2006	06/26/2011

10602	Dominican Republic	EXPRESSFASHION	25	2004-44446	11/13/2001	141,302	1/30/2002	01/30/2012

10600	Dominican Republic	EXPRESSFASHION	14	2004-44445	11/13/2001	141,301	1/30/2002	01/30/2012

10598	Dominican Republic	EXPRESSFASHION	3	2004-45622	11/13/2001	141,189	1/30/2002	01/30/2012

10601	Dominican Republic	EXPRESSFASHION	18	2003-7304	11/13/2001	134,363	2/28/2002	02/28/2012

14669	Dominican Republic	EXPRESSFASHION	3, 14, 18, 25	2006-28229	4/25/2006	156,390	9/29/2006	09/29/2009

9887	Egypt	EXPRESSFASHION	25	142,534	5/9/2001	142,534	8/21/2006	05/08/2011

9888	Egypt	EXPRESSFASHION	35	142,533	5/9/2001	142,533	8/21/2006	05/08/2011

9918	Egypt	EXPRESSFASHION	35	142,701	5/16/2001	142,701	1/23/2007	05/15/2011

9888	Egypt	EXPRESSFASHION	35	142,533	5/9/2001	142,533	8/21/2006	05/08/2011

9918	Egypt	EXPRESSFASHION	35	142,701	5/16/2001	142,701	1/23/2007	05/15/2011

9983	Estonia	EXPRESSFASHION	35	M200100937	5/29/2001	36,253	5/21/2002	05/21/2012

9832	France	EXPRESSFASHION	3, 14, 16, 18, 25	01 3096091	4/19/2001	01 3 096 091	10/5/2001	04/30/2011

10951	France	EXPRESSFASHION	3, 14, 16, 18	02/3176203	7/24/2002	02/3176203	12/27/2002	07/23/2012

11540	Grenada	EXPRESSFASHION	3, 14, 18, 25, 35		4/4/2001	10/2003	3/21/2003	04/04/2011

10850	Hong Kong	EXPRESSFASHION	18	200206531	5/8/2002	B10089 of 2003	8/13/2003	05/08/2009

10849	Hong Kong	EXPRESSFASHION	3	200206530	5/8/2002	B10088 of 2003	8/13/2003	05/08/2009

14228	Hong Kong	EXPRESSFASHION	3, 18	300549531	12/15/2005	300549531	6/7/2006	12/14/2015

9251	Ireland	EXPRESSFASHION	35	2001/00237	1/24/2001	220,853	5/13/2002	01/24/2011

10279	Israel	EXPRESSFASHION	35	149,742	6/6/2001	149,742	6/4/2002	06/06/2008

grouped by owner	Report Date:	5/11/2007	Page:	21

10747	Israel	EXPRESSFASHION	3	154,711	1/24/2002	154,711	2/3/2003	01/24/2009

14746	Israel	EXPRESSFASHION	3	186,263	12/28/2005			12/28/2015

14354	Israel	EXPRESSFASHION	35	186,264	12/28/2005			12/28/2015

9800	Italy	EXPRESSFASHION	3, 14, 18, 25, 35	MI 2001 C 004454	4/23/2001			04/23/2011

11203	Jamaica	EXPRESSFASHION	35	43,463	1/24/2003	43,463	6/8/2004	01/24/2013

11037	Japan	EXPRESSFASHION	3	2002-085395	10/8/2002	4,682,363	6/13/2003	06/13/2013

14269	Japan	EXPRESSFASHION	3	2005-120956	12/26/2005	4,976,596	8/4/2006	08/04/2009

14270	Japan	EXPRESSFASHION	25	2005-120957	12/26/2005	4,991,782	9/29/2006	09/29/2009

8397	Jordan	EXPRESSFASHION	42	64,638	2/27/2000	64,638	3/30/2003	02/27/2010

14351	Jordan	EXPRESSFASHION	35	84,435	2/20/2006	84,435	11/28/2006	02/20/2009

10255	Macao	EXPRESSFASHION	25	N/008307	7/10/2001	N/008307	11/14/2001	11/14/2008

10103	Mexico	EXPRESSFASHION	42	484,228	5/8/2001	709,157	7/30/2001	05/08/2011

10101	Mexico	EXPRESSFASHION	25	484,226	5/8/2001	709,155	7/30/2001	05/08/2011

14365	Mexico	EXPRESSFASHION	3	762,806	1/27/2006	939,514	6/23/2006	06/23/2009

14366	Mexico	EXPRESSFASHION	14	762,807	1/27/2006	939,515	6/23/2006	06/23/2009

14365	Mexico	EXPRESSFASHION	3	762,806	1/27/2006	939,514	6/23/2006	06/23/2009

14367	Mexico	EXPRESSFASHION	18	762,808	1/27/2006	939,516	6/23/2006	06/23/2009

14368	Mexico	EXPRESSFASHION	25	762,809	1/27/2006	944,237	7/25/2006	07/25/2009

14369	Mexico	EXPRESSFASHION	35	762,810	1/27/2006	939,346	6/22/2006	06/22/2009

10039	New Zealand	EXPRESSFASHION	35	638,552	5/25/2001	638,552	11/29/2001	05/25/2008

14238	New Zealand	EXPRESSFASHION	35	740,509	12/15/2005	740,509	6/15/2006	12/15/2008

11264	Panama	EXPRESSFASHION	3	123,362	10/2/2002	123,362	9/18/2003	09/18/2008

10504	Paraguay	EXPRESSFASHION	3	26348-2001	10/22/2001	249,425	9/5/2002	09/05/2012

10470	Peru	EXPRESSFASHION	25	137,012	10/25/2001	78,019	1/23/2002	01/23/2012

10468	Peru	EXPRESSFASHION	3	137,010	10/25/2001	77,944	1/23/2002	01/23/2012

12302	Peru	EXPRESSFASHION	35	197,581	12/4/2003	35,600	6/15/2004	06/15/2014

14714	Philippines	EXPRESSFASHION	25	4-2005-009558	9/27/2005			09/27/2008

11124	Romania	EXPRESSFASHION	14	M 2002 06060	11/11/2002	52,640	11/11/2002	11/11/2012

9213	Russian Federation	EXPRESSFASHION	3, 14, 18, 42	2001701614	1/22/2001	241,032	3/21/2003	01/22/2011

14231	Russian Federation	EXPRESSFASHION	3, 14, 18, 35	2005734067	12/28/2005			12/28/2015

9908	Saudi Arabia	EXPRESSFASHION	25	71,065	5/12/2001	616/91	3/3/2002	01/22/2011

9905	Saudi Arabia	EXPRESSFASHION	3	71,062	5/12/2001	616/90	3/3/2002	01/22/2011

9909	Saudi Arabia	EXPRESSFASHION	35	71,066	5/12/2001	676/2	5/14/2003	01/22/2011

9906	Saudi Arabia	EXPRESSFASHION	14	71,063	5/12/2001	663/56	12/17/2002	01/22/2011

9907	Saudi Arabia	EXPRESSFASHION	18	71,064	5/17/2001	631/30	7/7/2002	01/22/2011

9909	Saudi Arabia	EXPRESSFASHION	35	71,066	5/12/2001	676/2	5/14/2003	01/22/2011

11183	Singapore	EXPRESSFASHION	35	T03/00282C	1/15/2003	T03/00282C	7/21/2003	07/21/2008

10026	Spain	EXPRESSFASHION	35	2,406,752	6/8/2001	2,406,752	1/23/2003	06/08/2011

11412	Spain	EXPRESSFASHION	25	2,537,304	4/22/2003	2,537,304	9/13/2004	11/16/2009

grouped by owner	Report Date:	5/11/2007	Page:	22

11398	Spain	EXPRESSFASHION	14	2,534,243	4/2/2003	2,534,243	9/17/2003	04/02/2013

11412	Spain	EXPRESSFASHION	25	2,537,304	4/22/2003	2,537,304	9/13/2004	11/16/2009

10998	Spain	EXPRESSFASHION	3	2,501,451	8/13/2002	2,501,451	5/8/2003	08/13/2012

11009	Sweden	EXPRESSFASHION	3, 14, 18	02-05449	8/28/2002	360,661	4/17/2003	04/17/2008

13102	Switzerland	EXPRESSFASHION	35	53417/2005	4/25/2005	534,207	6/7/2005	04/25/2015

9205	Taiwan	EXPRESSFASHION	35	90000283	1/3/2001	171,936	11/1/2002	10/15/2012

10166	Taiwan	EXPRESSFASHION	35	90023976	6/13/2001	171,060	10/16/2002	10/15/2012

10994	Taiwan	EXPRESSFASHION	3	91031743	8/2/2002	1,060,166	10/16/2003	10/15/2013

14252	Taiwan	EXPRESSFASHION	3, 35	94062610	12/27/2005	1,224,842	8/16/2006	08/16/2009

10298	Thailand	EXPRESSFASHION	25	459,455	7/13/2001	TM173,413	12/26/2002	07/12/2011

14310	Thailand	EXPRESSFASHION	25	613,551	12/26/2005			12/26/2008

10098	Trinidad And Tobago	EXPRESSFASHION	25, 35	31,925	5/28/2001			05/28/2011

9933	United Arab Emirates	EXPRESSFASHION	42	42,525	5/14/2001	35,012	12/9/2002	05/14/2011

10200	United Arab Emirates	EXPRESSFASHION	35	43,492	7/22/2001	34,652	11/16/2002	07/22/2011

9930	United Arab Emirates	EXPRESSFASHION	3	42,522	5/14/2001	35,013	12/9/2002	05/14/2011

9561	United Kingdom	EXPRESSFASHION	3, 14, 18, 25, 35	2,266,383	4/4/2001	2,266,383	8/2/2002	04/04/2011

11538	United States	EXPRESSFASHION	25, 35	76/975,639	1/4/2001	2,841,370	5/11/2004	05/11/2010

14188	United States	EXPRESSFASHION	14, 18	78/776,780	12/20/2005

11020	Uruguay	EXPRESSFASHION	3	343,471	9/12/2002	343,471	6/16/2003	06/16/2013

11038	Uruguay	EXPRESSFASHION	35	343,831	10/3/2002	343,831	7/21/2003	07/21/2013

14350	Peru	EXPRESSFASHION AND DESIGN	25	270,115	2/23/2006	115,513	5/22/2006	05/22/2016

14349	Peru	EXPRESSFASHION AND DESIGN	3	270,114	2/23/2006	115,512	5/22/2006	05/22/2016

11022	United States	INSIDE EXPRESS	41	76/456,644	10/1/2002	2,777,610	10/28/2003	10/28/2009

6713	Taiwan	LIMITED EXPRESS EXP AND DESIGN	14	87007221	2/20/1998	843,755	3/16/1999	03/15/2009

10622	United States	PRECISION FIT EXPRESS AND DESIGN	25	76/352,611	12/26/2001	2,738,598	7/15/2003	07/15/2009

Owner	Limco Investments, Inc.		1105 North Market Street Wilmington, Delaware 19801
ID	Country:	Mark	Classes	App. #	App. Dt	Reg. #	Reg. Dt	Action Dt

8	Bangladesh	EXP AND DESIGN	25	25,491	6/14/1987	25,491	5/20/1990	06/14/2009

9	Bangladesh	EXP AND DESIGN	3	25,492	6/14/1987	25,492	5/14/1990	0614/2009

10	Bangladesh	EXP AND DESIGN	14	25,490	6/14/1987	25,490	5/24/1990	06/14/2009

4685	Sri Lanka.	EXPRESS	25	56,135	9/23/1988	56,135	1/5/2000	09/23/2008

grouped by owner	Report Date:	5/11/2007	Page:	23

Owner	Limco, Inc.		1105 North Market Street Wilmington, Delaware 19801
ID	Country:	Mark	Classes	Add. #	App. Dt	Reg. #	Reg. Dt	Action Dt

4020	South Africa	COMPAGNIE INTERNATIONALE EXPRESS	35	88/6582	8/2/1988	88/6582	3/2/1994	08/02/2008

1707	South Africa	COMPAGNIE INTERNATIONALE EXPRESS	14	88/6580	8/2/1988	88/6580	7/15/1991	08/02/2008

1706	South Africa	COMPAGNIE INTERNATIONALE EXPRESS	3	88/6579	8/2/1988	88/6579	7/15/1991	08/02/2008

1705	South Africa	COMPAGNIE INTERNATIONALE EXPRESS	25	88/6581	8/2/1988	88/6581	4/3/1995	08/02/2008

3668	Hong Kong	EXP AND DESIGN	25	941 of 1993	2/2/1993	B13621/99	11/8/1999	02/02/2014

101	South Africa	EXP AND DESIGN	35	88/6578	8/2/1988	88/6578	9/8/1993	08/02/2008

102	South Africa	EXP AND DESIGN	25	88/6577	8/2/1988	88/6577	11/7/1990	08/02/2008

103	South Africa	EXP AND DESIGN	14	88/6576	8/2/1988	88/6576	11/7/1990	08/02/2008

105	Zimbabwe	EXP AND DESIGN	3	592/88	9/19/1988	592/88	4/1/1996	09/19/2008

106	Zimbabwe	EXP AND DESIGN	14	593/88	9/19/1988	593/88	4/1/1996	09/19/2008

108	Zimbabwe	EXP AND DESIGN	42	595/88	9/19/1988	595/88	4/1/1996	09/19/2008

107	Zimbabwe	EXP AND DESIGN	25	594/88	9/19/1988	594/88	4/1/1996	09/19/2008

8805	South Africa	EXPRESS	25	2000/15404	7/31/2000			07/31/2010

1852	South Africa	EXPRESS	35	89/5545	6/21/1989	B89/5545	10/7/1999	06/21/2009

6458	South Africa	EXPRESS WORLD BRAND	14	99/03577	3/5/1999	99/03577	4/4/2002	03/05/2009

6459	South Africa	EXPRESS WORLD BRAND	25	99/03578	3/5/1999	99/03578	4/4/2002	03/05/2009

1240	Brazil	LIMITED EXPRESS	14, 30	813,751,667	9/25/1987	813,751,667	8/8/1989	08/08/2009

1239	Brazil	LIMITED EXPRESS	40, 15	813,757,339	9/25/1987	813,757,339	10/17/1989	10/17/2009

1238	Brazil	LIMITED EXPRESS	25, 10	813,751,675	9/25/1987	813,751,675	3/28/1995	03/28/2005

6714	Mexico	LIMITED EXPRESS	25	333,805	5/26/1998	582,904	7/30/1998	05/26/2008

1249	Thailand	LIMITED EXPRESS	25	380,076	2/28/1989	92,098	11/16/1989	02/27/2009

1244	United Kingdom	LIMITED EXPRESS	42	1,278,378	10/1/1986	B1,278,378	9/7/1990	10/01/2007

2716	Benelux	LIMITED EXPRESS AND DESIGN	25		11/18/1980	370,529	7/31/1981	11/18/2010

2722	France	LIMITED EXPRESS AND DESIGN	25, 42	580,711	11/26/1980	1,629,566	12/2/1980

2725	Israel	LIMITED EXPRESS AND DESIGN	25	63,653	6/3/1986	63,653	10/16/1990	06/02/2007

grouped by owner	Report Date:	5/11/2007	Page:	24

2724	Israel	LIMITED EXPRESS AND DESIGN	42	63,654	6/3/1986	63,654	10/16/1990	06/02/2007
2734	South Africa	LIMITED EXPRESS AND DESIGN	14	87/10562	12/29/1987	87/10562	10/12/2000	12/29/2007
2735	South Africa	LIMITED EXPRESS AND DESIGN	25	87/10563	12/29/1987	87/10563	10/12/2000	12/29/2007
2736	South Africa	LIMITED EXPRESS AND DESIGN	42	87/10564	12/29/1987	87/10564	10/12/2000	12/29/2007

Owner	Limited Express, Inc.,			One Limited Parkway, P.O. Box 181000, Columbus, Ohio 43218
ID	Country:	Mark	Classes	APP. #	Add. Dt	Reg. #	Reg. Dt	Action Dt
2526	Switzerland	COMPAGNIE INTERNATIONALE EXPRESS EXP & DESIGN	3, 14, 25		3/2/1989	368,580	7/14/1989	03/02/2009
18	Switzerland	EXP AND DESIGN	3, 14, 25		9/29/1988	367,038	3/17/1989	09/29/2008

RECENTLY FILED TRADEMARK APPLICATIONS

4/24/07

Owner: Expressco, Inc.

Country	Mark	Classes	App. #	App. Dt.	Reg. #	Reg. Dt.
United States	EXPRESS SHIRT SHOP	35	77/048,489	11/21/06

Owner: Express, LLC

Country	Mark	Classes	App. #	App. Dt.	Reg. #	Reg. Dt.
United States	1MX	25, 35	78/961,773	8/28/06
United States	X2 JEANS. FITS IN ALL THE RIGHT PLACES	35	78/905,969	6/12/06
United States	ROYAL SCANDAL	25	77/152,139	4/9/07
United States	REIGN OF HEARTS	25	77/152,123	4/9/07
United States	ROYAL BITCH	25	77/152,105	4/9/07
United States	GOLD MINED	25, 35	77/152,041	4/9/07
United States	THIS IS ART. WEAR IT.	25, 35	77/099,400	2/8/07
United States	KING OF PRIDES	25, 35	78/940927	7/31/06

U.S. TRADEMARK REGISTRATIONS AND APPLICATIONS

ABANDONED AND/OR NOT BEING MAINTAINED

Trademark	Database	Serial Application Number	Application Date	Registration Number	Date Registered	Goods/Services	Owner	STATUS	Comments
BIKINI JEANS	U.S. Federal	75147518	08/09/96	2186472	09/01/98	INT. CL 25 CLOTHING, NAMELY, MEN’S, WOMEN’S, AND CHILDREN’S JEANS, PANTS, JACKETS, SHIRTS, AND VESTS	EXPRESS, LLC	REGISTERED	Sections 8 & 15 not filed. Belated period lapsed. Abandoned. Registration to be cancelled in due course.

BIKINI JEANS	U.S. Federal	75325651	07/17/97	2258560	07/06/99	INT. CL. 25 CLOTHING, NAMELY, MEN’S, WOMEN’S, AND CHILDREN’S JEANS AND PANTS	EXPRESS, LLC	REGISTERED	Sections 8 & 15 not filed. Belated period lapsed. Abandoned. Registration to be cancelled in due course.

EXPRESS	U.S. State PUERTO RICO			51164	06/30/02	ADVERTISING AND BUSINESS	EXPRESSCO, INC.	REGISTERED	Deemed abandoned on 5/3/07 as we advised on 5/3/07. Refiled on 1/31/07. Awaiting application number.

LONDON SWEATER	U.S. Federal	73561886	10/07/85	1430722	02/24/87	INT. CL. 25 SWEATERS	EXPRESS, LLC	REGISTERED SUPPLEMENTAL REGISTER	Instructed not to maintain. Not renewed by renewal date of 2/24/07. Registration to be cancelled in due course.

EXPRESS	U.S. State PUERTO RICO			31675	09/23/94	MEN’S, WOMEN’S AND CHILDREN’S CLOTHING	EXPRESSCO, INC.	REGISTERED	Deemed abandoned 5/3/07 as we advised on 5/3/07. Refiled as Registration No. 66,345.

1

FOREIGN TRADEMARK REGISTRATIONS AND APPLICATIONS

ABANDONED AND/OR NOT BEING MAINTAINED

Trademark	Database	Serial/ Application Number	Application Date	REG Number	Date Registered	Goods/Services	Owner Group Information	STATUS	Comments
EXPRESSFASHION	Canada	109848600	04/04/01			1 Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, hand lotion for body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntannlng lotion for the face, post-suntanning lotion for the body, post-surtanning lotion for the face and talcum powder; Jewelry and watches; backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, clothing, namely, bathrobes, beach cover-ups, beach wear, belts, blazers, blouses, body shapers,	EXPRESSCO, INC.	ALLOWED	Abandoned. Refiled as 1.332.501.

1

Trademark	Database	Serial Application Number	Application Date	REG Number	Date Registered	Goods/Services	Owner Group Information	STATUS	Comments
						body suits, boxer shorts, bras, bustlers, camisoles, caps, coats, dresses, footwear, namely boots, sandals, shoes and slippers, foundation garments, garter belts, girdles, gloves, gowns, halter tops, bats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests. 1 Retail store services and mail order catalog services featuring personal care products, Jewelry, watches, packs, bags, wallets and clothing.

COMPAGNIE INTERNATIONALE EXPRESS	Community Trademarks	325217	08/13/96	325217	12/09/98	03 BLEACHING PREPARATIONS AND OTHER SUBSTANCES FOR LAUNDRY USE; CLEANING, POLISHING, SCOURING AND ABRASIVE PREPARATIONS; SOAPS; PERFUMERY, ESSENTIAL OILS, COSMETICS, HAIR LOTIONS; DENTIFRICES, 25 CLOTHING, HEADGEAR, FOOTWEAR INCLUDING BOOTS, SHOES AND SUPPERS, 42 COSMETICS CONSULTANCY SERVICES; DESIGN, INFORMATION, ADVISORY AND CONSULTANCY SERVICES, ALL RELATING TO CLOTHING, JEWELRY AND TO FASHION ACCESSORIES.	EXPRESSCO, INC.	Registered	instructed not to maintain. Renewal was due 8/13/06. Abandoned.

COMPAGNIE INTERNATIONALE EXPRESS	Ireland	200990	07/01/96	200990		FASHION CONSULTANCY AND FASHION RENTAL SERVICES; ALL INCLUDED IN CLASS 42.	EXPRESSCO, INC.	Registered	Instructed not to maintain. Renewal was due 7/1/06. Abandoned.

UNDER X	Italy	251 2004 Ml	01/16/04			25 ART EYE WASH CLOTHING, AND IN PARTICULAR DRESSING GOWNS, BEACH ROBES, BEACH CLOTHING, BELTS, OVERCOATS, MESH, DRESSING GOWNS, BOOTS, PANTS, BRASSIERES, BUSTS, GLOVES.	EXPRESS, LLC	PENDING	Abandoned. Instructed associates to withdraw application July, 2004.

2

Trademark	Database	Serial/ Application Number	Application Date	REG Number	Date Registered	Goods/Services	Owner Group Information	STATUS	Comments
						SKIRTS, SUITS, HATS, TAPE HEADS, HOSIERY, JACKETS, JEANS, JOGGING CLOTHING, KNEE PADS, TIGHTS, UNDERWEAR, DRESSING GOWNS, MITTENS, PAJAMAS, PANTS, SANDALS, SASHES, STOCKINGS, TRACKSUITS, MESH, TROUSERS AND SHORTS FOR GYMNASTICS, BATHING SUITS, TIES, EVENING DRESS, 35 SERVICES SALE RETAIL GOODS CLOTHING AND RELATED ACCESSORIES; SERVICE MAIL ORDER SELLING, CATALOGS AND TELEMATIC CLOTHING AND RELATED ACCESSORIES.

EXPRESS EXP	Mexico	299592	06/26/97	555751	08/28/97	WARDROBE, FOOTWEAR AND HEADGEAR FOR WEAR.	EXPRESSCO, INC.	Registered	Instructed not to maintain. Renewal due 6/26/07.

COMPAGNIE INTERNATIONALE EXPRESS	Philippines	419961083 74	02/19/96	41996108 374	01/15/02	42	EXPRESSCO, INC.	Registered	Not disclosed in company schedule. Instructed not to maintain. Affidavit of use due 1/15/06.

EXPRESS	Poland	94912	12/05/90	71779	03/23/93	CLOTHING Z, ALSO SHOE WEAR, SPATS, PUMPS, SPLINTER-PROOF HEADGEARS	EXPRESSCO, INC.	Registered	Refiled as Reg. No. 154,219. Renewal due on 12/5/00 not filed. Abandoned.

EXP	Portugal	241012 MNA	05/06/87	241012 MNA	05/18/90	ARTICLE OF CLOTHING.	EXPRESSCO, INC.	Registered	Instructed not to maintain.

EXP	Portugal	241013 MNA	May 6,1987	241013 MNA	05/18/90	SERVICES RENDERED IN COMMERCIALS.	EXPRESSCO, INC.	Registered	Instructed not to maintain. Renewal due 5/18/10.

EXP	Portugal	241010 MNA	05/06/87	241010 MNA	05/18/90	PERFUMES AND COSMETICS.	EXPRESSCO, INC.	Registered	Instructed not to maintain. Renewal due 5/18/10.

EXP	Portugal	241011 MNA	05/06/87	241011 MNA	05/18/90	WATCHES, ALARM CLOCKS AND JEWELRY.	EXPRESSCO, INC.	Registered	Instructed not to maintain. Renewal due 5/18/10.

3

Trademark	Database	Serial/ Application Number	Application Date	REG Number	Date Registered	Goods/Services	Owner Group Information	STATUS	Comments
EXPRESS	Puerto Rico		9/1/1992	31675	9/23/1994	25	EXPRESSCO, INC.	Registered	Not confirmed. Abandoned as of 5/3/07 as we advised on 5/3/07. Refiled as Registration No. 66,345.

EXP	Spain	1301495M1	02/10/89	1301495M 1	03/05/91	CLOTHING, FOOTWEAR, HEADGEAR.	EXPRESSCO, INC.	Registered	Instructed not to maintain. Taxes not paid on 3/5/06.

EXP	Spain	1301493M5	02/10/89	1301493M 5	09/20/90	BLEACHING PREPARATIONS AND OTHER SUBSTANCES FOR LAUNDRY; CLEANING PREPARATIONS, POLISHING, DEGREASlNG AND SCRAPING; SOAPS; PERFUMERY, ESSENTIAL OILS, COSMETICS, TOILET PRODUCTS, HAIR LOTIONS; DENTIFRICES.	EXPRESSCO, INC.	Registered	Instructed not to maintain. Taxes not paid 9/20/05.

COMPAGNIE INTERNATIONALE EXPRESS EXP	Switzerland	1995 12408	06/04/97	443750		25 ARTICLES OF CLOTHING. 35 CONSIGNMENT ADVERTISING. 39 CONSIGNMENT TRADE, NAMELY SUPPLY OF CORRESPONDENCE WAY INCLUSIVE ELECTRONIC POST OR TELEPHONIC ORDER GOODS.	EXPRESSCO, INC.	Registered	Instructed not to maintain. Renewal due 6/4/07.

COMPAGNIE INTERNATIONALE EXPRESS EXP& DESIGN	Switzerland		03/02/89	368580	07/14/89	3,14,25	LIMITED EXPRESS, INC.		Not confirmed. Appears on our list. Instructed not to maintain. Renewal due 6/4/07.

XPRESS XPRESS	United Kingdom	2129433	04/11/97	2129433		CLASS 25. ARTICLES OF CLOTHING, FOOTWEAR AND HEADGEAR.	EXPRESSCO, INC.	Registered	Instructed not to maintain. Renewal was due 4/11/07. Not renewed.

4

Existing U.S. Registrations Requiring Action

Owner	Mark	Classes	App. #	App. Dt.	Reg. #	Reg. Dt.	Action Date

Express, LLC	X Pocket Stitching Design	25	75/919,545	2/15/00	2,464,747	6/26/01	Affidavit of Use 6/26/07

Express, LLC	COLOR HINTS	25	75/512,934	7/2/98	2,400,639	10/31/00	Affidavit of Use 10/31/06

Expressco, Inc.	EXPRESS WORLD BRAND	3, 16	75/980,008	7/9/97	2,434,323	3/6/01	Affidavit of Use 3/6/07

Expressco, Inc.	EXPRESS WORLD BRAND	25, 35	75/978,540	7/9/97	2,434,320	3/6/01	Affidavit of Use 3/6/07

Expressco, Inc.	EXPRESSORIES	26	75/975,859	4/6/95	2,058,441	4/29/97	Renewal 4/29/07

Section 3.20(b)

Intellectual Property – Transferred Marks and Domain

Names Registered in Foreign Countries

(i)	Marks:

•

Limco, Inc., Limco Investments, Inc. or Limited Express, Inc. is currently the registered owner of certain Express Marks, as indicated on the list attached to Section 3.20(a)(i) of this Disclosure Schedule. These Marks (excluding those which include “Limited”) will be assigned to Express in connection with the Closing. Limited Brands has begun the process of assigning to Express all Express Marks owned by Limco, Inc., Limco Investments, Inc. and Limited Express, Inc. However, this process may not be completed prior to the Closing with respect to certain foreign Marks. Limited Brands will provide to Buyer a status report regarding these assignments prior to the Closing and will continue to keep Buyer informed until all of these assignments are completed.

•

The fourteen (14) Marks on the list attached to Section 3.20(a)(i) of this Disclosure Schedule which include “Limited” were abandoned years ago when the business dropped Limited from its name. Limco, Inc. is the registered owner of thirteen (13) of these Marks, and Expressco is the registered owner of the other Mark. These Marks are not being renewed, will not be assigned to or recorded under Express and will be canceled. Limited Brands has begun the process of canceling these Marks. However, this process may not be completed prior to the Closing with respect to certain foreign Marks. Limited Brands will provide to Buyer a status report regarding these cancellations prior to the Closing and will continue to keep Buyer informed until all of these cancellations are completed.

•

Attached hereto is a list of five (5) Marks for which Express or Expressco is the registered owner, but for which Express does not intend to continue to maintain. While these Marks are currently valid and existing, they each are either in a grace period for required filings or require action in the near future.

•

Express and the Subsidiaries do not currently have any operations outside of the United States, which could affect the validity and/or enforceability of the Marks registered in certain foreign countries.

•

As a result of the merger of Expressco into Express, all of the U.S. and foreign Marks owned by Expressco will need to be assigned to and recorded in the various jurisdictions under Express. Limited Brands has begun the process of assigning these Marks to Express. However, this process may not be completed prior to the Closing with respect to certain foreign Marks. Limited Brands will provide to Buyer a status report regarding these assignments prior to the Closing and will continue to keep Buyer informed until all of these assignments are completed.

23

•

Attached to Schedule 3.20(a)(i) are lists of U.S. and Foreign Marks which have been abandoned and/or are not being maintained. While the maintenance or renewal deadlines for some of these Marks have not yet occurred or are within a grace period or within the time period to review or resurrect, Express does not (and cannot) represent or warrant that these Marks are valid and/or enforceable. In addition, any assignment that Express were to execute with respect to these Marks may not be valid because Express cannot assign trademarks that it no longer owns.

Domain Names:

•

All of the Domain Names listed on Section 3.20(a)(i) of this Disclosure Schedule are managed through Limited Brand’s domain name management account with Verisign. These Domain Names (excluding those which include “Limited” or “Ltd”) will be transferred to the Company or a Subsidiary in connection with the Closing.

•

Three Domain Names listed on Section 3.20(a)(i) of this Disclosure Schedule which include “Limited” or “Ltd” do not have separate websites and/or are inactive. These Domain Names will not be transferred to the Company or a Subsidiary in connection with the Closing. Following the Closing, Limited Brands shall permit the registrations for all such Domain Names to lapse.

(ii)/(iii) Trademark Claims:

•

Limited Brands, Inc. received a letter, dated April 16, 2007, from Steptoe & Johnson LLP alleging that Express is selling a denim pant that makes unauthorized use of trademarks owned by Tsubi Pty Limited. A copy of this letter has been made available to the Buyer.

•

Attached hereto is a list of (a) oppositions filed by third parties with respect to trademark registrations of Express or Expressco and (b) oppositions filed by Express or Expressco with respect to trademark registrations of third parties.

(iii)	Foreign Trademark Registrations:

•	Section 3.20(a)(i) of this Disclosure Schedule (and the attachments thereto) identifies those Marks and Domain Names which are registered in foreign countries.

24

Claims Against Third Parties

Country	Mark	Party
Brazil	EXPRESS	Deib Otoch & Cia
	LOJAS EXPRESS	Deib Otoch & Cia
	LOJAS BY EXPRESS	Deib Otoch & Cia
	EXPRESS WAY JEANS	Silvia Magalhacs Confeccoes
	EXPRESS LINGERIE	G.C.I. Comercio Internacional Ltda
	PLANA EXPRESS	Plana Express Comercio e Industria Ltda
	EXPRESS	Maison Lanart Ind. e Com. de Modas Ltda.
	EXPRESSA	Cintia Modas S/A
	EXPRESS BY HS	Atessa Industria e Comercio de Roupas Ltda.
	EXPRESS	Tavares & Tavares Ltda.
	EXPRESS SHOP	Suely Azevedo Trolezi Confeccoes ME
	EXPRESSA	L.B.R.J. Rio Sul Artigos de Vestuario Ltda.
Chile	EXPRESS BLEUS VINTAGE JEANS	Industrias Flomar S.A.C.
	EXPRESSHOP	Monica Irene Michaely Weinstein
	EXPRESSMEN	Soc. Disbribuidora Comercializadora
Colombia	UE UNICO EXPRESS	C.I. Unico Interior S.A.
	EXPRESS BLEUS	Jean Export Corporation
EU	EXPRESSO	Expresso Fashion B.V.

25

Country	Mark	Party
Ecuador	EXPRESS BLEUS Y ETIQUETA	Jean Export Corporation
	EXESS	Zuniga, Sanchez and Alda
Gaza	EXPRESS	Jerusalem Pharmaceutical/Chemical Indus.
Hong Kong	EXPRESS	Mild King
Hungary	EXPRESS	New World Development
India	ENPRESS	Network Knittings Ltd.
	EXPRESS	Express Retail Services Private Limited
	XPRESS	Two Brothers Pvt. Ltd.
	EXPRESS	Dr. Prakash Chadra Ahuja
India	ENPRESS	Network Knittings Ltd.
	EXPRESS	Express Retail Services Private Limited
Japan	EXPRESS	Tore KK
Morocco	EXPRESS	Ittissalat AJ Maghrib
Norway	EXPRESSO	Expresso Fashion B.V.
Paraguay	EXPRESS	Pastor Roche Galeano
Peru	EXPRESS	Jean Export Corporation
Philippines	LIMITED EXPRESS	Henry Yu
South Korea	EXPRESS	Busan Korean Customs
Spain	EXPRESS	Alberto Partedes Campanillas
Uruguay	JEANS EXPRESS	Caterina De Salvatore Manette
United States	EXPRESS	Burlington Coat Factory

26

Country	Mark	Party
	BABY’S EXPRESS	Fung-Millman
	XPRESS SHOES	Andres Soto
Venezuela	EXPRESS	Giusuepp Cambatte D’AJejandro
	EXPRESS JEANS	Creaciones Bossini Express CA

27

Claims Against Express

Country	Mark	Party
Brazil	EXPRESS	Memphis S.A. Industrial
Colombia	EXPRESS	Aexpress S.A.
Germany	EXPRESS	Patrick Bellaiche
Greece	EXPRESS	Patrick Bellaiche
Guatemala	EXPRESS	F y J
India	EXPRESS	Indian Express
Paraguay	EXPRESS	Prosegur S.A. Transportadora De Caudales
South Africa	EXPRESS	City Express Stores
United States	KING OF PRIDES	Pride Mobility Products Corporation

28

Patent

Title of Invention: BIKINI JEANS; Application Number: 29/127,478 filed 08-07-2000; Patent No D443,973; Issue Date of Patent: 06-26-2001; Owner: Express, LLC; expiration 06-26-201

Schedule 5.02(f) to

Term Loan Credit Agreement

Investments

Subsidiary	Jurisdiction of Formation	Number of Membership Certificates	Class	Ownership Percentage
Express, LLC	Delaware	1	N/A	Express Holding, LLC -100%
Express GC, LLC	Ohio	1	N/A	Express. LLC - 100%
Retail Factoring, LLC	Nevada	1	N/A	Express Holding, LLC -100%

1. Factoring Agreement dated October 1, 1993 between Retail Factoring, LLC and Express, LLC

Schedule 5.02(h) to

Term Loan Credit Agreement

Limited Liability Company Agreements

Second Amended and Restated Operating Agreement and Declaration, dated to be effective as of July 6, 2007 by Express Holding, LLC, a Delaware limited liability company.

Third Amended and Restated Limited Liability Company Agreement dated to be effective as of July 6, 2007 by Express Holding, LLC, a Delaware limited liability company.

Amended and Restated Operating Agreement and Declaration, dated to be effective as of July 6, 2007 by Express, LLC, a Delaware limited liability company.

Amended and Restated Limited Liability Company Agreement of Express Holding, LLC is dated as of July 6, 2007 among Limited Brands Store Operations, Inc., a Delaware corporation, EXP Investments, Inc., a Delaware corporation, Express Investment Corp., a Delaware corporation, solely for purposes of Section 5.01(a)(ii) and Section 5.01(b) thereof, each of Golden Gate Capital Investment Fund II, L.P., Golden Gate Capital Investment Fund II-A. L.P., and Golden Gate Capital Investment Annex Fund II, L.P., and each other member listed on the signature pages thereto from time to time.

Schedule 5.02(l) to

Term Loan Credit Agreement

Negative Pledge

NONE

EXHIBIT A

FORM OF

TERM NOTE

$	Dated: , 200

FOR VALUE RECEIVED, the undersigned, Express, LLC, a Delaware limited liability company (the “Borrower”), HEREBY PROMISES TO PAY to the order of                          or its registered assigns (the “Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term Advance (as defined below) owing to the Lender by the Borrower pursuant to that certain Term Loan Credit Agreement dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, Express Holding, LLC, a Delaware limited liability company, the Subsidiary Guarantors party thereto, the Lenders party thereto, Morgan Stanley & Co. Incorporated, as Collateral Agent, and Morgan Stanley Senior Funding, Inc., as Administrative Agent for the Lenders.

The Borrower promises to pay interest on the unpaid principal amount of the Term Advance from the date of such Term Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to Morgan Stanley Senior Funding, Inc., as Administrative Agent for the ratable account of the Lender, at One Pierrepont Plaza, 7th Floor, 300 Cadman Plaza West, Brooklyn, New York, 11201, in same day funds. The Term Advance owing to the Lender by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance (the “Term Advance”) by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

EXPRESS, LLC

By:
Name:
Title:

Express – Exhibit A to Term Loan Agreement

PAYMENTS OF PRINCIPAL

Date	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Express – Exhibit A to Term Loan Agreement

EXHIBIT B

FORM OF

NOTICE OF BORROWING

Morgan Stanley Senior Funding, Inc.,

as Administrative Agent

under the Credit Agreement

referred to below

One Pierrepont Plaza, 7th Floor

300 Cadman Plaza West

Brooklyn, New York 11201                     , 200

Attention:

Phone:

Telecopy:

Email:

Ladies and Gentlemen:

The undersigned, Express, LLC, a Delaware limited liability company, refers to the Term Loan Credit Agreement dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, Express Holding, LLC, a Delaware limited liability company, the Subsidiary Guarantors party thereto, the Lenders party thereto, Morgan Stanley & Co. Incorporated, as Collateral Agent, and Morgan Stanley Senior Funding, Inc., as Administrative Agent for the Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02(a) of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is                     , 200    .

(ii) The Type of Advance comprising the Proposed Borrowing is a [Base Rate Advance] [Eurodollar Rate Advance].

(iii) The aggregate amount of the Proposed Borrowing is $                .

(iv) 1 [The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is              month[s] [weeks].]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(a) the Specified Representations are correct in all material respects, immediately before and immediately after giving effect to such Proposed Borrowing and to the application of the

[1]	Applicable only for Eurodollar Rate Advances.

Express – Exhibit B to Term Loan Agreement

proceeds therefrom, as though made on and as of such date, other than any such Specified Representations that, by their terms, refer to a specific date other than the Effective Date, in which case as of such specific date.

Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

Very truly yours,

EXPRESS, LLC

By:
Name:
Title:

Express – Exhibit B to Term Loan Agreement

EXHIBIT C

FORM OF

ASSIGNMENT AND ASSUMPTION

Reference is made to that certain Term Loan Credit Agreement dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among Express, LLC, a Delaware limited liability company (the “Borrower”), Express Holding, LLC, a Delaware limited liability company, the Subsidiary Guarantors party thereto, the Lenders party thereto, Morgan Stanley & Co. Incorporated, as Collateral Agent, and Morgan Stanley Senior Funding, Inc., as Administrative Agent for the Lenders.

Each “Assignor” referred to on Schedule 1 hereto (each, an “Assignor”) and each “Assignee” referred to on Schedule 1 hereto (each, an “Assignee”) agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

(1) Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor’s rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facility specified on Schedule 1 hereto. After giving effect to such sale and assignment, such Assignee’s Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

(2) Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes (if any) held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

(3) Such Assignee (i) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and

Express – Exhibit C to Term Loan Agreement

authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.10 of the Credit Agreement.

(4) Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Assumption (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

(5) Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Assumption) and, if this Assignment and Assumption covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

(6) Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

(7) This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

(8) This Assignment and Assumption may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Assumption by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Assumption.

IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Assumption to be executed by their officers thereunto duly authorized as of the date specified thereon.

Express – Exhibit C to Term Loan Agreement

SCHEDULE 1

TO

ASSIGNMENT AND ASSUMPTION

ASSIGNEES:
Term Facility
Percentage interest assumed		%
Commitment assumed	$
Outstanding principal amount of Advance assumed	$
Principal amount of Note payable to Assignee	$

Express – Exhibit C to Term Loan Agreement

Effective Date (if other than date of acceptance by Administrative Agent):

2                    , 200

Assignors

, as Assignor
[Type or print legal name of Assignor]

By
Title:

Dated: , 200

[2]	This date should be no earlier than five Business Days after the delivery of this Assignment and Assumption to the Administrative Agent.

Express – Exhibit C to Term Loan Agreement

Assignees
, as Assignee
[Type or print legal name of Assignee]

By:
Name:
Title:

Dated: , 200
Domestic Lending Office:
Eurodollar Lending Office:

Express – Exhibit C to Term Loan Agreement

Accepted [and Approved] this

day of                     , 200

[3][MORGAN STANLEY & CO. INCORPORATED],
as Administrative Agent

By
Title:

[Approved this day of , 200

[4][EXPRESS, LLC]

By:
Name:
Title: ]

[3]	Required if the Assignee is an Eligible Assignee solely by reason of clause (d) of the definition of “Eligible Assignee.”
[4]	Required if the Assignee is an Eligible Assignee solely by reason of clause (d) of the definition of “Eligible Assignee.”

Express – Exhibit C to Term Loan Agreement

EXHIBIT D

EXECUTION COPY

TERM LOAN SECURITY AGREEMENT

Dated as of July 6, 2007

From

EXPRESS HOLDING, LLC,

EXPRESS, LLC,

- and -

the other Grantors referred to herein

as Grantors

to

MORGAN STANLEY & CO. INCORPORATED,

as Collateral Agent

Express, LLC – Term Loan Security Agreement

T A B L E O F C O N T E N T S

Express, LLC – Term Loan Security Agreement

i

Schedules

Schedule I	-	Investment Property

Schedule II	-	Pledged Deposit Accounts/Securities Accounts

Schedule III	-	Intellectual Property

Schedule IV	-	Commercial Tort Claims

Schedule V	-	Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number

Schedule VI	-	Changes in Name, Location, Etc.

Schedule VII	-	Locations of Equipment and Inventory

Schedule VIII	-	Letters of Credit

Exhibits

Exhibit A	-	Form of Term Loan Security Agreement Supplement

Exhibit B	-	Form of Intellectual Property Term Loan Security Agreement

Exhibit C	-	Form of Intellectual Property Term Loan Security Agreement Supplement

Express, LLC – Term Loan Security Agreement

ii

TERM LOAN SECURITY AGREEMENT

TERM LOAN SECURITY AGREEMENT, dated as of July 6, 2007 (this “Agreement”), made by EXPRESS HOLDING, LLC, a Delaware limited liability company (the “Parent”), EXPRESS, LLC, a Delaware limited liability company (the “Borrower”), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 22) (the Parent, the Borrower, the Persons so listed and the Additional Grantors being, collectively, the “Grantors”), to MORGAN STANLEY & CO. INCORPORATED, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

PRELIMINARY STATEMENTS.

1. The Parent, the Borrower and the Subsidiary Guarantors (as defined in the Credit Agreement referred to below) have entered into a Term Loan Credit Agreement, dated as of July 6, 2007 (said agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lenders and the Agents (each as defined therein).

2. Each Grantor is the owner of the shares of issued and outstanding stock or other Equity Interests the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the Persons named therein.

3. Each Grantor is the creditor with respect to the indebtedness in an amount in excess of $250,000 (the “Initial Pledged Debt”) owed to such Grantor set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein

4. Each Grantor is the owner of the deposit accounts (together with any deposit accounts as to which such Grantor has complied with the requirements of Section 5(a), the “Pledged Deposit Accounts”) set forth opposite such Grantor’s name on Schedule II hereto (provided that the term “Pledged Deposit Accounts” shall not include the Excluded Deposit Accounts (as defined below)).

5. Each Grantor is the owner of the securities accounts (the “Securities Accounts”) set forth opposite such Grantor’s name on Schedule II hereto.

6. Each Grantor is the beneficiary under certain letters of credit with a face amount in excess of $250,000 as described opposite such Grantor’s name on Schedule VIII hereto.

7. It is a condition precedent to the making of Advances by the Lender Parties under the Credit Agreement and the entry into the Secured Hedge Agreements by the Hedge Banks from time to time that the Grantors shall have granted the security interest and made the pledge and assignment contemplated by this Agreement.

8. Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

9. Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC”

Express, LLC – Term Loan Security Agreement

means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following personal property, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms (but excluding motor vehicles), including, without limitation, all machinery, tools, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof; (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(c) all accounts (including, without limitation, health care insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clauses (d), (e) or (f) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d) the following (collectively, the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, returns of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

Express, LLC – Term Loan Security Agreement

2

(ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor, in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto; provided that Pledged Equity shall not include (x) Equity Interests of any Subsidiary held by a CFC or (y) more than 65% of the issued and outstanding Equity Interests in a CFC held by a Loan Party;

(iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(v) the Securities Accounts, all security entitlements with respect to all financial assets from time to time credited to the Securities Accounts, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and

(vi) all other investment property (including, without limitation, all (A) securities (whether certificated or uncertificated), (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(e) the following (collectively, the “Account Collateral”):

(i) the Pledged Deposit Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts;

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(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(f) the following (collectively, the “Intellectual Property Collateral”):

(i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (the “Patents”);

(ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent to use trademark applications until the earlier of (x) the filing of a statement of use therefore or (y) the issuance of a registration thereon, together, in each case, with the goodwill symbolized thereby (the “Trademarks”);

(iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (the “Copyrights”);

(iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and material relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (the “Computer Software”);

(v) all confidential and proprietary information, including, without limitation, know how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, the “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mark works;

(vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule III hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

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(viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including without limitation, the agreements set forth in Schedule III hereto (the “IP Agreements”); and

(ix) any and all claims for damages and injunctive relief for past, present and future infringements, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to use for and collect, or otherwise recover, such damages.

(g) the commercial tort claims described in Schedule IV hereto with respect to the collateral described in clauses (i) through (iv) above (together with any commercial tort claims as to which the Grantors have complied with the requirements of Section 15, the “Commercial Tort Claims Collateral”);

(h) all books, records, account ledgers, data processing records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the collateral described in clauses (i) through (v) above; and

(i) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash;

provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an assignment or pledge to or grant of a security interest in any of the following Collateral (each, an “Excluded Asset”): (i) any Collateral to the extent (but only so long as) the granting of a security interest therein is prohibited by applicable law or regulation, (ii) leased real property, (iii) personal property and shares of stock and other Equity Interests of joint ventures, (iv) assets of any Excluded Subsidiary, (v) licenses, instruments and agreements to the extent that the pledge of such licenses, instruments and agreements hereunder would violate the respective terms thereof or give a right to a right of termination thereunder, (vi) motor vehicles. (vii) any Collateral if the cost of obtaining security interests in any such item of Collateral is excessive (as reasonably determined by the Administrative Agent) in relation to the benefit to the Lenders, (viii) other assets to the extent that the Administrative Agent agrees to exclude such assets from the Collateral and (ix) other assets to the extent that the pledge would violate the terms of any existing indebtedness secured by such assets.

Section 2. Security for Obligations.

(a) This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents and the Secured Hedge Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes

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of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

(b) Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent hereunder for the benefit of the Secured Parties pursuant to this Agreement, and the exercise of any right or remedy by the Collateral Agent for the benefit of the Secured Parties hereunder are subject to the provisions of that certain Intercreditor Agreement dated as of July 6, 2007 (the “Intercreditor Agreement”) among Morgan Stanley & Co. Incorporated, as Term Loan Collateral Agent (as defined in the Intercreditor Agreement), Morgan Stanley Senior Funding, Inc., as Term Loan Administrative Agent (as defined in the Intercreditor Agreement), Wells Fargo Retail, LLC (“Wells Fargo”), as ABL Collateral Agent and as ABL Administrative Agent (as defined in the Intercreditor Agreement), the Borrower and such other parties as may be added thereto from time to time in accordance with the terms thereof and as the Intercreditor Agreement may be amended or otherwise modified from time to time in accordance with the terms thereof. As between (i) the [lender parties] under that certain Asset-Based Loan Credit Agreement, dated as of July 6, 2007, among the [Borrower], the [Parent], the [Subsidiary Guarantors] party thereto, the lenders party thereto, and Wells Fargo, as collateral agent and administrative agent, and (ii) the [lender parties] under the [Credit Agreement], in the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Security Collateral. Subject to the Intercreditor Agreement:

(a) All certificates or instruments representing or evidencing Security Collateral (if certificated) shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent; provided that no Grantor shall be required to deliver an instrument representing Pledged Debt if the amount of such Pledged Debt is less than $250,000. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

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(b) With respect to any Security Collateral that constitutes an uncertificated security that is at any time subject to Article 8 of the UCC and is not held in a Securities Account, the relevant Grantor will cause, to the extent permitted by applicable law, each issuer thereof that is a Subsidiary of such Grantor to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Security Collateral in a form and substance that is reasonably satisfactory to the Borrower and the Collateral Agent (such agreement being an “Uncertificated Security Control Agreement”).

(c) With respect to (i) the Securities Accounts and (ii) any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Collateral Agent hereunder is not the securities intermediary, the relevant Grantor will cause the securities intermediary with respect to each such account or security entitlement either (A) to identify in its records the Collateral Agent as the entitlement holder thereof or (B) to agree with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Borrower and Collateral Agent (a “Securities Account Control Agreement”); provided, however, that any Securities Account with an aggregate value of less than $500,000; provided further that the aggregate value of all Securities Accounts not subject to the requirements of this Section 4(c) shall not exceed $1,500,000 at any one time outstanding; provided further that the Collateral Agent will (i) not give any such orders except after the occurrence and during the continuance of an Event of Default and (ii) upon cure (but not a partial cure) or waiver of any previously continuing Event of Default, the Collateral Agent shall take such action, at the expense of such Grantor, as shall be reasonably necessary to reconvey to such Grantor the right to give entitlement orders and instructions or directions to any issuer of uncertificated securities or securities intermediary.

(d) Upon the request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Securities Collateral (other than any other Loan Party) in which a security interest has been granted by it hereunder that such Securities Collateral is subject to the security interest granted hereunder.

(e) Notwithstanding anything contained in this Section 4, so long as the ABL Collateral Agent (as defined in the Intercreditor Agreement) is acting as bailee and as agent for perfection on behalf of the Collateral Agent pursuant to the terms of the Intercreditor Agreement, any obligation of any Grantor in this Agreement that requires delivery of Collateral to, or the possession of Collateral with, the Collateral Agent shall be deemed complied with and satisfied in the event that such delivery of Collateral has been made to, or such possession of Collateral is with, the ABL Collateral Agent (as defined in the Intercreditor Agreement).

Section 5. Maintaining the Account Collateral. So long as any Advance or any other Obligation (other than Unmatured Surviving Obligations) of any Loan Party under any Loan Document shall remain unpaid, any Secured Hedge Agreement shall be in effect or any Lender Party shall have any Commitment, subject to the terms and provisions of the Intercreditor Agreement:

(a) Each Grantor will maintain deposit accounts only with the financial institution acting as Collateral Agent hereunder or with a bank (a “Pledged Account Bank”) that has agreed with such Grantor and the Collateral Agent to comply with instructions originated by the Collateral Agent directing the disposition of funds in such deposit account without the further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to

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the Borrower and Collateral Agent (each, a “Deposit Account Control Agreement”); provided, however, that this Section 5(a) shall not apply to deposit accounts (collectively, “Excluded Deposit Accounts”) (i) used solely as local store level accounts (to the extent that the aggregate amount on deposit with such local store level accounts does not exceed $5,000,000 (other than temporary increases due to high sales volume for any consecutive five (5) day period beginning on a Friday of any week and ending on the Tuesday of the following week), zero balance accounts, a tax or payroll account, disbursement account, escrow account, trust account, petty cash account (to the extent that the aggregate amount on deposit with such petty cash accounts does not exceed $100,000), pension, employee benefits or other trust purposes, flexible spending benefit account, or for the benefit of any other party other than any Grantor or Subsidiary, in each case maintained in the ordinary course of business, (ii) other deposit accounts to the extent that the aggregate amount on deposit with each deposit account does not exceed $500,000 at any time or (iii) where the Collateral Agent is the bank. Each Grantor agrees that at no time shall the aggregate amount on deposit in all deposit accounts referred to in the foregoing clause (ii) for which there is not in effect a Deposit Account Control Agreement exceed $1,500,000. So long as an Event of Default has not occurred and is continuing, the Collateral Agent agrees that (i) it shall not issue any instructions to any Pledged Account Bank or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any deposit account and (ii) upon cure (but not a partial cure) or waiver of any previously continuing Event of Default, the Collateral Agent shall take such action, at the expense of such Grantor, as shall be reasonably necessary to reconvey to such Grantor the right to give instructions directing the disposition of funds credited to any such deposit account. Notwithstanding anything contained herein to the contrary, each Grantor shall transfer, or direct the transfer of, funds from its local store level accounts and credit card processors to a cash concentration account that shall be a Pledged Deposit Account within three (3) Business Days of such funds being deposited.

Section 6. Release of Amounts. So long as no Event of Default shall have occurred and be continuing, the Grantors shall have the sole and exclusive right to direct the applicable Pledged Account Bank to pay and release, to the applicable Grantor or at its order or, at the request of such Grantor, to the Administrative Agent to be applied to the Obligations of the Grantors under the Loan Documents, such amount, if any, as is then on deposit in the Pledged Deposit Accounts.

Section 7. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) Such Grantor’s exact legal name, chief executive office, type of organization, jurisdiction of organization and organizational identification number is as set forth in Schedule V hereto. Such Grantor has no trade names as of the date hereof other than as listed on Schedule III hereto. Within the five years preceding the date hereof, such Grantor has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule V hereto except as set forth in Schedule VI hereto.

(b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for (i) Permitted Liens and (ii) the security interest created under this Agreement or as permitted under the Credit Agreement. To the best of such Grantor’s knowledge, no valid or effective financing statement or other instrument similar in effect covering all or any part of such

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Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement.

(c) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule VII hereto or at another location as to which such Grantor has complied with the requirements of Section 9(a) other than Equipment and Inventory (i) out for repair, (ii) being shipped, or in-transit, from a supplier or to a customer or between suppliers, (iii) in the possession of suppliers, subcontractors and licensees, (iv) marked out-of-stock Inventory in the possession of third parties or (v) Inventory located at third-party fabric mills.

(d) None of the Receivables in amount in excess of $500,000 is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent.

(e) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(f) The Pledged Equity which has been pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non assessable. The Pledged Debt pledged by such Grantor hereunder which has been issued by a Loan Party has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, except as may be limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and if evidenced by one or more promissory notes in an amount in excess of $250,000, such promissory notes have been delivered to the Collateral Agent.

(g) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule I hereto. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated on Schedule I hereto.

(h) Such Grantor has no investment property, other than the investment property listed on Schedule I hereto and additional investment property as to which such Grantor has complied with the requirements of Section 4.

(i) Such Grantor has no deposit accounts, other than the Pledged Deposit Accounts listed on Schedule II hereto, Excluded Deposit Accounts and additional Pledged Deposit Accounts as to which such Grantor has complied with the applicable requirements of Section 5.

(j) Such Grantor is not a beneficiary or assignee under any letter of credit with a face amount in excess of $250,000, other than the letters of credit described in Schedule VIII hereto and additional letters of credit as to which such Grantor has complied with the requirements of Section 14.

(k) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor (to the extent such matter is governed by the laws of the United States, or a jurisdiction located therein), securing the payment of the Secured Obligations and when (i) financing statements and other filings, including, without limitation, filings with the United States Patent and Trademark Office or the United States Copyright Office, in appropriate form are filed in the applicable filing offices

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and (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control, the Liens created by this Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected by such action under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens and other Liens created or permitted by the Loan Documents.

(l) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature and second priority nature thereof), to the extent such perfection is required hereunder and can be accomplished under applicable laws of the United States or any jurisdiction located therein (except for the filing of financing and continuation statements under the UCC, which financing statements have been or will be filed after the date hereof and, at such time, will be in full force and effect, the recordation of the Intellectual Property Security Agreements referred to in Section 12(e) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, which agreements, once recorded, will be in full force and effect, and the actions described in Section 4 with respect to the Security Collateral, which actions have been taken (or will be taken subject to the Intercreditor Agreement) and are in full force and effect), or (iii) the exercise by the Collateral Agent or any Lender Party of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except (A) as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally, (B) the authorizations, approvals, actions, notices and filings contemplated by the Collateral Documents and those listed on Schedule 4.01(e) of the Credit Agreement, (C) those authorizations, approvals, actions, notices and filings, the failure of which to obtain, take, give or make could not be reasonably expected to have a Material Adverse Effect, (D) notices and filings which customarily are required in connection with the exercise of remedies in respect of the Collateral and (E) landlord consents and waivers.

(m) Except where failure to so comply would not be reasonably likely to have a Material Adverse Effect, the Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act and similar laws affecting such Grantor.

(n) As to itself and its Intellectual Property Collateral, except where failure to so comply would not be reasonably likely to have a Material Adverse Effect:

(i) The operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

(ii) Such Grantor is the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral, or has a valid right to use, all Intellectual Property Collateral.

(iii) The Intellectual Property Collateral set forth on Schedule III hereto includes all of the registered US patents, patent applications, domain names, US trademark registrations and applications, US copyright registrations and applications and IP Agreements as of the date hereof.

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(iv) To such Grantor’s knowledge, the Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

(v) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in the Intellectual Property Collateral in full force and effect in the United States, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and recordation of any of its interests in the Copyrights with the U.S. Copyright Office except where Grantor has determined in its commercially reasonable business judgment that such actions would not be commercially reasonable in the circumstances. Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright in the Intellectual Property Collateral.

(vi) To each Grantor’s knowledge, no claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or threatened in writing against such Grantor (A) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the Intellectual Property Collateral, (B) alleging that the Grantor’s rights in or use of the Intellectual Property Collateral or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (C) alleging that any Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement. To each Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates or conflicts with any Intellectual Property Collateral or the Grantor’s rights in or use thereof. Except as set forth on Schedule III hereto and for non-exclusive licenses granted in the ordinary course of business, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property Collateral. The consummation of the transactions contemplated by the Transaction Documents will not result in the termination or impairment of any of the Intellectual Property Collateral.

(vii) To each Grantor’s knowledge, (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property.

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(viii) Except as set forth on Schedule III hereto, No Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

(o) Such Grantor has no commercial tort claims other than those listed in Schedule IV hereto and additional commercial tort claims in an amount not in excess of $250,000 or as to which such Grantor has complied with the requirements of Section 15.

Section 8. Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor and subject to the Intercreditor Agreement, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and maintain perfection of any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) upon the occurrence and during the continuance of an Event of Default, and upon the reasonable request of the Collateral Agent, mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Related Contract and, at the reasonable request of the Collateral Agent, each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper having a value in excess of $250,000 duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (iii) execute or authenticate and file, or authorize the Collateral Agent to file, such financing or continuation statements, or amendments thereto and such other instruments or notices, as may be necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; and (iv) upon the occurrence and during the continuance of an Event of Default, (A) take all action reasonably necessary to ensure that the Collateral Agent has control of Collateral consisting of deposit accounts, electronic chattel paper, investment property and letter of credit rights as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC to the extent required hereunder and (B) promptly upon request of the Collateral Agent, cause the Collateral Agent to be the beneficiary under all letters of credit that constitute Collateral with a face amount in excess of $250,000, with the exclusive right to make all draws under such letters of credit, and with all rights of a transferee under Section 5-114(e) of the UCC; and (v) promptly deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement have been taken; provided that notwithstanding anything to the contrary set forth herein (A) Grantors shall not be required to take any action to perfect the security interest granted under this Agreement in any Collateral (1) under any certificate of title statute or (2) in cash (other than the requirements hereunder in respect of accounts in which cash is maintained), and (B) so long as no Event of Default has occurred and is continuing, no consents to assignments of any contracts or agreements shall be required to be obtained from any third party under this Agreement.

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(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

Section 9. As to Equipment and Inventory.

(a) Each Grantor will keep its Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 7(c) or, upon 5 days’ prior written notice to the Collateral Agent, at such other places designated by such Grantor in such notice; provided that this Section 9(a) shall not apply to Equipment and Inventory (i) Transferred in accordance with the terms of the Credit Agreement, (ii) being shipped, or in transit, from a supplier or to a customer or between suppliers, (iii) absent for repair and replacement in the ordinary course of business, (iv) in the possession of suppliers, subcontractors and licensees, (v) marked out-of-stock Inventory in the possession of third parties or (vi) Inventory located at third-party fabric mills.

(b) Each Grantor will cause its Equipment to be maintained and preserved, and cause each of its Subsidiaries to maintain and preserve, in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could reasonably be expected not to have a Material Adverse Effect.

(c) In producing its Inventory, each Grantor will comply with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act and similar laws affecting such Grantor, except where failure to so comply would not be reasonably likely to have a Material Adverse Effect.

Section 10. Insurance.

(a) Each Grantor will, at its own expense, maintain insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as deemed to be reasonably prudent in the good faith judgment of the Responsible Officers of such Grantor and as is customarily carried by comparable companies engaged in

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similar businesses and owning similar properties in localities where such Grantor operates. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and such Grantor as their interests may appear. Each such policy shall in addition (i) name such Grantor and the Collateral Agent as additional insured parties or loss payees thereunder, as the case may be, (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provided that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. If an Event of Default has occurred and is continuing, each Grantor will, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 9 and cause the insurers to acknowledge notice of such assignment.

(b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 10 may be paid directly to the Person who shall have incurred liability covered by such insurance.

(c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Collateral Agent to the applicable Grantor. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent and shall, in the Collateral Agent’s sole discretion, (i) be released to the applicable Grantor or (ii) be held as additional Collateral hereunder or applied as specified in Section 20(b).

Section 11. Post-Closing Changes; Collections on Receivables and Related Contracts.

(a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or chief executive office from those set forth in Section 7(a) of this Agreement without first giving at least 10 days’ prior written notice to the Collateral Agent and each Grantor will take all action reasonably required by the Collateral Agent in connection therewith for the purpose of perfecting or protecting the security interest granted by this Agreement.

(b) Each Grantor, at the Collateral Agent’s direction upon the occurrence and during the continuance of an Event of Default, will take such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of the Receivables and Related Contracts of such Grantor; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify each Person obligated at any time to make payments to such Grantor for any reason (an “Obligor”) under any Receivables and Related Contracts of the assignment of such Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to

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such Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence upon the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Receivables and Related Contracts of such Grantor shall be deemed to be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in a Pledged Deposit Account to be designated by Collateral Agent and either (A) released to such Grantor on the terms set forth in Section 6 if such Event of Default has been cured or waived or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 20(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.

Section 12. As to Intellectual Property Collateral.

(a) With respect to each item of Intellectual Property Collateral and until termination or release of the security interest in the Intellectual Property Collateral, each Grantor agrees to take, at its expense, all necessary steps in accordance with the exercise of such Grantor’s commercially reasonable business discretion in such Grantor’s ordinary course of business, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other applicable governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, as applicable. No Grantor shall, without the written consent of the Collateral Agent, abandon any Intellectual Property Collateral that is material to the use and operations of the Collateral or to the business, results of operations, or financial condition of such Grantor (each such Intellectual Property Collateral a “Material Intellectual Property Collateral”), discontinue use of any Trademark included in the Intellectual Property Collateral or abandon any right to file an application for patent, trademark, or copyright unless such Grantor shall have previously determined, in its reasonable business judgment, that such use or the pursuit or maintenance of such Material Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business and that the loss thereof, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(b) Each Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (i) that any item of the Material Intellectual Property Collateral has become abandoned, placed in the public domain, invalid or unenforceable (other than as a result of the

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expiration of the statutory term for such Material Intellectual Property Collateral), or of any adverse determination or development regarding such Grantor’s ownership of any of the Material Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same to the extent the happening of such an event would reasonably be expected to materially and adversely affect the value or utility of the Intellectual Property Collateral, or (ii) of any adverse determination (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Material Intellectual Property Collateral.

(c) In the event that any Grantor becomes aware that any item of Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take commercially reasonable actions (unless failure to take such actions would not reasonably be expected to have a Material Adverse Effect), at its expense, to protect or enforce such Intellectual Property Collateral, including, without limitation, as Grantor deems necessary or desirable in its reasonable business discretion, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(d) Each Grantor shall take commercially reasonable actions to use proper statutory notice in connection with its use of each item of Material Intellectual Property Collateral owned by such Grantor as reasonably necessary to maintain such Grantor’s rights therein. No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Material Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

(e) Each Grantor shall take commercially reasonable actions which it or the Collateral Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its Material Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent in all material respects with the quality of the products or services as of the date hereof, and taking all steps reasonably necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(f) With respect to the Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance reasonably satisfactory to the Borrower and Collateral Agent (an “Intellectual Property Term Loan Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(g) Each Grantor agrees that, before the Obligations (other than Unmatured Surviving Obligations) have been paid in full, should it obtain an ownership interest in or license to any item of the type set forth in Section 1(f) that is not on the date hereof a part of the Intellectual Property Collateral, but otherwise would be part of the Intellectual Property Collateral if such Grantor had an ownership interest in or license to such item on the date hereof (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto (provided that no security interest shall be granted in United States intent-to-use

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trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability, or result in the cancellation, of such intent-to-use trademark applications under applicable federal law). Each Grantor shall give written notice to the Collateral Agent identifying any patents, patent applications, trademark registrations, trademark application, copyright registrations, and copyright applications that are part of the After-Acquired Intellectual Property, and, such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit C hereto or otherwise in form and substance reasonably satisfactory to and requested by the Collateral Agent (an “IP Term Loan Security Agreement Supplement”) covering such After-Acquired Intellectual Property for recording the security interest granted hereunder to the Collateral Agent in such After-Acquired Intellectual Property, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property, to the extent perfection may be achieved by making such recordings. Notwithstanding any of the foregoing, each Grantor shall have no obligation to file any such instruments or statements for such After-Acquired Intellectual Property outside of the United States under this Section 13(f).

Section 13. Voting Rights; Dividends; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Security Collateral, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Security Collateral (any of the foregoing, a “Distribution” and collectively the “Distributions”) paid in respect of the Security Collateral of such Grantor to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all Distributions paid or payable other than in cash (other than in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus) in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, shall be, and, subject to the limitations in the definition of “Collateral” shall be promptly delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be promptly delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) The Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such

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Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the Distributions that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 13(a)(i) shall, upon written notice to such Grantor by the Collateral Agent, cease and (y) to receive Distributions that it would otherwise be authorized to receive and retain pursuant to Section 13(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All Distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 13(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) Promptly following the cure (but not a partial cure) or waiver of such Event of Default, the Collateral Agent shall return to each Grantor all cash and funds that Collateral Agent has received pursuant to subsection (ii) of this clause (b) and that such Grantor is entitled to retain pursuant to Section 12(a)(ii) if such cash or funds have not been applied to repayment of the Secured Obligations.

Section 14. As to Letter-of-Credit Rights.

(a) Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee. Upon the occurrence and during the continuance of an Event of Default, each Grantor will promptly use commercially reasonable efforts to cause the issuer of each letter of credit having a face amount in excess of $250,000 and each nominated person (if any) with respect thereto to consent to such Grantor’s assignment of the proceeds thereof pursuant to a consent in form and substance reasonably satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.

(b) Upon the occurrence and during the continuance of an Event of Default, each Grantor will, promptly upon written request by the Collateral Agent, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit having a face amount in excess of $250,000 that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letters of credit.

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Section 15. Commercial Tort Claims. Each Grantor will promptly give notice to the Collateral Agent of any commercial tort claim that may arise after the date hereof with an anticipated recovery of at least $250,000 and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all action reasonably necessary to subject such commercial tort claim to the security created under this Agreement.

Section 16. Transfer and Other Liens; Additional Shares. Each Grantor agrees that it will (a) cause each issuer which is a Loan Party of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor or except as permitted by the Credit Agreement, and (b) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities.

Section 17. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact (such appointment to cease upon the payment in full in cash of all the Secured Obligations (other than Unmatured Surviving Obligations), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s reasonable discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 10,

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of the rights of the Collateral Agent with respect to any of the Collateral.

Section 18. Collateral Agent May Perform. Upon the occurrence and during the continuance of an Event of Default, if any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 20.

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Section 19. The Collateral Agent’s Duties.

(a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the safe custody of any Collateral in its possession or in the possession of an Affiliate of the Collateral Agent or any designee (including without limitation, a Subagent) of the Collateral Agent acting on its behalf and the accounting for moneys actually received by it or its Affiliates hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent and any of its Affiliates or any designee (including without limitation, a Subagent) on its behalf shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession or in the possession of an Affiliate or any designee (including without limitation, a Subagent) on its behalf if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each, a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder and pursuant to the terms hereof, with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 20. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) to the extent permitted under such Grantor’s lease, occupy any premises where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the

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Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 20) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the order of priority specified in Section 2.09 of the Credit Agreement, subject to the Intercreditor Agreement. Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations (other than Unmatured Surviving Obligations) shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c) All payments received by any Grantor under or in connection with the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

(e) The Collateral Agent may send to each bank, securities intermediary or issuer party to any Deposit Account Control Agreement, Securities Account Control Agreement or Uncertificated Security Control Agreement a “Notice of Exclusive Control” as may be defined in and under such Agreement.

(f) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

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(g) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 20, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral any information in its possession relating to such Security Collateral.

Section 21. Indemnity and Expenses.

(a) Each Grantor severally agrees (to the extent not promptly reimbursed by the Borrower) to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceedings or preparation of a defense in connection therewith) this Agreement, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct of its affiliates, directors, officers, employees, advisors or agents; provided that each Grantor shall not be required to reimburse legal fees and expenses of more than one outside counsel (in addition to a single special counsel and up to one local counsel in each applicable local jurisdiction for all Indemnified Parties (which shall be selected by the Collateral Agent), unless, in the reasonable opinion of the Collateral Agent, representation of all Indemnified Parties would be inappropriate due to the existence of actual or potential conflict of interest. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 20(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Grantor, its directors, shareholders or creditors or any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Grantors also agree not to assert any claim against the Collateral Agent, any Secured Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the this Agreement.

(b) Each Grantor agrees to pay (to the extent not promptly reimbursed by the Borrower) within 30 days of demand (i) all reasonable, documented out-of-pocket costs and expenses of the Collateral Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, this Agreement (including, without limitation, (A) all due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the “work-out” or restructuring of the obligations and (C) the reasonable fees and expenses of one counsel (together with one local or foreign counsel in each relevant jurisdiction) representing the Collateral Agent with respect thereto, with respect to advising the Collateral Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Agreement, with respect to negotiations with any Grantor or any of its Subsidiaries with other creditors of any Grantor or any of its Subsidiaries arising out of any Event of Default or any events or circumstances that may give rise to an Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) and (ii) all reasonable, documented and

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out-of-pocket costs and expenses of the Collateral Agent in connection with the enforcement of the Agreement, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of one counsel for the Collateral Agent with respect thereto).

Section 22. Amendments; Waivers; Additional Grantors; Etc.

(a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent (which consent shall not be unreasonably withheld, delayed or conditioned) shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Term Loan Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

Section 23. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or otherwise delivered, in accordance with the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.

Section 24. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations (other than Unmatured Surviving Obligations) and (ii) the Termination Date, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and permitted assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 9.07 of the Credit Agreement.

Express, LLC – Term Loan Security Agreement

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Section 25. Release; Termination.

(a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents, the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that, except as permitted under Section 5.02(e) of the Credit Agreement, (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, at least three (3) Business Days prior to the date of the proposed release, a written request for release in reasonable detail describing the item of Collateral, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents, (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.04 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.04 of the Credit Agreement and (iv) with respect to sales of Equipment and Inventory in the ordinary course of business and other sales and dispositions that are permitted by the Credit Agreement, the Liens granted herein shall be deemed to be released with no further action on the part of any Person.

(b) Upon the latest of (i) the payment in full in cash of the Secured Obligations (other than Unmatured Surviving Obligations) and (ii) the Termination Date, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute, assign, transfer and deliver to such Grantor such documents and instruments (including, but not limited to UCC-3 termination financing statements or releases) as such Grantor shall reasonably request to evidence such termination.

Section 26. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 27. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank]

Express, LLC – Term Loan Security Agreement

24

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

EXPRESS, LLC

By:
Name:
Title:

EXPRESS HOLDING, LLC

By:
Name:
Title:

EXPRESS GC, LLC

By:
Name:
Title:

RETAIL FACTORING, LLC

By:
Name:
Title:

Express, LLC – Term Loan Security Agreement

Schedule I to the

Term Loan Security Agreement

INVESTMENT PROPERTY

Part I

Initial Pledged Shares

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares	Percentage of Outstanding Shares

Part II

Initial Pledged Debt

Grantor	Debt Issuer	Description of Debt	Debt Certificate No(s)	Final Maturity	Outstanding Principal Amount

Part III

Other Investment Property

Grantor	Issuer	Name of Investment	Certificate No(s)	Amount	Other Identification

Express, LLC – Term Loan Security Agreement

Schedule II to the

Term Loan Security Agreement

PLEDGED DEPOSIT ACCOUNTS

Grantor	Type of Account	Name and Address of Bank	Account Number

SECURITIES ACCOUNTS

Grantor	Type of Account	Name and Address of Bank	Account Number

Express, LLC – Term Loan Security Agreement

Schedule III to the

Term Loan Security Agreement

INTELLECTUAL PROPERTY

I. Patents

Grantor	Patent Titles	Country	Patent No.	Application No.	Filing Date	Issue Date

II. Domain Names and Trademarks

Grantor	Domain Name/ Mark	Country	Mark	Reg. No.	Application No.	Filing Date	Issue Date

III. Trade Names

Grantor	Names

IV. Copyrights

Grantor	Title of Work	Country	Title	Reg. No.	Application No.	Filing Date	Issue Date

V. IP Agreements

Grantor	IP Agreements

Express, LLC – Term Loan Security Agreement

Schedule IV to the

Term Loan Security Agreement

COMMERCIAL TORT CLAIMS

[Describe nature of claim(s)-see Comment 5 to UCC Section 9-108]

Express, LLC – Term Loan Security Agreement

Schedule V to the

Term Loan Security Agreement

CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF

ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Grantor	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.

Express, LLC – Term Loan Security Agreement

Schedule VI to the

Term Loan Security Agreement

CHANGES IN NAME, LOCATION, ETC.

Express, LLC – Term Loan Security Agreement

Schedule VII to the

Term Loan Security Agreement

LOCATION OF EQUIPMENT AND INVENTORY

[Name of Grantor]

Locations of Equipment:

Locations of Inventory:

[Name of Grantor]

Locations of Equipment:

Locations of Inventory:

Express, LLC – Term Loan Security Agreement

Schedule VIII to the

Term Loan Security Agreement

LETTERS OF CREDIT

Beneficiary (Grantor)	Issuer	Nominated Person (if any)	Account Party	Number	Maximum Available Amount	Date

Express, LLC – Term Loan Security Agreement

Exhibit A to the

Term Loan Security Agreement

FORM OF TERM LOAN SECURITY AGREEMENT SUPPLEMENT

[Date of Term Loan Security Agreement Supplement]

Morgan Stanley & Co. Incorporated,

    as the Collateral Agent for the

    Secured Parties referred to in the

    Credit Agreement referred to below

    One Pierrepont Plaza, 7th Floor

    300 Cadman Plaza West

    Brooklyn, New York 11201

    Attn: Erma Dell’Aquila

    Phone: 718-754-7286

    Telecopy: 212-507-3544

    Email: Erma.Dell'Aquila@morganstanley.com

EXPRESS HOLDING, LLC

EXPRESS, LLC

Ladies and Gentlemen:

Reference is made to (i) the Term Loan Credit Agreement dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Express Holding, LLC, a Delaware limited liability company, Express, LLC, a Delaware limited liability company, the Subsidiary Guarantors party thereto, the Lenders party thereto, Morgan Stanley & Co. Incorporated, as collateral agent (together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement, the “Collateral Agent”), and Morgan Stanley Senior Funding, Inc., as administrative agent for the Lender Parties, and (ii) the Term Loan Security Agreement dated July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Security Agreement”) made by the Grantors from time to time party thereto in favor of the Collateral Agent for the Secured Parties. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

Grant of Security. Subject to the Intercreditor Agreement, the undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

Express, LLC – Term Loan Security Agreement

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Security for Obligations.

(a) The grant of a security interest in the Collateral by the undersigned under this Term Loan Security Agreement Supplement and the Term Loan Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Term Loan Security Agreement Supplement and the Term Loan Security Agreement secure the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

(b) Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent hereunder for the benefit of the Secured Parties pursuant to this Term Loan Security Agreement Supplement, and the exercise of any right or remedy by the Collateral Agent for the benefit of the Secured Parties hereunder are subject to the provisions of that certain Intercreditor Agreement dated as of July 6, 2007 (the “Intercreditor Agreement”) among Morgan Stanley & Co. Incorporated, as Term Loan Collateral Agent (as defined in the Intercreditor Agreement), Morgan Stanley Senior Funding, Inc., as Term Loan Administrative Agent (as defined in the Intercreditor Agreement), Wells Fargo Retail, LLC (“Wells Fargo”), as ABL Collateral Agent and as ABL Administrative Agent (as defined in the Intercreditor Agreement), the Borrower and such other parties as may be added thereto from time to time in accordance with the terms thereof and as the Intercreditor Agreement may be amended or otherwise modified from time to time in accordance with the terms thereof. As between (i) the [lender parties] under that certain Asset-Based Loan Credit Agreement, dated as of July 6, 2007, among the [Borrower], the [Parent], the [Subsidiary Guarantors] party thereto, the lenders party thereto, and Wells Fargo, as collateral agent and administrative agent, and (ii) the [lender parties] under the [Credit Agreement], in the event of any conflict between the terms of the Intercreditor Agreement and this Term Loan Security Agreement Supplement, the terms of the Intercreditor Agreement shall govern and control.

Supplements to Term Loan Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through VIII to Schedules I through VIII, respectively, to the Term Loan Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Term Loan Security Agreement and are complete and correct in all material respects.

Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 7 of the Term Loan Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor (except to the extent such representations and warranties expressly relate to an earlier date).

Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Term Loan Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Term Loan Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

Express, LLC – Term Loan Security Agreement

Termination. This Term Loan Security Agreement Supplement shall terminate concurrently with the termination of the Term Loan Security Agreement in accordance with the terms thereof.

Governing Law. This Term Loan Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By
Name:
Title:

Address for notices:

Express, LLC – Term Loan Security Agreement

Exhibit B to the

Term Loan Security Agreement

FORM OF INTELLECTUAL PROPERTY

TERM LOAN SECURITY AGREEMENT

This INTELLECTUAL PROPERTY TERM LOAN SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan IP Security Agreement”) dated July 6, 2007, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of MORGAN STANLEY & CO. INCORPORATED, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Express Holding, LLC, a Delaware limited liability company, Express, LLC, a Delaware limited liability company, and the Subsidiary Guarantors (as defined in the Credit Agreement referred to below) have entered into a Term Loan Credit Agreement, dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, as a condition precedent to the making of Advances by the Lender Parties under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain Term Loan Security Agreement, dated July 6, 2007, made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Security Agreement”).

WHEREAS, under the terms of the Term Loan Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this Term Loan IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(a) the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(b) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications until the earlier of (x) the filing of a statement of use therefore or (y) the issuance of a registration thereon, the goodwill symbolized thereby (the “Trademarks”);

Express, LLC – Term Loan Security Agreement

(c) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(d) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(e) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover proceeds arising from such damages; and

(f) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral or arising from any of the foregoing.

Security for Obligations.

(a) The grant of a security interest in, the Collateral by each Grantor under this Term Loan IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Term Loan IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

(b) Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent hereunder for the benefit of the Secured Parties pursuant to this Term Loan IP Security Agreement, and the exercise of any right or remedy by the Collateral Agent for the benefit of the Secured Parties hereunder are subject to the provisions of that certain Intercreditor Agreement dated as of July 6, 2007 (the “Intercreditor Agreement”) among Morgan Stanley & Co. Incorporated, as Term Loan Collateral Agent (as defined in the Intercreditor Agreement), Morgan Stanley Senior Funding, Inc., as Term Loan Administrative Agent (as defined in the Intercreditor Agreement), Wells Fargo Retail, LLC (“Wells Fargo”), as ABL Collateral Agent and as ABL Administrative Agent (as defined in the Intercreditor Agreement), the Borrower and such other parties as may be added thereto from time to time in accordance with the terms thereof and as the Intercreditor Agreement may be amended or otherwise modified from time to time in accordance with the terms thereof. As between the [lender parties] under that certain Asset-Based Loan Credit Agreement, dated as July 6, 2007, among the [Borrower], the [Parent], the [Subsidiary Guarantors] party thereto, the lenders party thereto, and Wells Fargo, as collateral agent and administrative agent, and (ii) the [lender parties] under the [Credit Agreement], in the event of any conflict between the terms of the Intercreditor Agreement and this Term Loan IP Security Agreement, the terms of the Intercreditor Agreement shall govern and control.

Express, LLC – Term Loan Security Agreement

2

Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this Term Loan IP Security Agreement.

Execution in Counterparts. This Term Loan IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Grants, Rights and Remedies. This Term Loan IP Security Agreement has been entered into in conjunction with the provisions of the Term Loan Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Term Loan Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. To the extent there is any conflict with the terms of this Term Loan IP Security Agreement and the Term Loan Security Agreement, the terms of the Term Loan Security Agreement shall control.

Termination. This Term Loan IP Security Agreement shall terminate concurrently with the termination of the Term Loan Security Agreement in accordance with the terms thereof.

Governing Law. This Term Loan IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature page follows]

Express, LLC – Term Loan Security Agreement

3

IN WITNESS WHEREOF, each Grantor has caused this Term Loan IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[ ]

By
Name:
Title:

Address for Notices:

[ ]

By
Name:
Title:

Address for Notices:

[ ]

By
Name:
Title:

Address for Notices:

Express, LLC – Term Loan Security Agreement

Exhibit C to the

Term Loan Security Agreement

FORM OF INTELLECTUAL PROPERTY

TERM LOAN SECURITY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY TERM LOAN SECURITY AGREEMENT SUPPLEMENT (this “Term Loan IP Security Agreement Supplement”) dated                     ,         , is made by the Person listed on the signature page hereof (the “Grantor”) in favor of MORGAN STANLEY & CO. INCORPORATED, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Express Holding, LLC, a Delaware limited liability company, Express, LLC, a Delaware limited liability company, and the Subsidiary Guarantors (as defined in the Credit Agreement referred to below) have entered into a Term Loan Credit Agreement, dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain Term Loan Security Agreement, dated July 6, 2007, made by the Grantor and such other Persons to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Security Agreement”) and that certain Intellectual Property Term Loan Security Agreement, dated July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan IP Security Agreement”).

WHEREAS, under the terms of the Term Loan Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this Term Loan IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Additional Collateral”):

(a) the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(b) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications until the earlier of (x) the filing of a statement of use therefore or (y) the issuance of a registration thereon, together with the goodwill symbolized thereby (the “Trademarks”);

Express, LLC – Term Loan Security Agreement

(c) the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(d) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(e) all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(f) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

Security for Obligations.

(a) The grant of a security interest in the Additional Collateral by the Grantor under this Term Loan IP Security Agreement Supplement secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

(b) Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent hereunder for the benefit of the Secured Parties pursuant to this Term Loan IP Security Agreement Supplement, and the exercise of any right or remedy by the Collateral Agent for the benefit of the Secured Parties hereunder are subject to the provisions of that certain Intercreditor Agreement dated as of July 6, 2007 (the “Intercreditor Agreement”) among Morgan Stanley & Co. Incorporated, as Term Loan Collateral Agent (as defined in the Intercreditor Agreement), Morgan Stanley Senior Funding, Inc., as Term Loan Administrative Agent (as defined in the Intercreditor Agreement), Wells Fargo Retail, LLC (“Wells Fargo”), as ABL Collateral Agent and as ABL Administrative Agent (as defined in the Intercreditor Agreement), the Borrower and such other parties as may be added thereto from time to time in accordance with the terms thereof and as the Intercreditor Agreement may be amended or otherwise modified from time to time in accordance with the terms thereof. As between (i) the [lender parties] under that certain Asset-Based Loan Credit Agreement, dated as of July 6, 2007, among the [Borrower], the [Parent], the [Subsidiary Guarantors] party thereto, the lenders party thereto, and Wells Fargo, as collateral agent and administrative agent, and (ii) the [lender parties] under the [Credit Agreement], in the event of any conflict between the terms of the Intercreditor Agreement and this Term Loan IP Security Agreement Supplement, the terms of the Intercreditor Agreement shall govern and control.

Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer to record this Term Loan IP Security Agreement Supplement.

Grants, Rights and Remedies. This Term Loan IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Term Loan Security Agreement. The Grantor

Express, LLC – Term Loan Security Agreement

2

does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Term Loan Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. To the extent there is any conflict with the terms of this Term Loan IP Security Agreement Supplement and the Term Loan Security Agreement, the terms of the Term Loan Security Agreement shall control.

Termination. This Term Loan IP Security Agreement shall terminate concurrently with the termination of the Term Loan Security Agreement in accordance with the terms thereof.

Governing Law. This Term Loan IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature page follows]

Express, LLC – Term Loan Security Agreement

IN WITNESS WHEREOF, the Grantor has caused this Term Loan IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF GRANTOR]

By
Name:
Title:

Address for Notices:

Express, LLC – Term Loan Security Agreement

2

EXHIBIT E

FORM OF

GUARANTY SUPPLEMENT

FORM OF SUBSIDIARY GUARANTY SUPPLEMENT

                    , 200

Morgan Stanley Senior Funding, Inc., as Administrative Agent

One Pierrepont Plaza, 7th Floor

300 Cadman Plaza West

Brooklyn, New York, 11201

Attention:

Phone:

Telecopy:

Email:

Term Loan Credit Agreement dated as of July 6, 2007 (the “Credit Agreement”) among

Express, LLC, a Delaware limited liability company (the “Borrower”), Express Holding, LLC, a

Delaware limited liability company, the Subsidiary Guarantors party thereto, the Lenders party thereto,

Morgan Stanley & Co. Incorporated, as Collateral Agent and Morgan Stanley Senior Funding, Inc., as

Administrative Agent

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to the Subsidiary Guaranty referred to therein. The capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Guaranty; Limitation of Liability.

(a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender Party in enforcing any rights under this Guaranty Supplement or any other Loan Document. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

Express – Exhibit E to Term Loan Agreement

(b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Credit Agreement and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Credit Agreement and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lender Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Credit Agreement at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Credit Agreement not constituting a fraudulent transfer or conveyance.

(c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty Supplement, the Credit Agreement or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

Section 2. Obligations Under the Guaranty.

The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Subsidiary Guaranty, as set forth in the Credit Agreement, to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Credit Agreement to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Subsidiary Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

Section 3. Execution in Counterparts.

This Guaranty Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 4. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

Express – Exhibit E to Term Loan Agreement

(c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Express – Exhibit E to Term Loan Agreement

Exhibit F

Citigroup Center
153 East 53rd Street
New York, New York 10022-4611
Facsimile:
(212) 446-4800	(212) 446-4900

www.kirkland.com

July 6, 2007

Morgan Stanley Senior Funding, Inc., as Syndication Agent and Administrative Agent

Morgan Stanley & Co. Incorporated, as Collateral Agent

and each of the Lenders party to the

Credit Agreement referred to below

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to Express, LLC, a Delaware limited liability company (“Borrower”), Express Holding, LLC, a Delaware limited liability company (“Holding”), Express GC, LLC, an Ohio limited liability company (“Express GC”) and Retail Factoring, LLC, a Nevada limited liability company (“Express Factoring”) and in response to the requirement in Section 3.01 of the Term Loan Credit Agreement, dated as of even date herewith (the “Credit Agreement”), among Borrower, Holding, Express GC, Express Factoring, the Lenders, Morgan Stanley & Co. Incorporated, as collateral agent for the Secured Parties (in such capacity, “Collateral Agent”), Morgan Stanley Senior Funding, Inc., as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and as syndication agent (in such capacity, “Syndication Agent” and together with the Administrative Agent and Collateral Agent, collectively the “Agents,” and each, an “Agent” and, together with the Lenders being herein referred to as “you”). Borrower, Holding, Express GC and Express Factoring are collectively referred to herein as the “Credit Parties” and each a “Credit Party”. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.

The term “Credit Documents” whenever it is used in this letter means the Credit Agreement and each of the other documents and instruments identified on the Schedule of Other Credit Documents attached hereto as Schedule E, each in the form executed and delivered on this date.

References herein to the “Financing Statements” mean the Form UCC-1 financing statements authorized on this date naming each Credit Party, as debtor, and Collateral Agent, as secured party, in each case, as attached hereto as Exhibit 1 and to be filed in the filing offices set forth on the Schedule of Filing Offices attached hereto as Schedule G. The term “Organization Documents” whenever it is used in this letter means the certificate of formation or articles of organization, as applicable, and the operating agreement or limited liability company agreement of the relevant entity, in each case, as amended through the date hereof. Each of the terms “Delaware UCC”, “New York UCC”, “Ohio UCC”, and “Nevada UCC” whenever used herein

Chicago            Hong Kong            London            Los Angeles            Munich            San Francisco            Washington, D.C.

Morgan Stanley Senior Funding, Inc., as

Administrative Agent

July 6, 2007

means the Uniform Commercial Code as presently in effect in the State of Delaware, the State of New York, the State of Ohio and the State of Nevada, respectively. In rendering this opinion we have examined the Credit Documents and the Financing Statements as necessary or appropriate to enable us to render the opinions expressed below.

Subject to the assumptions, qualifications, exclusions and other limitations that are identified in this letter and in the schedules attached to this letter, we advise you, and, with respect to each legal issue addressed in this letter, it is our opinion, that:

1.	(i) each of Borrower and Holding is a limited liability company validly existing and in good standing under the Delaware Limited Liability Company Act, as in effect on the date hereof (the “DLLCA”); (ii) Express GC is a limited liability company validly existing and in good standing under the Ohio Limited Liability Company Act, as in effect on the date hereof (the “OLLCA”) and (iii) Express Factoring is a limited liability company validly existing and in good standing under Chapter 86 of the Nevada General Corporation Law (“NGCL”).

2.	Each of the Credit Parties has the limited liability company power to enter into, execute and deliver each of the Credit Documents to which it is a party and to perform its respective obligations under each Credit Document to which it is a party.

3.	The members or sole member, as applicable, of each Credit Party has duly authorized such Credit Party’s execution, delivery and the performance of the Credit Documents to which it is a party and such Credit Party’s obligations thereunder, including, without limitation, the grant of liens thereunder, and in the case of the Financing Statements on which it is named as debtor, the authorization to file such Financing Statements.

4.	Each Credit Party has duly executed and delivered the Credit Documents to which it is a party.

5.	Each of the Credit Documents executed by each Credit Party is a legal, valid and binding obligation of each such Credit Party that is a party thereto, and is enforceable against such Credit Party in accordance with its terms.

6.	The execution and delivery by each Credit Party of the Credit Documents to which it is a party, and the consummation by it of the lending transactions contemplated by each Credit Document to which it is a party to occur on the date hereof in accordance with the terms thereof and the performance of its obligations under each such Credit Document, will not (a) violate any existing provisions of the Organization Documents of such Credit Party or (b) based on existing facts of which we are aware, constitute a violation by such Credit Party of any applicable provision of existing Laws of the State of New York or United States federal statutory law or governmental regulation covered by this letter). The term “Laws” means laws not excluded from the coverage of this opinion.

Morgan Stanley Senior Funding, Inc., as

Administrative Agent

July 6, 2007

7.	With respect to each Credit Party, the applicable Collateral Documents (as defined on Schedule E attached hereto) create a valid security interest in favor of the Collateral Agent for the benefit of the Secured Parties in such Credit Party’s collateral therein described with respect to which such Credit Party has rights or has the power to transfer rights (the “Collateral”) and which constitutes property in which a security interest can be granted under Article 9 of the New York UCC (the “Code Collateral”).

8.	(a) Under the New York UCC, the perfection of the Collateral Agent’s security interest in the Code Collateral (i) will, as a general matter and except as otherwise provided in Sections 9-301 through 9-307 of the New York UCC, be governed by the local law of the jurisdiction in which the applicable grantor is located (which in the case of (A) a registered organization (as defined in the New York UCC) such as a corporation or a limited liability company that is organized under the laws of a State (as defined in the New York UCC) is the State under whose laws such registered organization is organized or (B) an organization that is not a registered organization, at its place of business if it has only one place of business or at its chief executive office if it has more than one place of business), (ii) will, in the case of a possessory security interest, generally be governed by the local law of the jurisdiction in which the collateral is located, (iii) that constitutes certificated securities will be governed by the local law of the jurisdiction in which the security certificates are located (other than perfection by filing, which is governed by the local law of the jurisdiction in which the applicable grantor is located) as specified in Section 9-305(a)(l) of the New York UCC, (iv) that constitutes uncertificated securities will be governed by the local law of the issuer’s jurisdiction as specified in Section 8-110(d) of the New York UCC pursuant to Section 9- 305(a)(2) of the New York UCC (other than perfection by filing, which is governed by the local law of the jurisdiction in which the applicable grantor is located), (v) that constitutes a security entitlement or a securities account will be governed by the local law of the securities intermediary’s jurisdiction as specified in Section 8-110(e) of the New York UCC pursuant to Section 9-305(a)(3) of the New York UCC (other than perfection by filing, which is governed by the local law of the jurisdiction in which the applicable grantor is located), (vi) that constitutes goods covered by a certificate of title will be governed by the local law of the jurisdiction under whose certificate of title the goods are covered as specified in Section 9-303 of the New York UCC, (vii) that constitutes deposit accounts will be governed by the local law of the depositary bank’s jurisdiction as specified in Section 9-304 of the New York UCC, (viii) that constitutes letter-of-credit rights will generally be governed by the local law of the issuer’s or nominated person’s jurisdiction as specified in Section 9-306 of the New York UCC, and (ix) that constitutes other categories will be governed by the laws of the jurisdiction or jurisdictions specified in Sections 9-301 through 9-307 of the New York UCC.

Morgan Stanley Senior Funding, Inc., as

Administrative Agent

July 6, 2007

(b) Under the principles described in the preceding subparagraph (a)(i) and, with respect to perfection by filing, in the preceding subparagraphs (a)(iii), (a)(iv), and (a)(v) of this paragraph 8, the perfection of the Collateral Agent’s security interest in the Code Collateral, except any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest’s obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the New York UCC (the “Filing Code Collateral”) is governed by the laws of the jurisdiction of organization of the relevant Credit Parties, to wit, (i) with respect to Borrower and Holding, the State of Delaware; (ii) with respect to Express GC, the State of Ohio; and (iii) with respect to Express Factoring, the State of Nevada. When the Financing Statements naming the applicable Credit Party as debtor are duly filed in the filing offices set forth with respect to each Credit Party on the Schedule of Filing Offices, the Collateral Agent’s security interest under the Collateral Documents in the Filing Code Collateral of such Credit Party will be perfected to the extent such security interests can be perfected by the filing of Uniform Commercial Code financing statements in such filing office.

9.	Upon the delivery of the certificates representing the securities identified on the Schedule of Pledged Securities attached hereto as Schedule F (the “Pledged Securities”) to the Collateral Agent in the State of New York, endorsed in blank or to the Collateral Agent, and the retention by the Collateral Agent of possession of such certificates in such state, the security interest in the Pledged Securities represented by such certificates and granted under the Collateral Documents by the Credit Parties in favor of the Collateral Agent will be perfected under the New York UCC. Assuming further (in addition to all other assumptions upon which this opinion is based) that the Collateral Agent has taken possession of such Pledged Securities and such accompanying endorsements without notice (actual or constructive) of any adverse claim (as such term is used in the New York UCC), such security interest in such Pledged Securities will have been acquired free of any such adverse claim.

10.	Upon the due filing and recordation of the Intellectual Property Term Loan Security Agreement listed on Schedule E hereto in, as applicable, the United States Patent and Trademark Office and the United States Copyright Office and the payment of all filing and recordation fees associated therewith, and the filing of the Financing Statements in the filing offices set forth on the Schedule of Filing Offices, the security interest created under the Intellectual Property Term Loan Security Agreement in the United States registered copyrights, United States registered Patents and United States registered trademarks (but excluding any “intent to use applications”) owned by Credit Parties as set forth in the respective schedules of the Intellectual Property Term Loan Security Agreement as so registered, will be perfected to the extent a security interest in such Collateral can be perfected by such filing and recordation.

Morgan Stanley Senior Funding, Inc., as

Administrative Agent

July 6, 2007

11.	None of the Credit Parties is required to register as an “investment company” under the Investment Company Act of 1940, as amended.

12.	Assuming application of the proceeds of the Advances as contemplated by the Credit Agreement, the borrowing under the Credit Agreement will not, in and of itself, result in a violation of Regulation U or X of the Board of Governors of the Federal Reserve System.

13.	No Credit Party is presently required to obtain any consent, approval, authorization or order of, or make any filings or registrations with any United States federal or New York court or governmental body, authority or agency in order to obtain the right to (a) execute and deliver the Credit Documents to which it is a party, and (b) to perform its obligations thereunder, except for: (i) such consents, authorizations, approvals, orders, registrations, or filings as have been obtained or made prior to the date hereof, (ii) filings necessary to perfect liens and security interests granted under the Credit Documents and (iii) actions or filings required in connection with ordinary course conduct of its business and ownership or operation of its assets.

14.	To the best of our knowledge (based solely upon inquiries of officers of the Credit Parties and the certificate executed and delivered to us by officers of the Credit Parties), (i) there are no actions, suits or proceedings pending or threatened against any Credit Party with respect to any of the Credit Documents and (ii) there does not exist any judgment, order or injunction prohibiting the consummation of the transactions contemplated by the Credit Documents.

In preparing this letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this letter and upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Credit Agreement and the other Credit Documents; (iii) factual information provided to us in a support certificate executed by one or more of the Credit Parties; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain factual information about which this letter advises you, we confirm that we do not have any actual knowledge that has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied to us in connection with the preparation of this letter is wrong. The terms “actual knowledge”, “knowledge”, “aware” or similar terms wherever they are used in this letter

Morgan Stanley Senior Funding, Inc., as

Administrative Agent

July 6, 2007

with respect to our firm mean conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis LLP lawyers who have had significant involvement with negotiation or preparation of the Credit Agreement (herein called “our Designated Transaction Lawyers”): John Friedrichs, Sonali S. Jindal and Fred Lim.

Except as set forth in the following sentences of this paragraph, our opinion on every legal issue addressed in this letter (collectively, “our opinions”) is based exclusively on such internal law of the State of New York or such federal law of the United States, which, in each case, is in our experience normally applicable to general business entities not engaged in regulated business activities and to transactions of the type contemplated between the Credit Parties, on the one hand, and you, on the other hand, in the Credit Documents, but without our having made any special investigation as to any other laws. We express no opinion or advice as to any law (a) to which the Credit Parties may be subject as a result of your legal or regulatory status, your sale or transfer of any Loans or other obligations or interests therein or your (as opposed to any other lender’s) involvement in the transactions contemplated by the Credit Documents, (b) identified on Schedule C, or (c) which might be violated by any misrepresentation or omission or a fraudulent act. Our opinions in paragraph 8(b) are based on the Delaware UCC, the Ohio UCC or the Nevada UCC and our opinions in paragraphs 2, 3 and 4 are based on the DLLCA with respect to Borrower and Holding, the OLLCA with respect to Express GC, and the NGCL with respect to Express Factoring. We advise you that we are not Delaware, Ohio or Nevada attorneys, and do not practice the law of such states. The opinions in paragraph 8(b), to the extent based on the Delaware UCC, the Ohio UCC and the Nevada UCC are based solely upon the review by one of our Designated Transaction Lawyers of the provisions of the Uniform Commercial Code in effect in the State of Delaware, the State of Ohio and the State of Nevada as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide, as supplemented through May 2, 2007, without regard to any regulations promulgated thereunder or any judicial or administrative interpretations thereof. For purposes of each opinion in paragraph 1, as to existence and good standing, we have relied exclusively upon certificates issued by a governmental authority in each relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates. With respect to our opinions in paragraphs 2, 3 and 4 which are based on the DLLCA, OLLCA and NGCL with your permission, we have rendered such opinions based exclusively on our review of the statutory provisions of such statutes as published by Aspen Law & Business, as supplemented through May 15, 2007, without regard to any regulations promulgated thereunder or any judicial or administrative interpretations thereof.

We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our opinions are subject to all qualifications in Schedule A and do not cover or otherwise address any law or legal issue that is identified in the attached Schedule C or any provision in the Credit Agreement or any of the other Credit Documents of any type identified in Schedule D. Provisions in the Credit Documents that are not excluded by Schedule D or any other part of this letter or its attachments are called the “Relevant Agreement Terms.”

Morgan Stanley Senior Funding, Inc., as

Administrative Agent

July 6, 2007

Except to the extent set forth in the preceding paragraph, each of our opinions on each legal issue addressed in this letter represents our opinion as to how the issue addressed in such opinion would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute that may arise in the future. It is possible that some Relevant Agreement Terms may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms of a remedial nature contained in the Credit Documents.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at such time, by reason of any change subsequent to such time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.

You may rely upon this letter only for the purposes served by the provisions in the Credit Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication that might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter or any portion hereof may not be furnished to anyone for purposes of encouraging or in a manner that might encourage such reliance; provided, however, that financial institutions that subsequently become Lenders under the Credit Agreement in accordance with the assignment provisions thereof may rely on this letter as of the date hereof as if this letter were addressed to them.

Morgan Stanley Senior Funding, Inc., as

Administrative Agent

July 6, 2007

Sincerely,

KIRKLAND & ELLIS LLP

Schedule A

General Qualifications

The opinions in the letter to which this Schedule is attached (“our letter”) are subject to the qualifications as set forth in this Schedule A.

1.	Bankruptcy and Insolvency Exception. Each of our opinions of our letter as to the validity, binding effect or enforceability of any of the Credit Documents is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to creditors’ rights. This exception includes:

(a)	the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

(b)	all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

(c)	state fraudulent transfer and conveyance laws; and

(d)	judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.

2.	Equitable Principles Limitation. Each of our opinions as to the validity, binding effect or enforceability of any of the Credit Documents or to the availability of injunctive relief and other equitable remedies is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

(a)	governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

(b)	affording equitable defenses (e.g., waiver, laches, and estoppel) against a party seeking enforcement;

(c)	requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

(d)	requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

(e)	requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

(f)	requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

(g)	affording defenses based upon the unconscionability of the enforcing party’s conduct after the parties have entered into the contract.

3.	Other Common Qualifications. Each of our opinions as to the validity, binding effect or enforceability of any of the Credit Documents or to the availability of injunctive relief and other equitable remedies of our letter is subject to the effect of rules of law that:

(a)	limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

(b)	provide that forum selection (and not choice of law) clauses in contracts are not necessarily binding on the court(s) in the forum selected (except to the extent provided in Section 5-1402 of the New York General Obligations Law);

(c)	limit the availability of a remedy under certain circumstances where another remedy has been elected;

(d)	provide a time limitation after which a remedy may not be enforced;

(e)	limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

(f)	relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale;

(g)	limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy or litigation against another party determined adversely to such party or for liabilities arising under the securities laws;

(h)	may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

(i)	govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs;

(j)	may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;

(k)	may render guarantees or similar instruments or agreements unenforceable under circumstances where the beneficiary’s actions, failures to act or waivers, amendments or replacement of the Credit Documents without the consent of each affected guarantor (i) so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between the beneficiary and the Credit Parties that is substantially and materially different from that presently contemplated by the Credit Documents, (ii) release a primary obligor or (iii) impair a guarantor’s recourse against the primary obligor; and

(1)	render unenforceable requirements in the Credit Documents that provisions therein may only be waived or amended in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

4.	Referenced Provision Qualification. Each opinion regarding the validity, binding effect, or enforceability of a provision (the “First Provision”) in any of the Credit Documents requiring any party which is a party thereto to perform its obligations under, or to cause any other person to perform its obligations under, any other provision (the “Second Provision”) of any Credit Document, or stating that any action will be taken as provided in or in accordance with any such Second Provision, are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect, and enforceability of such Second Provision.

5.	Collateral Qualifications. The opinions and advice contained in our letter are subject to the following advice (terms used herein that are defined in the New York UCC or any other applicable UCC having the meanings for purposes hereof are used herein in accordance with the meanings given to them therein):

(a)	rights of debtors and obligors and duties of secured parties referred to in Sections 1-102(3) and 9-602 of the New York UCC (and the corresponding sections of any other applicable Uniform Commercial Code) may not be waived, released, varied, or disclaimed by agreement, and our opinions regarding any such waivers, releases, variations, and disclaimers are limited accordingly;

(b)

our opinions regarding the creation and perfection of security interests are subject to the effect of (i) the limitations on the existence and perfection of security interests in proceeds resulting from the operation of Section 9-315 of any applicable Uniform Commercial Code; (ii) the limitations in favor of buyers, licensees and lessees imposed by Sections 9-320, 9-321, and 9-323 of any applicable Uniform Commercial Code; (iii) the limitations with respect to documents, instruments and securities imposed by Section 9-331 and 8-303 of any applicable Uniform Commercial Code; (iv) other rights of persons in possession of money, instruments and proceeds constituting certificated or uncertificated securities; and (v) Section 547 of the Bankruptcy Code with respect to preferential transfers and Section 552 of the Bankruptcy Code with respect to any Collateral acquired by any Credit Party subsequent to the commencement of a case against or by such Credit Party under the Bankruptcy Code;

(c)	Article 9 of each applicable Uniform Commercial Code requires the filing of continuation statements within specified periods in order to maintain the effectiveness of the filings referred to in our letter;

(d)	additional filings or actions may be necessary if any Credit Party changes its name, identity or corporate or organization structure or the jurisdiction in which it is organized;

(e)	we express no opinion regarding the perfection of any lien or security interest in any property (whether real, personal or mixed, and whether such perfection be accomplished or purport to be accomplished by filing, by possession, by control or otherwise) except as specifically set forth in our letter or regarding the continued perfection of any possessory security interest in any Collateral (or other security interest the perfection of which depends upon the location of such Collateral) upon or following the removal of such Collateral to another jurisdiction; we express no opinion regarding the perfection of any security interest in deposit accounts, money or letter-of-credit rights or regarding the perfection of any possessory security interest in the Collateral in possession of a person other than the secured party; we express no opinion with respect to the perfection by filing of any security interest with respect to the Collateral as to which the filing of a Financing Statement has not been authorized by the debtor either in an authenticated record or pursuant to Section 9-509(b) or (c) of the New York UCC; and except as expressly set forth in opinion paragraph 9 (regarding certain security interests being acquired free of adverse claims) we express no opinion regarding the priority of any lien or security interest;

(f)	the assignment of or creation of a security interest in any contract, lease, license, permit or other general intangible or account, chattel paper or promissory note may require the approval of the issuer thereof or the other parties thereto, except to the extent that restrictions on the creation, attachment, perfection or enforcement of a security interest therein are unenforceable under Sections 9-406 and 9-408 of the New York UCC;

(g)	we express no opinion with respect to any self-help remedies with respect to the Collateral to the extent they vary from those available under the New York UCC or other applicable Uniform Commercial Code or with respect to any remedies otherwise inconsistent with the New York UCC (to the extent that the New York UCC is applicable thereto) or other applicable law (including, without limitation, any other applicable Uniform Commercial Code);

(h)	we express no opinion with respect to (1) the creation, perfection or enforceability of agricultural liens or (2) the creation, perfection or enforceability of security interests in: (i) property in which it is illegal or violative of governmental rules or regulations to grant a security interest (such as, for example, governmental permits and licenses); (ii) subject-to Section 9-406 and 9-408 of the applicable UCC, general intangibles that terminate or become terminable if a security interest is granted therein; (iii) subject to Section 9-406 and 9-408 of the applicable UCC, property subject to negative pledge clauses of which you have actual or constructive knowledge (other than negative pledge clauses contained in the Credit Documents); (iv) vehicles, ships, vessels, barges, boats, railroad cars, locomotives and other rolling stock, aircraft, aircraft engines, propellers and related parts, and other property for which a state or federal statute or treaty (including without limitation any applicable Uniform Commercial Code) provides for registration or certification of title or specifies a place of filing different from that specified in Section 9-501 of any applicable Uniform Commercial Code; (v) commercial tort claims; (vi) crops, farm products, equipment used in farming operations and accounts or general intangibles arising from or relating to the sale of farm products by a farmer; (vii) timber to be cut; (viii) fixtures; (ix) “as- extracted collateral” (including, without limitation, oil, gas or other minerals, and accounts arising out of the sale at the wellhead or minehead of oil, gas or other minerals); (x) consumer goods; (xi) property identified to a contract with, or in the possession of, the United States of America or any state, county, city, municipality, or other governmental body or agency; (xii) goods for which a negotiable document of title has been issued; and (xiii) (except to the extent of our opinion set forth in opinion paragraph 10 hereof) copyrights, patents, trademarks, other literary property rights, service marks, know-how, processes, trade secrets, undocumented computer software, unrecorded and unwritten data and information, and rights and licenses thereunder;

(i)	we note that your remedies under the Collateral Documents with regard to the sale or after the sale of any securities subject to any security interest are subject to compliance with state and federal securities law;

(j)	we express no opinion with respect to the enforceability of any security interest in any accounts, chattel paper, documents, instruments or general intangibles with respect to which the account debtor or obligor is the United States of America, any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof;

(k)	we express no opinion with respect to the enforceability of any provision of any Credit Document that purports to authorize you to purchase at a private sale the Collateral, which is not subject to widely distributed standard price quotations or sold on a recognized market;

(l)	we express no opinion regarding any Credit Party’s rights in or title to its properties, including, without limitation, any of the Collateral;

(m)	we express no opinion regarding the characterization of a transaction as one involving the creation of a lien on real property, the characterization of a contract as one in a form sufficient to create a lien or a security interest in real property, the creation, perfection, priority or enforcement of a lien on real property or matters involving ownership or title to any real property;

(n)	we note that the perfection of any security interest may be terminated as to the Collateral otherwise disposed of by any Credit Party if such disposition is authorized in the Credit Documents or otherwise by the Administrative Agent, the Collateral Agent or by the Lenders;

(o)	we express no opinion regarding the enforceability of any pre-default waiver of notification of disposition of the Collateral, mandatory disposition of the Collateral or redemption rights;

(p)	we express no opinion regarding the enforceability of any provisions asserting that the Collateral is owned by or is property of a secured party prior to such secured party’s foreclosure of such Collateral in accordance with the applicable Uniform Commercial Code or, in the case of cash Collateral, the application of such cash Collateral in payment of the secured obligations;

(q)	we note that our opinions as to the validity, binding effect or enforceability of any Credit Document do not constitute opinions as to the creation, perfection, effect of perfection or priority of any lien or security interest purported to be granted thereunder; opinions as to the creation, perfection, effect of perfection or priority of any lien or security interest are given to the extent provided, only in opinion paragraphs 7, 8, 9 and 10 and are subject to the assumptions, qualifications and limitations applicable to such opinions set forth in this letter and the accompanying attachments;

(r)	we express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party or would violate applicable laws concerning real estate or mixed collateral foreclosures or elections of remedies.

6.	Lender’s Regulatory Qualification. Other than with respect to our opinions regarding Regulations U and X contained in opinion paragraph 12, we express no opinion with respect to, and all our opinions are subject to, the effect of the compliance or noncompliance of each of you with any state or federal laws or regulations applicable to you because of your legal or regulatory status or the nature of your business or requiring you to qualify to conduct business in any jurisdiction.

7.

Usury Qualification. We express no opinion with regard to usury or other laws limiting or regulating the maximum amount of interest that may be charged, collected, received or contracted for other than the internal laws of the State of New York and the federal laws of the United States, and, without limiting the foregoing, we expressly disclaim any opinion as to the usury or other such laws of any other jurisdiction (including laws of other states made applicable through principles of federal preemption or otherwise) that may be applicable to the transactions contemplated by the Credit Documents.

Schedule B

Assumptions

For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:

1.	You are existing and in good standing in your jurisdiction of organization;

2.	You have the corporate power or, if you are not a corporation, other requisite power (including, without limitation, under the laws of your jurisdiction of organization) to execute, deliver and to perform your obligations under each of the Credit Documents to which you are a party, and each of the Credit Documents to which you are a party has been duly authorized by all necessary corporate or other action on your part and, to the extent you are a party, has been duly executed and duly delivered by you;

3.	The Credit Documents to which you are a party constitute valid and binding obligations of yours and are enforceable against you in accordance with their terms (subject to qualifications, exclusions, and other limitations similar to those applicable to our letter);

4.	You have satisfied those legal requirements that are applicable to you to the extent necessary to make the Credit Documents to which you are a party enforceable against you;

5.	You have complied with all legal requirements pertaining to your status as such status relates to your rights to enforce the Credit Documents against the Credit Parties;

6.	Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine (other than those of or on behalf of the Credit Parties);

7.	There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence;

8.	The conduct of the parties to the Credit Documents has complied with any requirement of good faith, fair dealing, and conscionability;

9.	You have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the transactions effected under the Credit Documents (the “Transactions”);

10.	There are no agreements or understandings among the parties, written or oral (other than the Credit Documents), and there is no usage of trade or course or prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Credit Agreement or any of the other Credit Documents;

11.	The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue;

12.	Other than with respect to our opinion in paragraph 6, that all parties to the Transactions will act in accordance with, and will refrain from taking any actions that are forbidden by, the terms and conditions of the Credit Documents.

13.	None of the Credit Parties will in the future take any discretionary action (including a decision not to act) permitted under the Credit Documents that would result in a violation of law or constitute a breach or default under any court orders to which such entity may be subject;

14.	The Credit Parties will in the future obtain all permits and governmental approvals required, and will in the future take all actions required, relevant to the consummation of the Transactions or performance of the Credit Documents;

15.	Each natural person who is executing any Credit Document on behalf of any Credit Party has sufficient legal capacity to enter into such Credit Document, and we have no actual knowledge of any such incapacity;

16.	Each certificate obtained from a governmental authority relied on by us is accurate, complete and authentic and all relevant official public records to which each such certificate relates are accurate and complete;

17.	No Lender is subject to Regulation T of the Board of Governors of the Federal Reserve System; and no proceeds of the Loans will be used for any purpose which would violate or be inconsistent with the terms of the Credit Agreement;

18.	All information required to be disclosed in connection with any consent or approval by the Credit Parties’ respective board of directors, board of managers or manager, members as applicable, or their stockholders (or equivalent governing or ownership group) and all other information required to be disclosed in connection with any issue relevant to our opinions or any matter relevant to any legal issue covered by our opinions has been fully and fairly disclosed to all persons to whom it is required to be disclosed and no such disclosure contained any relevant error or omission;

19.	Each person who has taken any action relevant to any of our opinions in the capacity of director, management committee member, or officer was duly elected to that director, management committee member, or officer position and held that position when such action was taken (except that this assumption is limited to those of the preceding items with respect to the adoption of which we did not have involvement and we note that we were involved in the drafting of the resolutions approving the execution, delivery and performance of the Credit Documents);

20.

Each of the Credit Parties’ Organization Documents, all amendments to each such Organization Document, all resolutions adopted establishing classes or series of stock or limited liability company interests under such Organization Documents have been adopted in accordance with all applicable legal requirements (except that this assumption is limited to those of the preceding items with respect to the adoption of which we did not have involvement);

21.	The transactions contemplated by the Credit Documents are directly or indirectly related to the business interests of each Credit Party thereto and the transactions were fair and reasonable to each such entity at the time each such transaction was authorized by such Credit Party, and the transactions were necessary or convenient to the conduct, promotion, or attainment of the business of the Credit Parties;

22.	Intentionally Omitted;

23.	Collateral Assumptions. The opinions and advice contained in our letter are subject to the following assumptions:

(a)	each of the Credit Parties that grants or purports to grant any lien or security interest in any property or the Collateral (i) has the requisite title and rights to any property involved in the Transactions, including, without limiting the generality of the foregoing, each item of the Collateral existing on the date hereof and (ii) will have the requisite title and rights to each item of the Collateral arising after the date hereof;

(b)	value (as defined in Section 1-201(44) of the New York UCC) has been given by you to the Credit Parties for the security interests and other rights in and assignments of the Collateral described in or contemplated by the Credit Documents;

(c)	the descriptions of the Collateral in the Credit Documents and the Financing Statements reasonably describe the property intended to be described as the Collateral; and

(d)	all information regarding the secured party on the Financing Statements is accurate and complete in all respects.

Schedule C

Excluded Law and Legal Issues

None of the opinions or advice contained in our letter covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

1.	Except with respect to the Investment Company Act of 1940, as amended, to the extent of our opinion in opinion paragraph 11, federal securities laws and regulations (including all other laws and regulations administered by the United States Securities and Exchange Commission), state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

2.	Pension and employee benefit laws and regulations (e.g., ERISA);

3.	Federal and state antitrust and unfair competition laws and regulations;

4.	Other than as set forth in opinion paragraphs 8, 10, and 13, Federal and state laws and regulations concerning filing and notice requirements (such as the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, and the Exon-Florio Act, as amended) other than requirements applicable to charter-related documents such as a certificate of merger;

5.	Compliance with fiduciary duty requirements;

6.	The statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions and judicial decisions to the extent that they deal with any of the foregoing;

7.	Fraudulent transfer and fraudulent conveyance laws;

8.	Federal and state environmental, land use and subdivision, tax, racketeering, health and safety and labor laws and regulations;

9.	Other than to the extent of our opinions in opinion paragraph 10, federal patent, trademark and copyright, state trademark, and other federal and state intellectual property laws and regulations;

10.	Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states and (iii) criminal and civil forfeiture laws;

11.	Other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

12.	Any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act);

13.	the Anti-Terrorism Order, including Executive Order No. 13224 on Terrorism Financing, effective September 24, 2001 and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (together, the “Anti-Terrorism Order”) as amended, all rules and regulations promulgated thereunder and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to the Anti-Terrorism Order, the foreign assets control regulations of the United States Treasury Department, and to the extent the following relate to any such anti-terrorism law or regulation (including without limitation the Executive order of September 23, 2001 Blocking Property and Prohibiting Transactions and Persons Who Commit and Threaten to Commit or Support Terrorism) or the Anti-Terrorism Order: the ownership and operation of, or otherwise regulation of, companies which conduct, operate or otherwise pursue the business or businesses now and in the future conducted, operated or otherwise pursued by any of the Credit Parties including, without limitation, the importation, transportation, manufacturing, dealing, purchase, use or storage of explosive materials;

14.	The Federal Power Act, as amended, and the regulations implementing the Federal Power Act, all rules and regulations promulgated under any of the foregoing statutes, the rules, regulations and policies of the Federal Energy Regulatory Commission and any other federal or any state or local regulatory authority, and all other federal state and local laws, orders, regulations, licensing requirements and policies regulating, public utilities, electric utilities or energy facilities or services (and including without limitation any requirement under any such federal, state or local law or regulation that any Credit Party obtain any consent, approval, authorization or order in order to enter into the Credit Documents and perform the transactions contemplated thereby or the effect of any failure to obtain any such consent, approval, authorization or order);

15.	The Fair Packaging and Labeling Act, as amended, the Food, Drug and Cosmetic Act, as amended, the Food Security Act of 1985, as amended, the Perishable Agricultural Commodities Act, as amended, the Food, Agriculture, Conservation and Trade Act of 1990, as amended, the Nutritional Labeling and Education Act, as amended, all rules, policies and regulations promulgated under any of the foregoing statutes, and all other federal, state and local laws, orders, regulations, licensing requirements and policies relating to the ownership, operation, processing, production, distribution, purchase or provisions of, or otherwise regulating, food or farm products or animals.

16.	Federal, state and local liquor licensing laws and regulations;

17.	Title to any property;

18.	Except as specifically set forth in opinion paragraph 12, Federal Reserve Board margin regulations; and

19.	The effect of any law, regulation or order which becomes effective after the date hereof.

We have not undertaken any research for purposes of determining whether any of the Credit Parties or any of the Transactions that may occur in connection with the Credit Agreement or any of the other Credit Documents is subject to any law or other governmental requirement other than to those laws and requirements that in our experience would generally be recognized as applicable to the general business corporations which are engaged in transactions of the type contemplated by the Credit Documents and which are not engaged in regulated business activities in the absence of research by lawyers in the State of New York, and none of our opinions covers any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our letter is or was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any Schedule to our letter.

Schedule D

Excluded Provisions

None of the opinions in the letter to which this Schedule is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Credit Documents:

1.	Indemnification for gross negligence, bad faith, willful misconduct or wrongdoing or any indemnification for liabilities arising under securities laws;

2.	Provisions mandating contribution towards judgments or settlements among various parties;

3.	Waivers of (i) legal or equitable defenses, (ii) rights to damages, (iii) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (vii) broadly or vaguely stated rights, and (viii) other benefits to the extent they cannot be waived under applicable law;

4.	Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, interest upon interest, and increased interest rates upon default;

5.	Time-is-of-the-essence clauses;

6.	Provisions that provide a time limitation after which a remedy may not be enforced;

7.	Confession of judgment clauses;

8.	Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction); provisions restricting access to courts; waiver of the right to jury trial; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts;

9.	Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings;

10.	Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular person will be conclusive or binding on others;

11.	Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties;

12.	Provisions that purport to award attorneys’ fees solely to one party;

13.	Arbitration agreements;

D-1

14.	Provisions purporting to create a trust or constructive trust without compliance with applicable trust law;

15.	Provisions relating to the application of insurance proceeds and condemnation awards;

16.	Provisions that provide for the appointment of a receiver or the taking of possession by the Administrative Agent or Collateral Agent;

17.	Provisions or agreements regarding proxies, shareholders agreements, shareholder voting rights, voting trusts, and the like;

18.	Confidentiality agreements;

19.	Provisions, if any, which are contrary to the public policy of jurisdictions covered by our opinions;

20.	Choice-of-law provisions, other than the selection of New York law under the choice of law rules of the State of New York;

21.	Provisions in any of the Credit Documents requiring any Credit Party to perform its obligations under, or cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Credit Document;

22.	Provisions of the Credit Documents insofar as they authorize you or your affiliates to setoff without notice; and

23.	Provisions that impose the payment of interest on interest may be unenforceable, void or voidable under applicable law.

D-2

Schedule E

Schedule of Other Credit Documents

1.	Term Loan Security Agreement

2.	Intellectual Property Term Loan Security Agreement (together with the Term Loan Security Agreement, the “Collateral Documents”)

3.	Intercreditor Agreement

4.	Notes

E-1

Schedule F

Pledged Securities

Pledgor	Issuing Entity	Pledged Interest	Certificate Number	% of Interest Pledged

Express Holding, LLC	Express, LLC	Membership Interests	1	100%
Express Holding, LLC	Retail Factoring, LLC	Membership Interests	2	100%
Express, LLC	Express GC, LLC	Membership Interests	1	100%

F-1

Schedule G

Schedule of Filing Offices

Debtor	Filing Office
Express Holding, LLC	Delaware Secretary of State
Express, LLC	Delaware Secretary of State
Retail Factoring, LLC	Nevada Secretary of State
Express GC, LLC	Ohio Secretary of State

G-1

EXHIBIT G

FORM OF

SOLVENCY CERTIFICATE

This Solvency Certificate (this “Certificate”) is delivered in connection with that certain Term Loan Credit Agreement dated as of July 6, 2007 (as amended, supplemented, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among Express, LLC, a Delaware limited liability company (the “Borrower”), Express Holding, LLC, a Delaware limited liability company, the Subsidiary Guarantors party thereto, the Lenders party thereto, Morgan Stanley & Co. Incorporated, as Collateral Agent and Morgan Stanley Senior Funding, Inc., as Administrative Agent for such Lenders. Capitalized terms used herein without definition have the same meanings as used in the Credit Agreement.

I am the duly qualified and acting Chief Financial Officer of the Parent and in such capacity (and not in my personal capacity), I certify that:

Immediately before and immediately after giving effect to the Transaction, (a) the fair value of the property of the Borrower and each Guarantor, taken as a whole, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Borrower and each Guarantor, taken as a whole, (b) the present fair salable value of the assets of the Borrower and each Guarantor, taken as whole, is not less than the amount that will be required to pay the probable liability of the Borrower and each Guarantor, taken as whole, on its debts as they become absolute and matured, (c) the Borrower and each Guarantor do not intend to, and do not believe that each will, taken as a whole, incur debts or liabilities beyond the Borrower and each Guarantor’s, taken as a whole, ability to pay such debts and liabilities as they mature and (d) no Borrower or Guarantor is engaged in business or a transaction, and is not about to engage in business or a transaction, for which the Borrower and each Guarantor’s property, taken as a whole, would constitute an unreasonably small capital.

In reaching the conclusions set forth in this Certificate, the amount of contingent liabilities at any time have been computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Delivery of an executed counterpart of a signature page to this Certificate by telecopier shall be effective as delivery of a manually executed counterpart of this Certificate.

I represent the foregoing information is provided to the best of my knowledge and execute this Certificate this      day of                  200    .

EXPRESS HOLDING, LLC

By:
Name:
Title:

Express – Exhibit G to Term Loan Agreement

EXHIBIT H

EXECUTION COPY

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of July 6, 2007 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time by the parties hereto, this “Agreement”), is entered into among Morgan Stanley & Co. Incorporated (“MS&Co.”), as Term Loan Collateral Agent (as defined below), Morgan Stanley Senior Funding, Inc. (“MSSF”), as Term Loan Administrative Agent (as defined below), Wells Fargo Retail Finance, LLC (“Wells Fargo”), as ABL Collateral Agent (as defined below) and as ABL Administrative Agent (as defined below), and Express, LLC, a Delaware limited liability company (the “Borrower”), for itself and on behalf of each Guarantor (as defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, Express Holdings, LLC, a Delaware limited liability company (the “Parent”), the Subsidiary Guarantors (as defined below), the lenders party thereto, MSSF, as administrative agent for the Term Loan Lender Parties (as defined below) (in such capacity, the “Term Loan Administrative Agent”), and MS&Co., as collateral agent for the Term Loan Secured Parties (as defined below) (the “Term Loan Collateral Agent”), are entering into a Term Loan Credit Agreement, dated as of the date hereof (as such agreement may be amended, amended and restated, refinanced, replaced, supplemented or otherwise modified, from time to time by the parties thereto (whether the same or different lenders and agents), the “Term Loan Credit Agreement”); and

WHEREAS, the Borrower, the Parent, the Subsidiary Guarantors, the lenders party thereto, Wells Fargo, as administrative agent for the ABL Lender Parties (as defined below) (in such capacity, the “ABL Administrative Agent”), and Wells Fargo, as collateral agent for the ABL Secured Parties (as hereinafter defined) (in such capacity, the “ABL Collateral Agent”), are entering into an Asset-Based Loan Credit Agreement, dated as of the date hereof (as such agreement may be amended, amended and restated, refinanced, replaced, supplemented or otherwise modified from time to time by the parties thereto (whether the same or different lenders and agents), the “ABL Credit Agreement” and, together with the Term Loan Credit Agreement, the “Credit Agreements” and each a “Credit Agreement”); and

WHEREAS, it is a condition to the effectiveness of each Credit Agreement that this Agreement be executed and delivered by the parties hereto to set forth the terms of the respective rights of the Term Loan Secured Parties, on the one hand, and the ABL Secured Parties, on the other hand, and the application of any proceeds and certain other matters; and

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions

Unless otherwise defined herein, terms defined in either Credit Agreement and used herein shall have the meanings specified in such Credit Agreement. In addition, as used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural form of the terms indicated):

“ABL Administrative Agent” has the meaning set forth in the Preliminary Statements.

Express – Intercreditor Agreement

“ABL Collateral” means all assets and properties subject to Liens created by the ABL Collateral Documents to secure the ABL Obligations.

“ABL Collateral Agent” means the ABL Collateral Agent referred to herein and any successor agent thereto pursuant to the ABL Credit Agreement, or if there is no acting ABL Collateral Agent under the ABL Credit Agreement and the other ABL Loan Documents, the Required ABL Lenders.

“ABL Collateral Documents” means “Collateral Documents” as defined in the ABL Credit Agreement.

“ABL Credit Agreement” has the meaning set forth in the Preliminary Statements.

“ABL Event of Default” means an “Event of Default” under and as defined in the ABL Credit Agreement.

“ABL First Lien Collateral” means any and all of the following assets and properties now owned or at any time acquired by any Loan Party (other than Excluded Assets (as defined in the ABL Security Agreement)): (a) all Accounts arising from the sale or other disposition of goods or services; (b) all Inventory; (c) to the extent evidencing, governing, securing or otherwise related to the items referred to in clauses (a) and (b), all (i) General Intangibles, (ii) Chattel Paper; (iii) Instruments, (iv) Documents, (v) Letter-of-Credit Rights, and (vi) Supporting Obligations; (d) all collection accounts, deposit accounts, commodity accounts, security accounts and any cash, Cash Equivalents or other assets in any such accounts (excluding any net cash proceeds from the sale or other disposition of any Term Loan First Lien Collateral); (e) all books, property and records (including, without limitation, ledgers, customer lists, credit files, printouts, computer software, data processing and other records) related to the foregoing; and (f) all products and proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance and claims against third parties. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the UCC (except “Loan Party” and “Cash Equivalents”).

“ABL Lenders” means the “Lenders” under and as defined in the ABL Credit Agreement.

“ABL Liens” means the Liens on the ABL Collateral created under the ABL Collateral Documents to secure the ABL Obligations.

“ABL Loan Documents” means the “Loan Documents” under and as defined in the ABL Credit Agreement.

“ABL Obligations” means “Obligations” (under and as defined in the ABL Credit Agreement) of the Loan Parties under the ABL Loan Documents (whether or not any such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f) of the ABL Credit Agreement).

“ABL Secured Parties” means, at any relevant time, the holders of the ABL Obligations outstanding at such time.

“ABL Security Agreement” means the “ABL Security Agreement” under and as defined in the ABL Credit Agreement.

Express – Intercreditor Agreement

“Adequate Protection” means “adequate protection” under Section 361, 362, 363 or 364 of the Bankruptcy Code.

“Agents” means (a) with respect to the Term Loan Lenders and Term Loan Secured Parties, collectively, the Term Loan Administrative Agent and Term Loan Collateral Agent, and (b) with respect to the ABL Lenders and ABL Secured Parties, collectively, the ABL Administrative Agent and ABL Collateral Agent.

“Agreement” means this Intercreditor Agreement.

“Bankruptcy Code” means 11 U.S.C. § 101 et seq.

“Borrower” has the meaning set forth in the recitals hereto, and shall include any successor in interest thereto.

“Collateral” means the ABL First Lien Collateral and the Term Loan First Lien Collateral, as the case may be.

“Credit Agreement” has the meaning set forth in the recitals hereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“DIP Financing” has the meaning set forth in Section 6.1 hereof.

“Enforcement Action” means the exercise of any rights and remedies with respect to any Collateral or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the ABL Collateral Documents or the Term Loan Collateral Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the UCC of any applicable jurisdiction or under Debtor Relief Laws.

“Exigent Circumstance” means an event or circumstance that constitutes a Senior Obligations Event of Default or that occurs during the continuance of a Senior Obligations Event of Default that materially and imminently threatens the ability of the Senior Administrative Agent or the Senior Collateral Agent to realize upon all or a material part of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or failure of any Loan Party or Subsidiary after reasonable demand to maintain or reinstate adequate casualty insurance coverage as required by the terms of the Credit Agreements.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under any Debtor Relief Laws with respect to the Borrower or any other Loan Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership or other similar case or proceeding with respect to the Borrower or any other Loan Party or with respect to a substantial part of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of the Borrower or any other Loan Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than as permitted pursuant to the Credit Agreements) or (d) any general assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Borrower or any other Loan Party.

Express – Intercreditor Agreement

“Junior Administrative Agent” means (a) in respect of the Term Loan First Lien Collateral, the ABL Administrative Agent, and (b) in respect of the ABL First Lien Collateral, the Term Loan Administrative Agent.

“Junior Collateral Agent” means (a) in respect of the Term Loan First Lien Collateral, the ABL Collateral Agent, and (b) in respect of the ABL First Lien Collateral, the Term Loan Collateral Agent.

“Junior Credit Agreement” means (a) in respect of the Term Loan First Lien Collateral, the ABL Credit Agreement, and (b) in respect of the ABL First Lien Collateral, the Term Loan Credit Agreement.

“Junior Documents” means (a) in respect of the Term Loan First Lien Collateral, the ABL Loan Documents, and (b) in respect of the ABL First Lien Collateral, the Term Loan Documents.

“Junior Lenders” means (a) in respect of the ABL First Lien Collateral, the Term Loan Lenders and (b) in respect of the Term Loan First Lien Collateral, the ABL Lenders.

“Junior Liens” means (a) in respect of the ABL First Lien Collateral, the Term Loan Liens on such Collateral, and (b) in respect of the Term Loan First Lien Collateral, the ABL Liens on such Collateral.

“Junior Obligations” means (a) in respect of the Term Loan Obligations, to the extent such Term Loan Obligations are secured by the Term Loan First Lien Collateral, the ABL Obligations, and (b) in respect of the ABL Obligations, to the extent such ABL Obligations are secured by the ABL First Lien Collateral, the Term Loan Obligations.

“Junior Obligations Collateral” means, in respect of any Junior Obligation, the Collateral securing such Junior Obligation which is not first-priority Collateral hereunder as to such Junior Obligations.

“Junior Obligations Collateral Documents” means (a) in respect of the ABL First Lien Collateral, the Term Loan Collateral Documents, and (b) in respect of the Term Loan First Lien Collateral, the ABL Collateral Documents.

“Junior Obligations Event of Default” means (a) in respect of the Term Loan First Lien Collateral and any Term Loan Obligations in relation thereto, any ABL Event of Default, and (b) in respect of the ABL First Lien Collateral and any ABL Obligations in relation thereto, any Term Loan Event of Default.

“Junior Obligations Required Lenders” means (a) in respect of the ABL First Lien Collateral, the Required Term Loan Lenders, and (b) in respect of the Term Loan First Lien Collateral, the Required ABL Lenders.

“Junior Obligations Secured Parties” means (a) in respect of the Term Loan First Lien Collateral, the ABL Secured Parties, and (b) in respect of the ABL First Lien Collateral, the Term Loan Secured Parties.

Express – Intercreditor Agreement

“Loan Documents” means, collectively, the Term Loan Documents and the ABL Loan Documents.

“Maximum Obligations Amount” means (a) in respect of the Term Loan Credit Agreement, the sum of (i) the aggregate principal amount of Term Loan Obligations up to, but not in excess of, $220,000,000 plus (ii) any interest, fees, attorneys fees, costs, expenses, and indemnities payable on account of such principal amount under the Term Loan Credit Agreement in respect thereof, plus (iii) all amounts owing under Secured Hedge Agreements (as defined in the Term Loan Credit Agreement), minus the aggregate amount of all payments and prepayments of principal of Advances (as defined in the Term Loan Credit Agreement) made from and after the date hereof; and (b) in respect of the ABL Credit Agreement, the sum of (i) the aggregate principal amount (including the undrawn amount of all letters of credit and all other credit accommodations) of ABL Obligations up to, but not in excess of, $300,000,000 plus (ii) any interest, fees, attorneys fees, costs, expenses, and indemnities payable on account of such principal amount under the ABL Credit Agreement in respect thereof, plus (iii) all amounts owing under Secured Hedge Agreements (as defined in the ABL Credit Agreement), minus the aggregate amount of all permanent reductions of the Revolving Credit Commitments from and after the date hereof; provided that in no event shall this definition limit amounts owing under Secured Hedge Agreements.

“MS&Co” has the meaning set forth in the recitals hereto.

“New Senior Agent” has the meaning specified in Section 5.8 hereof.

“Obligations” means, collectively, the Term Loan Obligations and the ABL Obligations.

“paid in full” and “payment in full” means, with respect to any and all Obligations, (a) payment in full thereof in cash (or otherwise to the written satisfaction of the applicable Secured Parties with respect to such Obligations), (b) in the case of any outstanding Letter of Credit (as defined in the ABL Credit Agreement), receipt of cash collateral (or a backstop letter of credit in respect thereof on terms acceptable to the Issuing Bank (as defined in the ABL Credit Agreement) and the ABL Administrative Agent) in an amount equal to 102.5% of the Available Amount (as defined in the ABL Credit Agreement) under such Letter of Credit (as defined in the ABL Credit Agreement), and (c) termination of the Revolving Credit Commitments (as defined in the ABL Credit Agreement) and all other Obligations of the applicable Secured Parties under the ABL Loan Documents.

“Parent” has the meaning set forth in the recitals hereto.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness in whole or in part; provided that the Refinancing indebtedness is secured by Liens in respect of the same assets and properties that secured the Refinanced indebtedness prior to such Refinancing. “Refinanced” and “Refinancing” shall have correlative meanings. hereof.

“Recovery” has the meaning specified in Section 6.4 hereof.

“Required ABL Lenders” means the “Required Lenders” under and as defined in the ABL Credit Agreement.

“Required Term Loan Lenders” means the “Required Lenders” under and as defined in the Term Loan Credit Agreement.

Express – Intercreditor Agreement

“Secured Parties” means, collectively, the Term Loan Secured Parties and the ABL Secured Parties.

“Security Agreements” means, collectively, the Term Loan Security Agreement and the ABL Security Agreement.

“Senior Administrative Agent” means (a) in respect of the Term Loan First Lien Collateral, the Term Loan Administrative Agent, and (b) in respect of the ABL First Lien Collateral, the ABL Administrative Agent.

“Senior Collateral Agent” means (a) in respect of the ABL First Lien Collateral, the ABL Collateral Agent, and (b) in respect of the Term Loan First Lien Collateral, the Term Loan Collateral Agent.

“Senior Credit Agreement” means (a) in respect of the ABL First Lien Collateral, the ABL Credit Agreement, and (b) in respect of the Term Loan First Lien Collateral, the Term Loan Credit Agreement.

“Senior Documents” means (a) in respect of the Term Loan First Lien Collateral, the Term Loan Documents and (b) in respect of the ABL First Lien Collateral, the ABL Loan Documents.

“Senior Liens” means (a) in respect of the ABL First Lien Collateral, the ABL Liens on such Collateral, and (b) in respect of the Term Loan First Lien Collateral, the Term Loan Liens on such Collateral.

“Senior Obligations” means (a) to the extent such ABL Obligations are secured by the ABL First Lien Collateral, the ABL Obligations, and (b) to the extent such Term Loan Obligations are secured by the Term Loan First Lien Collateral, the Term Loan Obligations.

“Senior Obligations Collateral” means (a) with respect to the Term Loan Obligations, the Term Loan First Lien Collateral, and (b) with respect to the ABL Obligations, the ABL First Lien Collateral.

“Senior Obligations Collateral Documents” means (a) in respect of the ABL First Lien Collateral, the ABL Collateral Documents, and (b) with respect to the Term Loan First Lien Collateral, the Term Loan Collateral Documents.

“Senior Obligations Event of Default” means (a) in respect of the ABL First Lien Collateral and the ABL Obligations in relation thereto, an ABL Event of Default and (b) in respect of the Term Loan First Lien Collateral and the Term Loan Obligations in relation thereto, a Term Loan Event of Default.

“Senior Obligations Required Lenders” means (a) with respect to the ABL First Lien Collateral, the Required ABL Lenders, and (b) with respect to the Term Loan First Lien Collateral, the Required Term Loan Lenders.

“Senior Obligations Secured Parties” means (a) with respect to the Term Loan First Lien Collateral, the Term Loan Secured Parties, and (b) with respect to the ABL First Lien Collateral, the ABL Secured Parties.

Express – Intercreditor Agreement

“Senior Security Agreement” means (a) in respect of the ABL First Lien Collateral, the ABL Security Agreement, and (b) in respect of the Term Loan First Lien Collateral, the Term Loan Security Agreement.

“Subsidiary Guarantors” means the “Subsidiary Guarantors” as defined in the Credit Agreements.

“Term Loan Administrative Agent” has the meaning specified in the Preliminary Statements.

“Term Loan Collateral” means all of the assets and properties subject to Liens created by the Term Loan Collateral Documents to secure Term Loan Obligations.

“Term Loan Collateral Agent” means the Term Loan Collateral Agent referred to herein and any successor agent thereto pursuant to the Term Loan Credit Agreement, or if there is no acting Term Loan Collateral Agent under the Term Loan Credit Agreement and the other Term Loan Documents, the Required Term Loan Lenders.

“Term Loan Collateral Documents” means the “Collateral Documents” as defined in the Term Loan Credit Agreement.

“Term Loan Credit Agreement” has the meaning specified in Preliminary Statements.

“Term Loan Credit Agreement” has the meaning specified in Preliminary Statements.

“Term Loan Event of Default” means an “Event of Default” as defined in the Term Loan Credit Agreement.

“Term Loan First Lien Collateral” means any and all of the following assets and properties now owned or at any time hereafter acquired by any Loan Party (other than Excluded Assets (as defined in the Term Loan Security Agreement)): (a) owned real property, Fixtures and Equipment; (b) all Intellectual Property; (c) all Equity Interests in the Borrower and its Subsidiaries; (d) all General Intangibles, Chattel Paper, Instruments and Documents (other than General Intangibles, Chattel Paper, Instruments and Documents that are ABL First Lien Collateral); (e) all Payment Intangibles that relate to real property, Fixtures or Equipment; (f) all intercompany indebtedness of the Parent and its Subsidiaries; (g) all permits and licenses related to any of the foregoing (including any permits or licenses related to ownership or operation of real property, Fixtures or Equipment of any Loan Party); (h) all proceeds of insurance that relate to the foregoing; (i) all books and records related to the foregoing and not constituting ABL First Lien Collateral; (j) all other Collateral not constituting ABL First Lien Collateral; and (k) all products and proceeds of the foregoing. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the UCC (except “Loan Party”).

“Term Loan Lender Parties” means the “Lender Parties” under and as defined in the Term Loan Credit Agreement.

“Term Loan Lenders” means the “Lenders” under and as defined in the Term Loan Credit Agreement.

“Term Loan Liens” means the Liens on the Term Loan Collateral created under the Term Loan Collateral Documents to secure the Term Loan Obligations.

Express – Intercreditor Agreement

“Term Loan Documents” means the “Loan Documents” under and as defined in the Term Loan Credit Agreement.

“Term Loan Obligations” means the “Obligations” (under and as defined in the Term Loan Credit Agreement) of the Loan Parties under the Term Loan Documents, whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f) of the Term Loan Credit Agreement.

“Term Loan Secured Parties” means, at any relevant time, the holders of the Term Loan Obligations outstanding at such time.

“Term Loan Security Agreement” means the “Term Loan Security Agreement” under and as defined in the Term Loan Credit Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code of the State of New York, as amended.

“Wells Fargo” has the meaning specified in the recitals hereto.

Section 2. Lien Priorities

2.1 Relative Priorities

Notwithstanding the date, manner or order of grant, attachment or perfection of any Lien granted to the ABL Collateral Agent or the ABL Secured Parties on the Collateral or of any Lien granted to the Term Loan Collateral Agent or the Term Loan Secured Parties on the Collateral and notwithstanding any provision of the UCC, or any applicable laws or decision or the ABL Loan Documents or the Term Loan Documents or any other circumstance whatsoever (including, without limitation, any non-perfection of any Lien securing or purporting to secure the ABL Obligations or the Term Loan Obligations), each Junior Obligations Secured Party (by its acceptance of the benefits of the Junior Documents) agrees that: (a) any Senior Lien on the Collateral securing the Senior Obligations now or hereafter held by or for the benefit of the Senior Obligations Secured Parties, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Junior Lien on such Collateral securing the Junior Obligations; and (b) any Junior Lien on the Collateral securing the Junior Obligations now or hereafter held by or for the benefit of the Junior Obligations Secured Parties, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Senior Liens on such Collateral securing the Senior Obligations.

2.2 Prohibition on Contesting Liens

Each Junior Obligations Secured Party (by its acceptance of the benefits of the Junior Documents) agrees that it shall not, and hereby waives any right to, contest, or support any other Person in contesting, in any proceeding (including, without limitation, any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Lien held by the Senior Obligations Secured Parties in the Collateral. Each Senior Obligations Secured Party (by its acceptance of the benefits of the Senior Documents) agrees that it shall not, and hereby waives any right to, contest, or support any other Person in contesting, in any proceeding (including, without limitation, any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Lien held by the Junior Obligations Secured Parties in the Collateral; provided that this Section 2.2 shall not be construed to prevent or impair the rights of the Senior Obligations Secured Parties to enforce this Agreement, including without limitation, the priority of Liens in Section 2.1 and the exercise of remedies in Section 3.1

Express – Intercreditor Agreement

2.3 No New Liens

Until the payment in full of the Senior Obligations has occurred, the parties hereto agree that no Loan Party shall, or shall permit any of its Subsidiaries (other than Excluded Subsidiaries) to, (i) grant or permit any additional Liens on any asset or property to secure any Junior Obligation unless it has granted a Lien on such asset or property to secure the Senior Obligations, or (ii) grant or permit any additional Liens on any asset or property to secure any Senior Obligations unless it has granted a Lien on such asset or property to secure the Junior Obligations and any such Lien referred to in this Section 2.3 shall be subject to the provisions of Section 2.1 and Section 3.1. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Obligations Secured Parties, each Junior Obligations Secured Party (by its acceptance of the benefits of the applicable Loan Documents) agrees that any amounts received by or distributed to any Junior Obligations Secured Party pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 3.2.

Section 3. Enforcement; Application of Proceeds of Collateral and Other Payments

3.1 Exercise of Remedies

(a) So long as the Senior Obligations have not been paid in full, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower, the Parent or any of its Subsidiaries (other than Excluded Subsidiaries), (i) the Junior Collateral Agent and the Junior Obligations Secured Parties (by their acceptance of the benefits of the Junior Documents) will not (1) exercise or seek to exercise any rights or remedies with respect to any Senior Obligations Collateral securing the Junior Obligations, (2) institute any action or proceeding with respect to such Senior Obligations Collateral securing the Junior Obligations (including, without limitation, any action of foreclosure, contest or protest) or (3) object to any foreclosure proceeding or action brought by the Senior Collateral Agent or any Senior Obligations Secured Party or the exercise of any right under any Senior Obligations Collateral Document or similar agreement or arrangement to which the Senior Collateral Agent or any Senior Obligations Secured Party is a party, or any other exercise by any such party of any rights and remedies, in each case relating to the Senior Obligations Collateral under the Senior Documents or otherwise; or, except as provided herein, object to any release of any or all of the Senior Obligations Collateral for any purpose, or object to the forbearance by the Senior Collateral Agent or Senior Obligations Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Senior Obligations Collateral; provided, however, that nothing herein shall be construed to impair the right of the Junior Obligations Secured Parties to exercise their rights and remedies as unsecured creditors pursuant to Section 5.4 of this Agreement; and (ii) subject to the rights of the Junior Collateral Agent and the Junior Obligations Secured Parties under the proviso to clause (i) above, the Senior Collateral Agent and the Senior Obligations Secured Parties shall have the exclusive right to enforce rights, exercise remedies and make determinations regarding release, disposition, or restrictions with respect to the Senior Obligation Collateral without any consultation with or the consent of the Junior Collateral Agent or any other Junior Obligations Secured Party, and the Junior Collateral Agent shall take any action reasonably requested by the Senior Collateral Agent in order to effectuate any such enforcement, exercise, release or disposition; provided, however, that (x) in any Insolvency or Liquidation Proceeding commenced by or against any Loan Party, the Junior Collateral Agent may file a claim or statement of interest with respect to the Junior Obligations Collateral, (y) the Junior Collateral Agent and the Junior Obligations Secured Parties may take any action not

Express – Intercreditor Agreement

adverse to the Senior Obligations Secured Parties in order to preserve or protect their rights in the Senior Obligations Collateral and the Junior Collateral Agent may act in coordination with, and not in a manner adverse to, the Senior Collateral Agent and the Senior Obligations Secured Parties in exercising any remedies initiated by the Senior Collateral Agent or Senior Obligations Secured Parties with respect to the Senior Obligations Collateral, and (z) at any time that a Junior Obligations Event of Default has occurred and as long as such Junior Obligations Event of Default is continuing, the Required ABL Lenders or the Required Term Loan Lenders, as applicable, may instruct the applicable Junior Administrative Agent to declare Junior Obligations under the applicable Junior Credit Agreement to be forthwith due and payable in accordance with Section 6.01 of the applicable Junior Credit Agreement, whereupon the Junior Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind. In exercising rights and remedies with respect to the Senior Obligations Collateral, the Senior Collateral Agent and each Senior Obligations Secured Party (by its acceptance of the benefits of the Senior Documents) may enforce the provisions of the Senior Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion, subject to acting in a commercially reasonable manner in accordance with the UCC and the terms of this Agreement and the other Senior Documents. Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by them to sell or otherwise dispose of such Senior Obligations Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Debtor Relief Laws.

(b) The Junior Collateral Agent and each Junior Obligations Secured Party (by its acceptance of the benefits of the Junior Documents) agrees that it shall not, with respect to the Junior Obligations, take or receive from or on behalf of any Loan Party or any Subsidiary of a Loan Party, directly or indirectly, in cash or other property or by setoff, counterclaim or in any other manner (whether pursuant to any enforcement, collection, execution, levy, foreclosure action or other proceeding or otherwise) any Senior Obligations Collateral or any proceeds of Senior Obligations Collateral, unless and until all Senior Obligations have been paid in full in accordance with Section 3.2 hereof. Without limiting the generality of the foregoing, unless and until the Senior Obligations have been paid in full, except as expressly provided herein, the sole right of the Junior Collateral Agent and the Junior Obligations Secured Parties with respect to the Senior Obligations Collateral is to hold a Lien on the Senior Obligations Collateral pursuant to the Junior Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after payment in full of the Senior Obligations; provided, however, that nothing in this paragraph shall be construed to impair the right of the Junior Obligations Secured Parties to receive payments of principal, interest, fees and other amounts in respect of the Junior Obligations as provided for in the applicable Credit Agreement and the Notes referred to in such applicable Credit Agreement, and to enforce the making of such payments by bringing suit at law (but not, except as provided in Section 3.1(a)(i) above, to exercise any rights in respect of the Liens of the Junior Collateral Agent on the Senior Obligations Collateral) with respect to any unpaid amounts of such payments. Each of the Junior Collateral Agent and the Junior Obligations Secured Parties (by its acceptance of the benefits of the Junior Documents): (i) further agrees that the Junior Collateral Agent and the other Junior Obligations Secured Parties will not take any action that would be reasonably likely to (w) hinder, delay, limit, impede or prohibit any exercise of remedies by the Senior Collateral Agent to the extent related to satisfying the Senior Obligations, including any collection, sale, lease, exchange, transfer or other disposition of the Senior Obligations Collateral, whether by foreclosure or otherwise, (x) limit, invalidate, avoid or set aside any Senior Lien or Collateral Document securing or purporting to secure the Senior Obligations, (y) subordinate the priority of the Senior Liens to the Junior Liens or (z) grant the Junior Liens securing the Junior Obligations equal ranking to the Senior Liens securing the Senior Obligations and (ii) hereby waives any and all rights it may have (other than as specified herein) as a junior lien creditor or otherwise (whether arising under the UCC or under any other applicable law) to object to the manner in which the Senior Collateral Agent or the Senior Obligations

Express – Intercreditor Agreement

Secured Parties seek to enforce or collect the Senior Obligations or enforce the Senior Liens now or hereafter granted in any Senior Obligations Collateral to secure the Senior Obligations, regardless of whether any action or failure to act by or on behalf of the Senior Collateral Agent or the Senior Obligations Secured Parties is adverse to the interest of the Junior Obligations Secured Parties.

3.2 Application of Proceeds of Collateral and Other Payments

(a) So long as the payment in full of the ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Loan Party, all ABL First Lien Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL First Lien Collateral upon the exercise of remedies by the ABL Administrative Agent or ABL Secured Parties or otherwise, shall be applied by the ABL Administrative Agent to the ABL Obligations in such order as specified in the ABL Credit Agreement.

(b) Upon the payment in full of all ABL Obligations, the ABL Administrative Agent shall deliver to the Term Loan Administrative Agent any ABL First Lien Collateral and proceeds of ABL First Lien Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Term Loan Administrative Agent in such order as specified in the Term Loan Credit Agreement. Thereafter, so long as the payment in full of the Term Loan Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL First Lien Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL First Lien Collateral upon the exercise of remedies by the Term Loan Administrative Agent or otherwise, shall be applied by the Term Loan Administrative Agent to the Term Loan Obligations in such order as specified in the Term Loan Credit Agreement.

(c) So long as the payment in full of the Term Loan Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Loan Party, all Term Loan First Lien Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Term Loan First Lien Collateral upon the exercise of remedies by the Term Loan Administrative Agent or Term Loan Secured Parties or otherwise, shall be applied by the Term Loan Administrative Agent to the Term Loan Obligations in such order as specified in the Term Loan Credit Agreement.

(d) Upon the payment in full of Term Loan Obligations, the Term Loan Administrative Agent shall deliver to the ABL Administrative Agent any Term Loan First Lien Collateral and proceeds of Term Loan First Lien Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the ABL Administrative Agent in such order as specified in the ABL Credit Agreement. Thereafter, so long as the payment in full of the ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Term Loan First Lien Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Term Loan First Lien Collateral upon the exercise of remedies by the ABL Administrative Agent or otherwise, shall be applied by the ABL Administrative Agent to the ABL Obligations in such order as specified in the ABL Credit Agreement.

3.3 Rights of ABL Collateral Agent

Notwithstanding anything contained in this Agreement to the contrary, subject to the priorities and preferences set forth herein, and at all times prior to the payment in full of all ABL Obligations, in connection with the exercise by the ABL Collateral Agent of its rights and remedies

Express – Intercreditor Agreement

hereunder and under the ABL Loan Documents with respect to the ABL First Lien Collateral, in accordance with Section 5.01(f) of the ABL Credit Agreement, the ABL Collateral Agent shall have the right to enter one or more premises of the Loan Parties, whether leased or owned, at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to any Loan Party to assemble, appraise, display, operate, sever, remove, maintain, manufacture, prepare for sale or lease, repair, lease, transfer and/or sell the ABL First Lien Collateral or any part thereof and may use any Term Loan First Lien Collateral constituting equipment located thereon as well as intellectual property of (or licensed by) any Loan Party necessary in respect of any Collateral in respect of the foregoing activities, and may use and have access to all books and records of the Loan Parties located thereon and may have access to and use of any other property to which such access and use are granted under the ABL Loan Documents; provided that such access and use shall be for purposes of enforcing the rights of the ABL Collateral Agent and the ABL Secured Parties with respect to the ABL First Lien Collateral in accordance with the priorities, rights and preferences set forth herein. In furtherance of the foregoing, the Term Loan Collateral Agent hereby agrees that, if the ABL Collateral Agent shall require rights available under any permit, license, lease, contract or other contractual right or interest (including in respect of intellectual property) controlled by the Term Loan Collateral Agent in order to realize on, or exercise any rights or remedies in respect of, any ABL First Lien Collateral, the Term Loan Collateral Agent shall take all such actions as shall be available to it, consistent with applicable law and as reasonably requested by the ABL Collateral Agent, to make such rights available to the ABL Collateral Agent, including, if necessary, by granting to the ABL Collateral Agent non-exclusive, royalty-free, rent-free licenses (subject to the terms of the underlying license) and leases, as the ABL Collateral Agent reasonably determines to be necessary in connection with the exercise of its rights and remedies in respect of the ABL First Lien Collateral. In order to facilitate the purpose of this Section 3.3, any mortgage of, assignment of, security interest in or other Lien on the Term Loan First Lien Collateral shall be subject to the ABL Collateral Agent’s rights of access and use described above.

Section 4. Payments

4.1 Payments Over

Unless and until all Senior Obligations shall have been paid in full, any Senior Obligations Collateral or proceeds thereof or any payment received by the Junior Collateral Agent or any Junior Obligations Secured Party (by its acceptance of the benefits of the Junior Documents, so agreeing) from proceeds of the Senior Obligations Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Senior Collateral Agent in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Collateral Agent is hereby authorized to make any and all such endorsements as agent for the Junior Collateral Agent or any such Junior Obligations Secured Party. This authorization is coupled with an interest and is irrevocable, and is in addition to the rights of the Senior Collateral Agent under Section 5.5; provided, however, that nothing in this Section 4.1 shall be construed to impair the right of the Junior Obligations Secured Parties to receive payments of principal, interest, fees and other amounts in respect of the Junior Obligations as provided for in the applicable Junior Credit Agreement and the Notes referred to in the applicable Junior Credit Agreement, and to enforce the making of such payments by bringing suit at law (but not, except as provided in Section 3.1(a)(i) above, to exercise any rights in respect of the Liens of the Junior Collateral Agent on the Senior Obligations Collateral) with respect to any unpaid amounts of such payments.

Express – Intercreditor Agreement

Section 5. Other Agreements

5.1 Releases

(a) Other than in connection with the payment in full of the Senior Obligations (unless such payment in full is made with proceeds from an Enforcement Action or other dispositions of Collateral), upon any release, sale or disposition of Senior Obligations Collateral permitted pursuant to the terms of the Senior Obligations Collateral Documents and any agreements governing the Senior Obligations that results in the release of the Senior Lien on any Senior Obligations Collateral (including without limitation any sale or other disposition pursuant to any Enforcement Action), the Junior Lien on such Senior Obligations Collateral (but not on any proceeds of such Senior Obligations Collateral which is not required to be paid to the Senior Obligations Secured Parties) shall be automatically and unconditionally released with no further consent or action of any Person.

(b) Each of the Junior Administrative Agent and Junior Collateral Agent, on behalf of itself and the other Junior Obligations Secured Parties, at the sole cost and expense of the Loan Parties, shall promptly execute and deliver such release documents and instruments and shall take such further actions as the applicable Senior Administrative Agent and Senior Collateral Agent shall request to evidence any release of the Junior Lien described in paragraph (a) above. Each of the Junior Administrative Agent and Junior Collateral Agent and each other Junior Obligations Secured Party hereby appoints the applicable Senior Administrative Agent and Senior Collateral Agent and any officer or duly authorized person of such Senior Administrative Agent and Senior Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Obligations Secured Parties and in the name of the Junior Obligations Secured Parties or in the applicable Senior Administrative Agent and Senior Collateral Agent’s own name, from time to time, in such Senior Administrative Agent and Senior Collateral Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

5.2 Insurance

Unless and until the Senior Obligations are paid in full, the Senior Obligations Secured Parties shall have the sole and exclusive right, subject to the rights of the Borrower and the other Loan Parties under the Loan Documents (including reinvestment rights under the definition of “Net Cash Proceeds” in the Term Loan Credit Agreement), to adjust settlement for any insurance policy covering the Senior Obligations Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Senior Obligations Collateral. Subject to the right of the Borrower and the other Loan Parties under the Loan Documents, unless and until the Senior Obligations have been paid in full, all proceeds of any such policy and any such award shall be paid to the applicable Senior Collateral Agent for application to the Senior Obligations. Unless and until the Senior Obligations are paid in full, if the applicable Junior Collateral Agent or any applicable Junior Obligations Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Senior Collateral Agent in accordance with the terms of Section 4 hereof (each of the Junior Obligations Secured Parties so agreeing by its acceptance of the benefits of the Junior Documents). In the event the Senior Administrative Agent, Senior Collateral Agent or Senior Obligations Secured Parties, pursuant to the terms of the Senior Documents, allow, or the terms of the Senior Documents, without regard to the consent of the Senior Administrative Agent, Senior Collateral Agent or Senior Obligations Secured Parties, allow, any portion of such insurance proceeds or condemnation or similar award to be used by the Borrower or any Subsidiary to repair or replace the Senior Obligations Collateral affected or for any other purpose, each of the Junior Collateral Agent and Junior Obligations Secured Parties (by their acceptance of the benefits of the Junior Documents) hereby consents thereto. Except as contemplated in the previous sentence or as

Express – Intercreditor Agreement

otherwise provided under the Loan Documents, any payment paid to the Senior Administrative Agent or Senior Collateral Agent under this Section 5.2 shall be applied to the Senior Obligations in accordance with the Senior Documents.

5.3 INTENTIONALLY OMITTED.

5.4 Rights As Unsecured Creditors

Except as otherwise set forth in Section 3.1 of this Agreement, the Junior Collateral Agent and the Junior Obligations Secured Parties may exercise rights and remedies as unsecured creditors against the Borrower or any Guarantor that has guaranteed the Junior Obligations in accordance with the terms of the Junior Documents and applicable law. Except as otherwise set forth in Section 3.1 of this Agreement, nothing in this Agreement shall prohibit the receipt by the Junior Collateral Agent or any Junior Obligations Secured Party of the required payments or optional or required prepayments of interest and principal and other amounts due in respect of the Junior Obligations so long as such receipt is not the direct or indirect result of the exercise by the Junior Collateral Agent or any Junior Obligations Secured Parties of rights or remedies as a secured creditor or enforcement in contravention of this Agreement or any other Junior Document of any Lien held by any of them.

5.5 Senior Collateral Agent as Bailee; Representative; Relationship

(a) The Senior Collateral Agent agrees that if it has in its possession or control any Senior Obligations Collateral (or such is in the possession or control of its agents or bailees), it will serve as bailee or as agent, as the case may be, for the Junior Collateral Agent, and any permitted assignee thereof, solely for the purpose of perfecting the security interest granted in such Collateral to the Junior Collateral Agent pursuant to the Junior Obligations Collateral Documents, subject to the terms and conditions of this Section 5.5. For the avoidance of doubt, solely for purposes of perfecting the Liens in favor of the Term Loan Collateral Agent, the ABL Collateral Agent agrees that it shall be the agent of the Term Loan Collateral Agent with respect to any deposit accounts, securities accounts or other documents or instruments included in the Collateral that are controlled or held by the ABL Collateral Agent.

(b) Subject to applicable law, except as otherwise expressly provided for herein, until the Senior Obligations are paid in full, the Senior Collateral Agent shall be entitled to deal with the Senior Obligations Collateral in accordance with the terms of the Senior Documents as if the Liens of the Junior Obligations Secured Parties under the applicable Junior Documents did not exist. The rights of the Junior Collateral Agent and the Junior Obligations Secured Parties with respect to the Senior Obligations Collateral shall at all times be subject to the terms of this Agreement.

(c) Subject to applicable law, the Senior Collateral Agent shall have no obligation whatsoever to the Junior Collateral Agent or any Junior Obligations Secured Party to assure that the Senior Obligations Collateral is genuine or owned by any Loan Party or to preserve the rights or benefits of any Person.

(d) Neither the Senior Collateral Agent nor any Senior Obligations Secured Party shall have by reason of the Senior Documents, Junior Documents, this Agreement or any other document a fiduciary relationship in respect of the Junior Collateral Agent or any Junior Obligations Secured Party (each of the Junior Obligations Secured Parties so agreeing by its acceptance of the benefits of the Junior Documents). Neither the Junior Collateral Agent nor any Junior Obligations Secured Party shall have by reason of the Junior Documents, this Agreement or any other document a fiduciary relationship in respect of the Senior Collateral Agent or any Senior Obligations Secured Party (each of the Senior Obligations Secured Parties so agreeing by its acceptance of the benefits of the Senior Documents).

Express – Intercreditor Agreement

(e) Each Senior Obligations Secured Party (by its acceptance of the benefits of the Senior Documents) hereby authorizes the Senior Collateral Agent, upon the payment in full of the Senior Obligations, to deliver to the Junior Collateral Agent the Senior Obligations Collateral held or received by it, together with any necessary endorsement and any other proceeds of Senior Obligations Collateral held by it.

(f) The Senior Collateral Agent and the Junior Collateral Agent shall each be entitled to rely upon any certificate, notice, consent or other instrument in writing (including any facsimile transmission) believed by such Senior Collateral Agent to be genuine and correct and to have been signed or sent or made by or on behalf of a proper Person.

(g) In furtherance and not in limitation of the provisions of this Section 5.5, in any Insolvency or Liquidation Proceeding commenced by or against a Loan Party, the Senior Collateral Agent may file proofs of claim or statements of interest on behalf of the Junior Obligations Secured Parties with respect to the Junior Obligations.

(h) The Borrower and each other Loan Party agrees that each Junior Obligations Collateral Document shall include the following language (or language to similar effect approved by the Senior Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Junior Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by the [Junior Collateral Agent] hereunder with respect to the [ABL First Lien Collateral] [Term Loan First Lien Collateral] are subject to the provisions of the Intercreditor Agreement, dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Morgan Stanley Senior Funding, Inc., as Term Loan Administrative Agent, Morgan Stanley & Co. Incorporated, as Term Loan Collateral Agent, [Wells Fargo Retail], as ABL Administrative Agent and as ABL Collateral Agent, Express, LLC and certain other persons party or that may become party thereto from time to time. As among the ABL Secured Parties and the Term Loan Secured Parties, in the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.6 Option to Purchase

(a) Upon the occurrence and during the continuance of an ABL Event of Default set forth in Section 6.01(a) or Section 6.01(f) of the ABL Credit Agreement and upon receipt by the Term Loan Administrative Agent of notice from the ABL Administrative Agent of (i) the acceleration of the ABL Obligations or (ii) the enforcement of the rights and remedies of the ABL Collateral Agent or the other ABL Secured Parties with respect to the ABL Collateral, the Term Loan Lenders shall have the option to purchase pursuant to an Assignment and Acceptance all, but not less than all, of the ABL Obligations outstanding at the time of such purchase or, in the case of the Secured Hedge Agreements, an amount equal to the Agreement Value (as defined in the ABL Credit Agreement) and all other rights and claims of the ABL Secured Parties (each of the ABL Secured Parties so agreeing by its acceptance of the benefits of the ABL Loan Documents), and, upon any such purchase, such Term Loan Lenders shall assume and the applicable ABL Lenders shall be relieved of their obligations under the ABL Loan Documents (including, without limitation, any obligation to advance any further monies or participate in Letters of Credit), for a purchase price equal to the aggregate outstanding principal amount of the ABL Obligations owing to the ABL Lenders or, in the case of the Secured Hedge Agreements, an amount equal to the Agreement Value (as defined in the ABL Credit Agreement), together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such ABL Lenders under the ABL Loan Documents.

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(b) Upon the occurrence and during the continuance of a Term Loan Event of Default set forth in Section 6.01(a) or Section 6.01(f) of the Term Loan Credit Agreement and upon receipt by the ABL Administrative Agent of notice from the Term Loan Administrative Agent of (i) the acceleration of the Term Loan Obligations or (ii) the enforcement of the rights and remedies of the Term Loan Collateral Agent or the other Term Loan Secured Parties with respect to the Term Loan Collateral, the ABL Lenders shall have the option to purchase pursuant to an Assignment and Acceptance all, but not less than all, of the Term Loan Obligations outstanding at the time of such purchase or, in the case of the Secured Hedge Agreements, an amount equal to the Agreement Value (as defined in the Term Loan Credit Agreement) and all other rights and claims of the Term Loan Secured Parties (each of the Term Loan Secured Parties so agreeing by its acceptance of the benefits of the Term Loan Documents), and, upon any such purchase, the ABL Lenders shall assume and the applicable Term Loan Lenders shall be relieved of their obligations under the Term Loan Documents for a purchase price equal to the aggregate outstanding principal amount of the Term Loan Obligations owing to the Term Loan Lenders or, in the case of the Secured Hedge Agreements, an amount equal to the Agreement Value (as defined in the Term Loan Credit Agreement), together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Term Loan Lenders under the Term Loan Documents.

(c) The ABL Administrative Agent or Term Loan Administrative Agent, as applicable, shall be provided with at least five (5) Business Days’ prior written notice of any acceleration or enforcement, of the ABL Obligations or Term Loan Obligations, as applicable, and shall during such period have the option to provide five (5) Business Days’ prior written irrevocable notice of the exercise of its purchase option in connection therewith; provided, however, in the event of any Exigent Circumstance that results in any such acceleration or enforcement, the applicable Agent shall not be required to give such five (5) Business Days’ notice and shall instead give such notice as soon as practicable, and the applicable Lenders shall have five (5) Business Days after the receipt of such notice to provide written irrevocable notice of the exercise of their purchase option.

5.7 Amendments to Senior Documents and Junior Documents

(a) The Term Loan Documents and the Term Loan Credit Agreement may be amended, supplemented, waived, departed from or otherwise modified in accordance with their terms, and the Term Loan Credit Agreement may be Refinanced with the same or different lenders or representatives in a Refinancing, in each case without the consent of the ABL Administrative Agent, the ABL Lenders, the ABL Collateral Agent or the ABL Secured Parties; provided, however, that the holders of any such Refinancing must bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not be made without the consent of the ABL Administrative Agent if the effect is to

(i) increase the principal amount of the Term Loan Obligations to an amount in excess of the applicable Maximum Obligations Amount,

(ii) increase any applicable interest rate margins by more than 2% per annum, except in connection with the imposition of a default rate of interest in accordance with the terms of the Term Loan Documents, the application of pricing grid or the incurrence of incremental loans (as in effect on the date hereof or as permitted to be amended hereby),

(iii) INTENTIONALLY OMITTED,

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(iv) directly prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to the ABL Obligations in a manner that is more restrictive than the prohibitions and restrictions currently contained in the Term Loan Credit Agreement, or

(v) subordinate in right of payment any of the Term Loan Obligations, or subordinate the Senior Liens on the Term Loan First Lien Collateral securing the Term Loan Obligations (other than in a manner consistent with the terms of the Term Loan Credit Agreement as in effect on the date hereof or as permitted to be amended hereby).

(b) The ABL Loan Documents and the ABL Credit Agreement may be amended, supplemented, waived, departed from or otherwise modified in accordance with their terms and the ABL Credit Agreement may be Refinanced with the same or different lenders or representatives in a Refinancing, in each case without the consent of the Term Loan Administrative Agent, the Term Loan Lenders, the Term Loan Collateral Agent or the Term Loan Secured Parties; provided, however, that the holders of any such Refinancing debt must bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not be made without the consent of the Term Loan Administrative Agent if the effect is to:

(i) increase the maximum principal amount of the ABL Obligations to an amount in excess of the applicable Maximum Obligations Amount,

(ii) increase any applicable interest rate margins by more than 2% per annum, except in connection with the imposition of a default rate of interest in accordance with the terms of the ABL Loan Documents, the application of pricing grid or the incurrence of incremental loans (as in effect on the date hereof or as permitted to be amended hereby),

(iii) INTENTIONALLY OMITTED,

(iv) directly prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to the Term Loan Obligations in a manner that is more restrictive than the prohibitions and restrictions currently contained in the ABL Credit Agreement, or

(v) subordinate in right of payment any of the ABL Obligations, or subordinate the Senior Liens on the ABL First Lien Collateral securing the ABL Obligations (other than in a manner consistent with the terms of the ABL Credit Agreement as in effect on the date hereof or as permitted to be amended hereby).

(c) Notwithstanding anything contained in this Agreement to the contrary, in the event any Senior Collateral Agent or the Senior Obligations Secured Parties and the relevant Loan Party enter into any amendment, waiver or consent in respect of any of the Senior Obligations Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Document or changing in any manner the rights of the Senior Collateral Agent, such Senior Obligations Secured Parties, the Borrower or any other Loan Party thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Obligations Collateral Document without the consent of the Junior Collateral Agent or the Junior Obligations Secured Parties and without any action by the Junior Collateral Agent, the Borrower or any other Grantor, provided, however, that

(i) no such amendment, waiver or consent shall have the effect of

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(A) removing assets subject to Junior Liens under the Junior Obligations Collateral Documents, except to the extent that a release of such Junior Liens are permitted or required by Section 5.1 of this Agreement or, for the avoidance of doubt, in connection with an exercise of remedies under Section 3.1 of this Agreement the proceeds of which are used to pay Senior Obligations, in each case provided that there is a corresponding release of such Liens securing the Senior Obligations or

(B) imposing duties on the Junior Collateral Agent without its consent and

(ii) notice of such amendment, waiver or consent shall have been given to the Junior Collateral Agent by the Senior Collateral Agent or the Senior Administrative Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

5.8 Actions in Connection with Certain Refinancings

If, at any time concurrently with or after the Senior Obligations are deemed for purposes of this Agreement “paid in full”, any Loan Party enters into a Refinancing of any Senior Obligations, then the obligations under such Refinancing shall automatically and immediately be treated as Senior Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Senior Obligations Collateral set forth herein, and the Senior Collateral Agent under the documents and other instruments evidencing such Refinancing (the “New Senior Agent”) shall be deemed to be the Senior Collateral Agent, and such agreements and other instruments shall be “Senior Documents” for all purposes of this Agreement and the New Senior Agent shall bind itself in a joinder agreement to this Agreement or other writing, reasonably acceptable to the Junior Administrative Agent.

Section 6. Insolvency or Liquidation Proceedings

6.1 Financing Issues; Adequate Protection

If any Loan Party shall be subject to any Insolvency or Liquidation Proceeding, the Junior Collateral Agent and each Junior Obligations Secured Party (by its acceptance of the benefits of the Junior Documents) agrees that (a) if the Senior Collateral Agent shall desire to permit the use of cash collateral or to permit the Loan Parties (or any of them) to obtain financing under section 363 or section 364 of the Bankruptcy Code (“DIP Financing”), the Junior Collateral Agent will not raise any objection to and will not contest (or support any Person in objecting to or contesting) such use of cash collateral or DIP Financing, and (b) the Junior Collateral Agent will not raise any objection to and will not contest (or support any Person in objecting to or contesting) (x) any request by the Senior Collateral Agent or the Senior Obligations Secured Parties for Adequate Protection or (y) any objection by the Senior Collateral Agent or the other Senior Obligations Secured Parties to any motion, relief, action or proceeding based on the Senior Obligations Secured Parties claiming a lack of Adequate Protection. Notwithstanding the foregoing, such agreement of the Junior Collateral Agent and each Junior Obligations Secured Party is conditioned upon: (i) any such use of cash collateral or DIP Financing not modifying the terms of this Agreement without the approval of the Junior Obligations Required Lenders required to consent thereto pursuant to Section 8.3, (ii) the Junior Collateral Agent, on behalf of itself and on behalf of the Junior Obligations Secured Parties, being able to seek the benefit of a replacement Lien on the Collateral (including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding) or a Lien on additional collateral, and (iii) the Junior Collateral Agent, on behalf of itself and on behalf of the Junior Obligations Secured Parties, being able to seek post-petition interest without any objection thereto or contest thereof (or the support of any other Person objecting to or contesting the same) being made by the Senior Collateral Agent; provided, however, that (x) unless and until all Senior Obligations shall have been paid in full, any request by such Junior Collateral Agent or any Junior

Express – Intercreditor Agreement

Obligations Secured Party for Adequate Protection in the form of a replacement Lien on Senior Obligations Collateral or a Lien on additional collateral shall be conditioned on the receipt by the Senior Collateral Agent, on behalf of the Senior Obligations Secured Parties, of a Lien on such Senior Obligations Collateral or additional collateral and (y) any Lien on such Senior Obligations Collateral or additional collateral securing the Junior Obligations shall be subordinated in priority to the Liens on such collateral securing the Senior Obligations and any other Liens granted to the Senior Collateral Agent or the Senior Obligations Secured Parties as Adequate Protection on the same basis as the Liens on the Collateral in favor of the Junior Collateral Agent are subordinated in priority in favor of the Senior Collateral Agent pursuant to the terms and conditions of this Agreement. To the extent the Liens securing the Senior Obligations are subordinated in priority or pari passu with such DIP Financing, the Junior Collateral Agent will subordinate the priority of its Liens on the Senior Obligations Collateral to such DIP Financing and all Senior Obligations relating thereto on the same basis as the Liens securing the Junior Obligations are subordinated to the other Senior Obligations under this Agreement.

6.2 Relief from the Automatic Stay

The Junior Collateral Agent and each Junior Obligations Secured Party (by its acceptance of the benefits of the Junior Documents) agrees that it will not seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Senior Obligations Collateral, without the prior written consent of the Senior Collateral Agent and the Senior Obligations Required Lenders.

6.3 No Waiver

Except as provided in Sections 3.1 and 6.1, nothing contained herein shall prohibit or in any way limit the Senior Collateral Agent or any Senior Obligations Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Junior Collateral Agent or any Junior Obligations Secured Party, including, without limitation, the seeking by the Junior Collateral Agent or any Junior Obligations Secured Party of Adequate Protection or the asserting by any Junior Obligations Secured Party of any of its rights and remedies under the Junior Documents or otherwise.

6.4 Preference Issues

If any Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or the estate of any other Loan Party any amount (a “Recovery”), then the Obligations of such Secured Party shall be reinstated to the extent of such Recovery and such Secured Party shall be entitled to receive payment in full of all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

Section 7. Waivers; etc.

7.1 No Waiver of Provisions

(a) No right of any party to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any of the other Loan Parties or by any act or failure to act by any Person, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the Loan Documents, regardless of any knowledge thereof which the Senior Administrative Agent, Senior Collateral Agent, the Senior Obligations Secured Parties, the Junior Administrative Agent, Junior Collateral Agent, the Junior Obligations Secured Parties or any of them, may have or be otherwise charged with.

Express – Intercreditor Agreement

(b) Each of the Junior Collateral Agent and each Junior Obligations Secured Party (by its acceptance of the benefits of the Junior Documents) agrees that the Senior Obligations Secured Parties and the Senior Collateral Agent shall have no liability to the Junior Collateral Agent or any Junior Obligations Secured Parties, and the Junior Collateral Agent and each Junior Obligations Secured Party hereby (by its acceptance of the benefits of the Junior Documents) waives any claim against any Senior Obligations Secured Party or the Senior Collateral Agent arising out of any and all actions which any of the Senior Obligations Secured Parties or the Senior Collateral Agent may take or permit or omit to take with respect to (i) the Senior Documents, (ii) the collection of the Senior Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, the Senior Obligations Collateral (except only, in the case of Senior Obligations Collateral, to the extent such foreclosure, sale, liquidation or other disposition is not made in a commercially reasonable manner in accordance with the UCC or contrary to this Agreement or the other Senior Documents). The Junior Collateral Agent and each Junior Obligations Secured Party (by its acceptance of the benefits of the Junior Documents) agrees that the Senior Collateral Agent and the Senior Obligations Secured Parties have no duty to them in respect of the maintenance or preservation of the Collateral.

(c) Unless and until the Senior Obligations are paid in full, the Junior Collateral Agent and each Junior Obligations Secured Party (by its acceptance of the benefits of the Junior Documents) agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a secured creditor may have under applicable law.

7.2 Obligations Unconditional

All rights, interests, agreements and obligations of the Senior Collateral Agent and the Senior Obligations Secured Parties and the Junior Collateral Agent and the Junior Obligations Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Loan Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including, without limitation, any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of either Credit Agreement or of the terms of any of the other Loan Documents made in accordance with their terms;

(c) any exchange, release or nonperfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Loan Party in respect of the Senior Obligations, or of any Junior Obligations Secured Party in respect of this Agreement;

Express – Intercreditor Agreement

provided, however, that nothing in this Section 7.2 shall be construed to modify or amend the provisions of Section 5.7 of this Agreement.

Section 8. Miscellaneous

8.1 Conflicts

Except as expressly provided herein, in the event of any conflict between the provisions of this Agreement and the provisions of any other Loan Document, the provisions of this Agreement shall govern as among the ABL Secured Parties and the Term Loan Secured Parties. It is further expressly understood that the Lien priorities and other terms referred to herein shall not in any way modify or relieve the Borrower or any other Loan Party of or from any liability or obligation that the Borrower or any other Loan Party may have to the Senior Obligations Secured Parties and the Junior Obligations Secured Parties under the applicable Credit Agreement or any of the other applicable Loan Documents.

8.2 Continuing Nature of this Agreement

This Agreement (other than the provisions in Section 3.2) shall continue to be effective until all Obligations have been paid in full. This is a continuing agreement of lien subordination and the Senior Obligations Secured Parties may continue, at any time and without notice to the Junior Collateral Agent or any Junior Obligations Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower, the Parent or any Subsidiary on the faith hereof. Except as expressly provided herein, the Junior Collateral Agent and each Junior Obligations Secured Party (by its acceptance of the benefits of the Junior Documents) hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.

8.3 Amendments; Waivers

No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same is made by the Borrower, the ABL Administrative Agent and the Term Loan Administrative Agent.

8.4 Notices

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be made in accordance with Section 9.02 of the Credit Agreements or in accordance with Section 24 of the ABL Security Agreements and Section 23 of the Term Loan Security Agreement in the case of any Loan Party other than the Borrower.

8.5 Further Assurances

The Junior Collateral Agent and each Junior Obligations Secured Party (by its acceptance of the benefits of the Junior Documents) agrees that each of them shall, at the Borrower’s expense, take such further action and shall execute and deliver to the Senior Collateral Agent and the Senior Obligations Secured Parties such additional documents and instruments (in recordable form, if requested) as the Senior Collateral Agent or the other Senior Obligations Secured Parties may reasonably request to effectuate the terms of and the Lien subordination contemplated by this Agreement.

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8.6 Governing Law

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

8.7 Specific Performance

Each of the Agents and the Secured Parties may demand specific performance of this Agreement. Each of the Senior Collateral Agent and each Senior Obligations Secured Party (by its acceptance of the benefits of the Senior Documents), the Junior Collateral Agent and each Junior Obligations Secured Party (by its acceptance of the benefits of the Junior Documents), as the case may be, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the other Person.

8.8 Section Titles; Time Periods

The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement, except when used to reference such sections. In the computation of time periods, unless otherwise specified, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding” and the word “through” means “to and including”. The term “including” when used in this Agreement means “including without limitation”, except when used in the computation of time periods.

8.9 Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

8.10 Effectiveness

This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Borrower or any other Loan Party shall include the Borrower or such other Loan Party as debtor and debtor-in-possession and any receiver or trustee for the Borrower or such other Loan Party (as the case may be) in any Insolvency or Liquidation Proceeding.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MORGAN STANLEY & CO. INCORPORATED, as Senior Collateral Agent and Junior Collateral Agent

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Senior Administrative Agent and Junior Administrative Agent

By:
Name:
Title:

WELLS FARGO RETAIL FINANCE, LLC, as Senior Collateral Agent and Senior Administrative Agent

By:
Name:
Title:

WELLS FARGO RETAIL FINANCE, LLC, as Junior Collateral Agent and Junior Administrative Agent

By:
Name:
Title:

EXPRESS, LLC, as Borrower

By:
Name:
Title:

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